INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND HAS BECOME EFFECTIVE. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE INFORMATION HEREIN HAS BEEN COMPLETED. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                               PURSUANT TO RULE 424(b)( )
                                               REGISTRATION NUMBER 333-76627

                 SUBJECT TO COMPLETION DATED NOVEMBER 29, 2000

PRELIMINARY PROSPECTUS SUPPLEMENT DATED NOVEMBER 29, 2000
TO PROSPECTUS DATED NOVEMBER 29, 2000

                                  $375,000,000
                                 (APPROXIMATE)

                  SOVEREIGN BANK HOME EQUITY LOAN TRUST 2000-1

           HOME EQUITY LOAN ASSET-BACKED CERTIFICATES, SERIES 2000-1

      SOVEREIGN BANK           LEHMAN ABS CORPORATION,
   AS SELLER AND MASTER             AS DEPOSITOR
         SERVICER

     CLASS A         PRINCIPAL     CERTIFICATE     PRICE TO     UNDERWRITING   PROCEEDS TO THE
  CERTIFICATES        BALANCE         RATE        PUBLIC(1)       DISCOUNT      DEPOSITOR(2)
----------------------------------------------------------------------------------------------
    Class A-1       $                    %                  %        %                     %
----------------------------------------------------------------------------------------------
    Class A-2       $                    %                  %        %                     %
----------------------------------------------------------------------------------------------
    Class A-3       $                    %                  %        %                     %
----------------------------------------------------------------------------------------------
    Class A-4       $                    %                  %        %                     %
----------------------------------------------------------------------------------------------
    Class A-5       $                    %                  %        %                     %
----------------------------------------------------------------------------------------------
    Class A-6       $                    %                  %        %                     %
----------------------------------------------------------------------------------------------
Total for Offered
Certificates        $                  N/A       $               $              $
----------------------------------------------------------------------------------------------

(1) Plus accrued interest, if any, from December 1, 2000.

(2) Before deducting expenses, estimated to be approximately $      .

THE CERTIFICATES

  - represent the entire beneficial interest in a trust, whose assets are a pool of closed-end fixed-rate home equity loans having conforming balances

  - currently have no trading market

  - are not deposits and are not guaranteed by the Federal Deposit Insurance Corporation

  - are obligations of the trust only and are not obligations of the seller and master servicer or its affiliates

CREDIT ENHANCEMENT

  - will be provided in the form of overcollateralization and an irrevocable and unconditional certificate guaranty insurance policy issued by Financial Guaranty Insurance Company

                                     [LOGO]

THE TRUST

  - will make a REMIC election for federal income tax purposes

REVIEW THE INFORMATION IN RISK FACTORS ON PAGE S- 9 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 IN THE PROSPECTUS.

FOR COMPLETE INFORMATION ABOUT THE CLASS A CERTIFICATES, READ BOTH THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS PROSPECTUS SUPPLEMENT MUST BE ACCOMPANIED BY PROSPECTUS IF IT IS BEING USED TO OFFER AND SELL THE CERTIFICATES.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  LEHMAN BROTHERS                                           SALOMON SMITH BARNEY

    You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

    We are not offering the Sovereign Bank Home Equity Loan Asset-Backed Certificates, Series 2000-1 in any state where the offer is not permitted.

    We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on the respective covers.

    Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Sovereign Bank Home Equity Loan Asset-Backed Certificates, Series 2000-1 and with respect to their unsold allotments or subscriptions. In addition, all dealers selling Sovereign Bank Home Equity Loan Asset-Backed Certificates, Series 2000-1 will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                                                                PAGE
                                                              --------
                   PROSPECTUS SUPPLEMENT
Summary.....................................................     S-3
Risk Factors................................................     S-9
The Certificate Insurer.....................................    S-14
The Seller and the Master Servicer..........................    S-16
Description of the Mortgage Loans...........................    S-24
Prepayment and Yield Considerations.........................    S-32
Description of the Certificates.............................    S-37
Description of the Purchase Agreement.......................    S-59
Incorporation of Certain Documents by Reference.............    S-59
Use of Proceeds.............................................    S-59
Certain Federal Income Tax Considerations...................    S-59
State Taxes.................................................    S-62
ERISA Considerations........................................    S-62
Legal Investment Considerations.............................    S-63
Underwriting................................................    S-63
Experts.....................................................    S-64
Legal Matters...............................................    S-64
Ratings.....................................................    S-65
Index of Defined Terms......................................    S-66
Annex I.....................................................   A-I-1
                         PROSPECTUS
Risk Factors................................................       2
Description of the Securities...............................       5
The Trust Funds.............................................       9
Enhancement.................................................      16
Servicing of Loans..........................................      18
The Agreements..............................................      26
Custody Receipts; Custody Agreements........................      35
Legal Aspects of Loans......................................      39
The Depositor...............................................      49
Use of Proceeds.............................................      50
Federal Income Tax Considerations...........................      51
State Tax Considerations....................................      77
ERISA Considerations........................................      77
Legal Investment............................................      81
Ratings.....................................................      81
Plan of Distribution........................................      81
Legal Matters...............................................      81
Additional Information......................................      81
Index of Defined Terms......................................      82

                                    SUMMARY

    This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the Class A Certificates, read carefully this entire document and the accompanying prospectus.

    This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

                                                                           LAST SCHEDULED
                                                         PRINCIPAL          DISTRIBUTION
CERTIFICATE CLASS                CERTIFICATE RATE        BALANCE(1)           DATE(2)
-----------------                ----------------       ------------       --------------
Class A-1......................            %            $
Class A-2......................            %            $
Class A-3......................            %            $
Class A-4......................            %            $
Class A-5......................            %            $
Class A-6......................            %            $

------------------------

(1) Subject to a variance of plus or minus   %. Any changes in size of offering
    will be allocated pro rata among the classes of certificates.

(2) We expect the actual last distribution date for each Class A Certificate will be significantly earlier than its last scheduled distribution date.

THE TRUST

    Sovereign Bank Home Equity Loan Trust 2000-1 will be formed by Lehman ABS Corporation and Sovereign Bank. Sovereign Bank will sell the mortgage loans to Lehman ABS Corporation and Lehman ABS Corporation will deposit the mortgage loans with the Trust. State Street Bank and Trust Company, N.A. will act as trustee for the benefit of the certificateholders.

THE CERTIFICATES

    On the expected closing date, December 12, 2000, the trust will issue the Class A Certificates, which are senior certificates and the Class R Certificates, which are subordinate certificates.

    The Class A Certificates will be offered for purchase in denominations of $1,000 and multiples of $1 above $1,000. The Class R Certificates are not being offered to the public.

REGISTRATION OF CLASS A CERTIFICATES

    We will issue the Class A Certificates in book-entry form. You will hold your interests either through a depository in the United States or through one of two depositories in Europe. While the certificates are book-entry they will be registered in the name of the applicable depository, or in the name of the depository's nominee. Transfers within any depository system will be made in accordance with the usual rules and operating procedures of that system. Cross-market transfers between two different depository systems may be made through a third-party bank and/or the related depositories. The limited circumstances under which definitive certificates will replace the book-entry certificates are described in this prospectus supplement.

    WE REFER YOU TO "RISK FACTORS--BOOK-ENTRY CERTIFICATES", "DESCRIPTION OF THE CERTIFICATES--BOOK-ENTRY CERTIFICATES" AND "ANNEX I" IN THIS PROSPECTUS SUPPLEMENT FOR MORE DETAIL.

TRUST PROPERTY

    The trust property is held by the trustee for the benefit of the certificateholders. The trust property includes:

    - a pool of closed-end fixed-rate home equity loans having conforming balances, secured by first-lien and second-lien deeds of trust or mortgages on primarily one- to four-family residential properties

    - payments on the mortgage loans received after November 30, 2000.

    - property that secured a mortgage loan which has been acquired by foreclosure or deed in lieu of foreclosure

    - rights of the depositor under the mortgage loan purchase agreement pursuant to which the depositor purchased the mortgage loans from the seller. Under certain circumstances, if the representations and warranties made by the Seller about the mortgage loans are breached, then it will be obligated to repurchase those mortgage loans

    - rights of the seller under any hazard insurance policies covering the mortgaged properties

THE MORTGAGE LOANS

    On December 12, 2000, the trust will acquire a pool of closed-end fixed rate home equity loans having conforming balances. The information below is based on the pool of mortgage loans as it existed on October 31, 2000. You are purchasing the balances of the mortgage loans as of the close of business on November 30, 2000. There will be some change in the characteristics of the mortgage loans from October 31, 2000 to November 30, 2000. The mortgage loans have the following characteristics as of October 31, 2000:

    - number of mortgage loans: 5,637

    - aggregate principal balance:
      $375,410,128.08

    - mortgaged property location: 45 states and the District of Columbia

    - average principal balance: $66,597.50

    - maximum principal balance: $248,016.86

    - interest rate range: 9.313% to 15.000%

    - weighted average interest rate: 10.653% (approximate)

    - weighted average remaining term to stated maturity, based on principal balance: 223 months (approximate)

    - remaining term to stated maturity range: 44 months to 360 months

    - last maturity date: October 1, 2030

    - combined loan-to-value ratio range: 7.69% to 95.00% (approximate)

    - weighted average combined loan-to-value ratio: 79.41% (approximate)

    - all of the mortgage loans bear interest at a fixed rate

    - interest calculated on the "simple interest" method: 75.22% (approximate)

    - interest calculated on a fully amortizing method: 51.79% (approximate)

    - balloon loans; loans with amortization schedules that extend beyond their maturity date: 48.21% (approximate)

    WE REFER YOU TO "DESCRIPTION OF THE MORTGAGE LOANS" IN THIS PROSPECTUS SUPPLEMENT FOR MORE DETAIL.

MASTER SERVICER

    Sovereign Bank will act as master servicer and expects that Mortgage Lenders Network USA, Inc. will act as subservicer of the mortgage loans.

    WE REFER YOU TO "THE SELLER AND THE MASTER SERVICER" IN THIS PROSPECTUS SUPPLEMENT FOR MORE DETAIL.

SERVICING

    The master servicer will be responsible for servicing, managing and making collections on the mortgage loans. The master servicer will deposit collections on the mortgage loans into the collection account. Each calendar month, the master servicer will be paid or will retain a portion of the interest payments on the mortgage loans as a fee for its services. The amount of the fee paid to the master servicer is based on the principal balance of the pool of mortgage loans as of the first day of that calendar month.

    The master servicer has the option to purchase from the trust any mortgage loan that is 90 days or more delinquent in its payments up to a maximum of five percent (5%) of the original pool principal balance.

    WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--SERVICING COMPENSATION AND PAYMENT OF EXPENSES" IN THIS PROSPECTUS SUPPLEMENT FOR MORE DETAIL.

MONTHLY ADVANCES AND INTEREST SHORTFALLS

    During any given month, the master servicer may receive less than the amount of interest due on each mortgage loan due to delinquent payments. Other than shortfalls in the amount of interest received relating to prepayments or resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, which are discussed in the following paragraphs, the master servicer has agreed that under certain circumstances, it will deposit any such shortfall of interest in the trust's distribution account. The trust will reimburse the master servicer for the advance from future collections. The advances are intended to provide liquidity for the payment of interest on the Class A Certificates.

    The master servicer has agreed that under certain circumstances, it will deposit in the distribution account shortfalls in interest attributable to prepayments which amounts are not reimbursable to the master servicer. When a mortgagor prepays a mortgage loan in full, the mortgagor pays the interest that has accrued up to the date of the prepayment, which may be less than if the interest had accrued for the entire month.

    The maximum amount the master servicer will deposit each month as a result of shortfalls relating to prepayments is the amount of the servicing fee for the preceding month.

    The master servicer is not obligated to provide funds to cover any shortfalls in interest collections on the mortgage loans that are attributable to the application of the Soldiers' and Sailors' Civil Relief Act of 1940.

    WE REFER YOU TO "RISK FACTORS--INTEREST PAYMENTS ON THE MORTGAGE LOANS AND RESULTING REDUCTIONS IN INTEREST DISTRIBUTIONS ON THE CERTIFICATES" AND "DESCRIPTION OF THE CERTIFICATES--ADVANCES" IN THIS PROSPECTUS SUPPLEMENT FOR MORE DETAIL.

DISTRIBUTIONS TO CERTIFICATEHOLDERS

    You will be entitled to receive payments of interest each month. The amount of principal you will be entitled to receive will vary depending on a number of factors, including the payments received on the mortgage loans. Each month, the trustee will calculate the amounts to be paid to the certificateholders. If you hold a certificate on the last day of a calendar month, you will be entitled to receive payments on the distribution date in the next month. The distribution date will be the 25th day of each month or, if the 25th day is not a business day, the next business day, starting on January 25, 2001.

    WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--PRIORITY OF DISTRIBUTIONS" IN THIS PROSPECTUS SUPPLEMENT FOR MORE DETAIL.

INTEREST

    Interest on the Class A Certificates accrues from the first day of each calendar month through the last day of that calendar month on the basis of a 360-day year consisting of twelve 30-day months. You will receive each month's interest on the distribution date in the next calendar month. On each distribution date, you will be entitled to the following:

    - interest that accrued at the related certificate rate on the related principal balance immediately prior to such distribution date

    - any interest that was due on a prior distribution date and not paid, together with interest on that amount.

    Your interest entitlement will be reduced by your pro rata share of shortfalls in interest collections due to the application of the Soldiers' and Sailors' Civil Relief Act of 1940. Your interest entitlement will be further reduced by your pro rata share of prepayment interest shortfalls in excess of the servicing fee to the extent not covered by the policy.

    Interest payments are made to all classes pro rata. For example, if there is a $50 shortfall, all of the Class A Certificateholders will absorb a portion of that shortfall, based on the amount of current interest that would have been paid if the shortfall had not occurred. If the amount of current interest due to holders of the Class A-3 Certificates is $100 and the amount of current interest due to holders of all Class A Certificates is $1,000, then the amount of interest to be paid to holders of Class A-3 Certificates would be $95, that is (100 - ( 100/1000 X $50) = 95).

PRINCIPAL

    On each distribution date, to the extent funds are available, you will be entitled to distributions of principal in the order of priority described in this prospectus supplement. The maximum amount for distribution as principal payments to all Class A Certificateholders on any distribution date will be the sum of:

    - payments of principal on the mortgage loans received during the prior calendar month, and all other amounts relating to principal on the mortgage loans

    - plus, the amount of any principal losses realized on the mortgage loans during the prior calendar month

    - plus, the amount, if any, of any excess receipts of interest required to be distributed to satisfy the required level of overcollateralization. This will increase the difference between the principal balance of the Class A Certificates and the principal balance of the mortgage loans, thereby increasing the level of overcollateralization

    - minus, the amount, if any, required to maintain the required level of overcollateralization. This will reduce the difference between the principal balance of the Class A Certificates and the principal balance of the mortgage loans, thereby decreasing the level of overcollateralization.

    If the certificate insurer has not defaulted, then principal, up to the amount of funds available to be distributed on the related distribution date, will be distributed in the following sequence:

    - to the Class A-6 Certificateholders, starting in January 2004, a fixed percentage of the amount distributable as principal payments

    - to the Class A-1 Certificateholders

    - to the Class A-2 Certificateholders

    - to the Class A-3 Certificateholders

    - to the Class A-4 Certificateholders

    - to the Class A-5 Certificateholders

    - to the Class A-6 Certificateholders

    If there has been a default by the certificate insurer, then Class A Certificateholders will share distributions according to their principal balance, irrespective of class designations. For example, if there is a $200 shortfall, all of the Class A Certificateholders will absorb a percentage of that shortfall, based on the principal balance of their class. If the principal balance of Class A-3 Certificates is 20% of the principal balance of all of the Class A Certificates, the payment to the Class A-3 Certificateholders will be reduced by $40, that is ($200 x 20%).

    WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--PRINCIPAL" IN THIS PROSPECTUS SUPPLEMENT FOR MORE DETAIL.

OVERCOLLATERALIZATION FOR THE CERTIFICATES

    The application of the payments on the mortgage loans to the holders of the Class A Certificates has been structured to create overcollateralization in the first few months after the Class A Certificates have been issued.

    On November 30, 2000 the aggregate principal balance of the mortgage loans will equal the aggregate principal balance of the Class A Certificates to be issued on December 12, 2000. The interest payments on the mortgage loans are expected to exceed the amount of interest due and payable on the certificates. This excess will be applied as principal payments to the class then entitled to principal on that distribution date. This will result in a limited acceleration of principal payments on the Class A Certificates relative to the amortization of the mortgage loans, thereby creating overcollateralization for the Class A Certificates. Once the required level of overcollateralization is reached, the application of the excess payments will cease, until it is again needed to maintain the required level of overcollateralization.

    The required amount of overcollateralization is based on certain minimum and maximum levels of overcollateralization and on the performance of the mortgage loans. As a result, the level of required overcollateralization will increase and decrease over time.

    For example, an increase in the required level of overcollateralization will result if the delinquency or default experience on the mortgage loans exceeds certain set levels. In that event, amortization of the Class A Certificates would be accelerated until the level of overcollateralization reaches its required level.

    WE REFER YOU TO "PREPAYMENT AND YIELD CONSIDERATIONS" AND "DESCRIPTION OF THE CERTIFICATES--OVERCOLLATERALIZATION PROVISIONS" IN THIS PROSPECTUS SUPPLEMENT FOR MORE DETAIL.

THE INSURANCE POLICY

    Financial Guaranty Insurance Company, a New York stock insurance company, will issue an insurance policy for the benefit of the Class A Certificates. The policy will unconditionally and irrevocably guarantee payment of the outstanding principal amount of the Certificates by the distribution date in December 2030, plus accrued and unpaid interest due on the Class A Certificates.

    On each distribution date, the trustee will calculate to what extent the funds available to make the payments of principal and interest are insufficient to (i) pay accrued interest or (ii) reduce the principal balance of the Class A Certificates to an amount equal to the aggregate principal balance of the mortgage loans. If an insufficiency exists and it is covered by the policy, then the trustee will make a draw on the policy. In addition, the policy will guarantee the full payment of the Class A principal balance on the distribution date in December 2030.

    If for any reason the certificate insurer does not make the payments required in the policy, the holders of the Class A Certificates will rely solely on the mortgage loans for their payments of interest and principal and certificateholders may suffer a loss.

    WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--THE POLICY," AND "THE CERTIFICATE INSURER" IN THIS PROSPECTUS SUPPLEMENT FOR MORE DETAIL.

OPTIONAL TERMINATION OF THE TRUST

    On any date when the principal balance of the mortgage loans is less than 5% of what it was on November 30, 2000, the holder of the Class R Certificates will have the right to terminate the trust on a subsequent distribution date. Termination of the trust will be accomplished by the holder of the Class R Certificates purchasing all of the mortgage loans from the trust and making some additional payments. If the holder of the Class R Certificates doesn't exercise its right to terminate the trust, the certificate insurer will have the right to terminate the trust.

    Upon receipt of the purchase price of the mortgage loans from the holder of the Class R Certificates or the certificate insurer, the trustee will make a final payment to the certificateholders.

    WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--TERMINATION; PURCHASE OF THE MORTGAGE LOANS" IN THIS PROSPECTUS SUPPLEMENT FOR MORE DETAIL.

FEDERAL TAX CONSIDERATIONS

    Brown & Wood LLP has acted as counsel to the trust and the underwriters and is of the opinion that:

    - the trust will be treated as a real estate mortgage investment conduit, or REMIC, for federal income tax purposes

    - the Class A Certificates will be "regular interests" in the REMIC and will be treated as debt instruments of the REMIC for federal income tax purposes with payment terms equivalent to the terms of such Certificates

    WE REFER YOU TO "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS FOR MORE DETAIL.

ERISA CONSIDERATIONS

    The fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, or ERISA, and the prohibited transaction provisions of ERISA and Section 4975 of the Code can limit investments by certain pension, employee benefit and other plans. For example, the acquisition of certificates by some plans may be a "prohibited transaction" under ERISA. Exemptions from the prohibited transactions rules could be applicable to the acquisition of the Class A Certificates. If you are a fiduciary of a pension, employee benefit or other plan which is subject to ERISA or to Section 4975 of the Internal Revenue Code, you should consult with your counsel regarding the applicability of the provisions of ERISA and the Internal Revenue Code before purchasing a Class A Certificate.

    Subject to the considerations and conditions described under "ERISA CONSIDERATIONS," it is expected that the Class A Certificates may be purchased by a pension, employee benefit or other plan.

LEGAL INVESTMENT CONSIDERATIONS

    The Secondary Mortgage Market Enhancement Act of 1984 defines "mortgage related securities" to include only first-lien mortgages, and not second-lien mortgages. Because the pool of mortgage loans owned by the trust includes second-lien mortgage loans, the certificates will not be "mortgage related securities" under that definition. Some institutions may be limited in their legal investment authority to only first-lien mortgages or "mortgage related securities" and will be unable to invest in the Class A Certificates.

    WE REFER YOU TO "LEGAL INVESTMENT CONSIDERATIONS" AND "LEGAL INVESTMENT" IN THE PROSPECTUS FOR MORE DETAIL.

CERTIFICATE RATING

    Before the Class A Certificates can be issued, the trust must obtain ratings on the Class A Certificates of:
    - AAA by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

    - Aaa by Moody's Investors Service, Inc.

    Ratings such as the ratings obtained for the Class A Certificates address credit risk. When evaluating credit risk, the rating agencies evaluate the likelihood of whether or not you will receive your interest and principal payments. Credit risk does not relate to the likelihood of prepayments on the mortgage loans. Prepayments affect the timing of your payments, such that your actual return could differ substantially from your anticipated return on your investment.

    WE REFER YOU TO "RATINGS" AND "RISK FACTORS--CERTIFICATE RATINGS RELATE TO CREDIT RISK ONLY" IN THIS PROSPECTUS SUPPLEMENT FOR MORE DETAIL.

                                  RISK FACTORS

    You should carefully consider the following risk factors prior to any purchase of certificates. You should also carefully consider the information set forth under "RISK FACTORS" in the prospectus.

PREPAYMENTS AFFECT TIMING AND RATES OF RETURN

    All of the mortgage loans may be prepaid in whole or in part at any time. Certain of the mortgage loans are subject to a prepayment penalty. Home equity loans, such as the mortgage loans, have been originated in significant volume only during the past few years and neither the depositor nor the master servicer is aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans are not viewed by borrowers as permanent financing; therefore, the mortgage loans may experience a higher rate of prepayment than traditional mortgage loans. The trust's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. Prepayments on the mortgage loans will result in earlier distributions of principal on your certificates.

    WE REFER YOU TO "PREPAYMENT AND YIELD CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT FOR MORE DETAIL.

    In addition, all of the mortgage loans contain due-on-sale provisions requiring the mortgagor to prepay the mortgage loan in full when the mortgaged property is sold. The master servicer will be required to enforce such provisions unless enforcement is not permitted by applicable law or the master servicer permits the purchaser of the related mortgaged property to assume the mortgage loans. Enforcement of due-on sale provisions results in the trust receiving proceeds on a mortgage loan earlier than it otherwise would.

    WE REFER YOU TO "CERTAIN LEGAL ASPECTS OF LOANS--DUE-ON-SALE CLAUSES IN MORTGAGE LOANS" IN THE PROSPECTUS.

    Since amounts received on a mortgage loan are distributed on the next following distribution date, the rate at which the amounts described above are paid on the mortgage loans will affect the payment rate on the certificates. If the timing and amount of such payment is not as anticipated, your rate of return will differ from your anticipated rate of return.

CASH FLOW MAY BE AFFECTED BY BALLOON LOANS

    Balloon loans pose a risk because a borrower must pay a large lump sum payment of principal at the end of the loan term. If the borrower is unable to pay the lump sum or refinance such amount, you may suffer a loss if the certificate insurer fails to perform its obligations under the policy.

    Approximately 48.21% of the mortgage loans, by statistic calculation date pool principal balance, are balloon loans.

RECENTLY ORIGINATED LOANS MORE LIKELY TO EXPERIENCE EARLY DEFAULTS

    Although little data is available, defaults on mortgage loans are generally expected to occur with greater frequency in the early years of the terms of mortgage loans. If there is a higher rate of defaults than you anticipate and the certificate insurer fails to perform its obligations under the policy, then you may experience a loss.

    Approximately 63.24% of the mortgage loans, by statistic calculation date pool principal balance, were originated within twelve months prior to the statistic calculation date.

DELAY IN RECEIPT OF LIQUIDATION PROCEEDS; LIQUIDATION PROCEEDS MAY BE LESS THAN
  MORTGAGE LOAN BALANCE

    Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses will reduce the portion of liquidation proceeds payable to you. In addition, there may be certain instances where, based upon the relevant costs associated with the foreclosure process, the master servicer will decide not to foreclose on the loan. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the certificate insurer fails to perform its obligation under the policy.

    WE REFER YOU TO "CERTAIN LEGAL ASPECTS OF LOANS--FORECLOSURE" IN THE PROSPECTUS FOR MORE DETAIL.

MASTER SERVICER DOES NOT MONITOR PAYMENT OF TAXES

    Although the mortgage loans may require that each mortgagor pay all property taxes on the related mortgaged property, the master servicer has no obligation to monitor the payment of property taxes. If a borrower is delinquent in paying property taxes, a lien may be placed on the mortgaged property which would be senior in priority to the mortgage securing the related mortgage note. The delinquent property taxes will be paid first out of any liquidation proceeds and the remaining funds may be insufficient to satisfy the mortgage loan and any senior mortgage loan. If the certificate insurer fails to perform its obligation under the policy, you will experience a loss.

MASTER SERVICER DOES NOT MONITOR MAINTENANCE OF HAZARD INSURANCE

    Although the mortgage loans require standard hazard insurance policies on the mortgage loans, the master servicer has no obligation to monitor whether or not such policies are in fact in place. The master servicer has obtained a blanket insurance policy insuring against fire and hazard of extended coverage on all of the mortgaged properties securing the mortgage loans and has named the master servicer and the trust as loss payees. The insurance carrier for the blanket insurance policy has the right to cancel the policy at any time. In the event of any cancellation, the master servicer will use commercially reasonable efforts to obtain a comparable insurance policy at comparable cost. As a result, there is a risk to you that if the master servicer fails to maintain a blanket policy and if the mortgagors fail to maintain their hazard insurance policies, then the related mortgaged properties would not be covered for losses typically covered by such policies. If the certificate insurer fails to perform its obligation under the policy, you will experience a loss.

PRIORITY OF LIENS

    Some of the mortgage loans are secured by mortgages which are junior in priority. For mortgage loans in the trust secured by second-lien mortgages, the master servicer may consent under certain circumstances to a new first priority lien regardless of the principal amount.

    Mortgage loans that are secured by junior mortgages will receive proceeds from the sale of the related mortgaged property only after any senior mortgage loans and prior statutory liens have been paid. If the remaining proceeds are insufficient to satisfy the mortgage loan in the trust and the certificate insurer fails to perform its obligations under the policy, then:

    - there will be a delay in distributions to you while a deficiency judgment against the borrower is sought

    - you may incur a loss if a deficiency judgment cannot be obtained or collected.

    Approximately 11.39% of the mortgage loans, by statistic calculation date pool principal balance, are secured by second mortgages or deeds of trust.

    WE REFER YOU TO "CERTAIN LEGAL ASPECTS OF THE LOANS" IN THE PROSPECTUS FOR MORE DETAIL.

GEOGRAPHIC CONCENTRATION MAY AFFECT PERFORMANCE

    To the extent that specific geographic regions have experienced or may experience weaker economic conditions or greater rates of decline in real estate values than the United States generally, a concentration of the mortgage loans in that region may be expected to exacerbate all of the risks relating to the mortgage loans. The seller and the depositor can neither quantify the impact of any recent property value declines on the mortgage loans nor predict whether, to what extent or for how long such declines may continue.

    The concentration of mortgage loans by state, as an approximate percentage of statistic calculation date pool principal balance is as follows:

STATE                                                         MORTGAGE LOANS
-----                                                         --------------
Ohio........................................................       12.78%
New York....................................................        9.10%
North Carolina..............................................        8.68%
Michigan....................................................        7.65%
Pennsylvania................................................        6.99%
Illinois....................................................        5.88%

LIMITED RECORDATION OF ASSIGNMENTS OF MORTGAGE

    On the closing date, the seller is required to deliver to the trustee, among other things, assignments of mortgage or deed of trust or, in the case of assignments previously sent for recording, a copy of the assignment certified by the seller. The assignments are required to be in recordable form but only assignments relating to mortgage properties located in Florida, Maryland, Mississippi, South Carolina and Tennessee are required to be recorded.

UNDERWRITING STANDARDS

    The seller's underwriting standards generally are less stringent than those of Fannie Mae or Freddie Mac. For example, a borrower's past credit history may not preclude the seller from purchasing a mortgage loan; however, it will reduce the size, and consequently the combined loan-to-value ratio of the mortgage loan that the seller is willing to purchase. As a result of this approach to underwriting, the mortgage loans in the mortgage pool may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in accordance with Fannie Mae or Freddie Mac's guidelines. In turn, if the certificate insurer fails to perform its obligations under the policy, you will experience a loss.

    WE REFER YOU TO "THE SELLER AND THE MASTER SERVICER" IN THIS PROSPECTUS SUPPLEMENT FOR MORE DETAIL.

INTEREST PAYMENTS ON THE MORTGAGE LOANS AND RESULTING REDUCTIONS IN INTEREST
  DISTRIBUTIONS ON THE CERTIFICATES

    PREPAYMENTS OF PRINCIPAL MAY REDUCE INTEREST PAYMENTS. When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only up to the date of prepayment, instead of a full month. This may result in an interest shortfall. The master servicer is obligated to pay these interest shortfalls, without any right of reimbursement (net of certain amounts as described in this prospectus supplement under "DESCRIPTION OF THE CERTIFICATES--Servicing Compensation and Payment of Expenses") up to the amount of its servicing fee for that month. If the servicing fee is insufficient to pay prepayment interest shortfalls they will be covered by the policy.

    SHORTFALLS FROM SIMPLE INTEREST PAYMENTS. Some mortgage loans calculate interest using the simple interest method. Under this method, interest is computed and charged to the mortgagor based on the number of days elapsed between the date of the last interest payment and the date of receipt of the most current payment. The portions of each monthly payment allocated to interest and principal are adjusted based on the actual amount of interest charged. Consequently, if less than a full month has elapsed between payments, the amount of interest actually paid by the mortgagor will be less than a full month's interest on the principal balance of that mortgage loan, thereby creating an interest shortfall. Conversely, if more than a full month has elapsed between the payments, the amount of interest actually paid by the mortgagor will be greater than a full month's interest on the principal balance of that mortgage loan, creating an interest excess.

    As a result of this method of accrual, if the aggregate of interest shortfalls exceeds the aggregate of interest excesses for a calendar month, then the master servicer is obligated to advance to the trustee the amount of such difference for the related distribution date.

    Approximately 75.22% of the mortgage loans, by statistic calculation date pool principal balance, calculate interest using the simple interest method.

    CIVIL RELIEF ACT INTEREST SHORTFALLS ARE NOT COVERED BY THE MASTER SERVICER OR THE POLICY. The Soldiers' and Sailors' Civil Relief Act of 1940 permits certain modifications to the payment of interest for loans, such as the mortgage loans, under certain circumstances. The master servicer will not cover any shortfalls in interest collections on the mortgage loans that are due to application of the Soldiers' and Sailors' Civil Relief Act. These shortfalls will not be covered by payments under the policy.

    WE REFER YOU TO "CERTAIN LEGAL ASPECTS OF LOANS--SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940" IN THE PROSPECTUS FOR MORE DETAIL.

LIMITED HISTORICAL SERVICING EXPERIENCE OF MORTGAGE LENDERS NETWORK USA, INC.

    Mortgage Lenders Network USA, Inc. will be the initial subservicer of the mortgage loans. The subservicer commenced its servicing activities for mortgage loans in April 1997 and as a result, it has limited historical data available regarding loan performance. Accordingly, meaningful statistics relating to the historical performance of the mortgage loans in its servicing portfolio are unavailable. Consequently, we do not know how the subservicer's mortgage loan portfolio will perform relative to the portfolios of other mortgage servicers. Therefore, no assurance can be given as to the level of losses and delinquencies that the mortgage loans will experience. If the losses and delinquencies are greater than you anticipate, you may experience a lower than expected return on your investment.

    WE REFER YOU TO "THE SELLER AND THE MASTER SERVICER--SERVICING" IN THIS PROSPECTUS SUPPLEMENT FOR MORE DETAIL.

CLAIMS UNDER THE HOME OWNERSHIP AND EQUITY PROTECTION ACT OF 1994

    The Home Ownership and Equity Protection Act of 1994 sets forth certain requirements in the origination of loans such as the mortgage loans. The mortgagor under any mortgage loan covered by the act is permitted to make any claim under the act against either the originator of the mortgage loan or against a purchaser of the mortgage loan, such as the trust. It is the policy of the seller not to purchase mortgage loans covered by the act. Nevertheless, the trust may include some mortgage loans which are covered by the act. The inclusion of any such mortgage loans in the trust would constitute a breach of the seller's representations and warranties under the mortgage loan purchase agreement and the seller would be required to repurchase or replace such mortgage loan. If the seller is unable to repurchase or replace the mortgage loan, the trust will be subject to all of the claims and defenses which the borrower could assert against the seller. In such event, if the certificate insurer were unable to perform its obligations under the policy, you would bear any related loss.

    WE REFER YOU TO "RISK FACTORS--CERTAIN OTHER LEGAL CONSIDERATIONS REGARDING THE LOANS" IN THE PROSPECTUS FOR MORE DETAIL.

INSOLVENCY OF SELLER; RECLASSIFICATION OF SALE AS A LOAN

    The sale of the mortgage loans from the seller to the depositor will be treated by the seller, the depositor and the trust as a sale of the mortgage loans. The seller will warrant that the transfer is a sale of its interest in the mortgage loans. The depositor will warrant that the transfer of the mortgage loans to the trust is a valid transfer and assignment of the mortgage loans to the trustee. In the event of an insolvency of the seller, it is possible that a receiver or conservator for, or a creditor of, the seller may argue that the transaction between the seller and the depositor, was a pledge of the mortgage loans in connection with a borrowing by the seller rather than a true sale. Such an attempt, even if unsuccessful, could result in delays in distributions to you.

RISKS RELATING TO THE NEW ENGLAND ACQUISITION

    Sovereign Bancorp, Inc., the holding company for Sovereign Bank, has significantly increased its level of debt in connection with the New England acquisition (as described in this prospectus supplement under "THE SELLER AND THE MASTER SERVICER"). This significant amount of debt at the holding company level could adversely impact Sovereign Bank. Furthermore, the acquisition poses a number of integration, operational and other risks. Individually, and in the aggregate, these issues present risks which could adversely effect Sovereign Bancorp, Inc.'s and Sovereign Bank's financial performance and condition and impact Sovereign Bank's ability to perform its obligations as seller and master servicer under the pooling and servicing agreement. Accordingly, if this adverse effect occurred, you would experience losses to the extent that the certificate insurer failed to perform its obligations under the policy.

    WE REFER YOU TO "THE SELLER AND THE MASTER SERVICER" IN THIS PROSPECTUS SUPPLEMENT.

BOOK-ENTRY CERTIFICATES

    LIQUIDITY OF CERTIFICATES. Issuance of the Class A Certificates in book-entry form may reduce the liquidity of these certificates in the secondary trading market since investors may be unwilling to purchase Class A Certificates for which they cannot obtain physical certificates.

    LIMIT ON ABILITY TO PLEDGE. Since transactions in the Class A Certificates can be effected only through DTC, Clearstream, Euroclear, participating organizations, indirect participants and certain banks, your ability to pledge a Class A Certificate to persons or entities that do not participate in the DTC, Clearstream or Euroclear system or otherwise to take actions in respect of such certificates, may be limited due to lack of a physical certificate representing the Class A Certificates.

    DELAYS IN DISTRIBUTIONS. You may experience some delay in the receipt of distributions of interest and principal on the Class A Certificates since such distributions will be forwarded by the trustee to DTC and DTC will credit such distributions to the accounts of its participants which will thereafter credit them to your account either directly or indirectly through indirect participants.

    WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--BOOK-ENTRY CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT FOR MORE DETAIL.

CERTIFICATE RATINGS RELATE TO CREDIT RISK ONLY

    The ratings of the Class A Certificates will depend primarily on an assessment by S&P and Moody's of the mortgage loans and upon the financial strength of the certificate insurer. Any future reduction in a rating assigned to the financial strength of the certificate insurer may result in a corresponding reduction in the rating of the Class A Certificates. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the rating agencies. In general, the ratings address the likelihood that you will receive distributions of principal and interest and do not address the likelihood of prepayments on mortgage loans or the possibility that you might realize a lower than anticipated yield.

    WE REFER YOU TO "RATINGS" IN THIS PROSPECTUS SUPPLEMENT FOR MORE DETAIL.

                            THE CERTIFICATE INSURER

    The information set forth in this section and in the financial statements of Financial Guaranty Insurance Company, a New York stock insurance corporation (the "Certificate Insurer") incorporated by reference herein as described below have been provided by the Certificate Insurer. No representation is made by the Underwriters, the Seller, the Trustee, the Master Servicer, the Depositor or any of their affiliates as to the accuracy or completeness of any such information.

    The Certificate Insurer is a monoline financial guaranty insurance company which, since January 1984, has been a leading insurer of bonds issued by municipal governmental subdivisions and agencies thereof. The Certificate Insurer also insures a variety of non-municipal structured debt obligations and pass-through securities. The Certificate Insurer is authorized to write insurance in all 50 states and the District of Columbia and is also authorized to carry on general insurance business in the United Kingdom and to write credit and guaranty insurance business in France.

    The Certificate Insurer is a wholly-owed subsidiary of FGIC Corporation, a Delaware holding company, FGIC Corporation is a subsidiary of General Electric Capital Corporation ("GE Capital"). Neither FGIC Corporation nor GE Capital is obligated to pay the debts of or the claims of the Certificate Insurer.

    The Certificate Insurer and its holding company, FGIC Corporation, are subject to regulation by the State of New York Insurance Department and by each other jurisdiction in which the Certificate Insurer is licensed to write insurance. These regulations vary from jurisdiction to jurisdiction, but generally require insurance holding companies and their insurance subsidiaries to register and file certain reports, including information concerning their capital structure, ownership and financial condition and require prior approval by the insurance department of their state of domicile of changes in control, of dividends and of other intercorporate transfers of assets and of transactions between insurance companies, their parents and affiliates. The Certificate Insurer is required to file quarterly and annual statutory financial statements and is subject to statutory restrictions concerning the types and quality of investments, the use of policy forms, premium rates and the size of risk that it may insure, subject to reinsurance. Additionally, the Certificate Insurer is subject to triennial audits by the State of New York Insurance Department.

    The audited financial statements of Financial Guaranty Insurance Company as of December 31, 1999 and December 31, 1998 and for each of the years in the three year period ended December 31, 1999 prepared in accordance with generally accepted accounting principles and the unaudited financial statements of Financial Guaranty Insurance Company as of September 30, 2000 and for the periods ending September 30, 2000 and September 30, 1999, which are included in a Form 8-K filed in connection with the Registration Statement of which this Prospectus Supplement is a part (filed with Securities and Exchange Commission on or about November 28, 2000; Commission File Number 333-76627) are hereby incorporated in this Prospectus Supplement.

    As of September 30, 2000, December 31, 1999 and December 31, 1998, the Certificate Insurer had written directly or assumed through reinsurance, guaranties of approximately $318.9 billion, $298.9 billion and $268.1 billion par value of securities, respectively (of which approximately 86 percent, 86 percent and 86 percent, respectively, constituted guaranties of municipal bonds), for which it had collected gross premiums of approximately
$2.44 billion, $2.37 billion and $2.25 billion, respectively. As of September 30, 2000, the Certificate Insurer had reinsured approximately 20 percent of the risks it had written, 32 percent through quota share reinsurance, 12 percent through excess of loss reinsurance and 56 percent through facultative arrangements.

    The following table sets forth the capitalization of the Certificate Insurer as of December 31, 1998, and December 31, 1999 and September 30, 2000, respectively, on the basis of generally accepted accounting principles subject to year adjustments with respect to interim periods.

                      FINANCIAL GUARANTY INSURANCE COMPANY
                       CONSOLIDATED CAPITALIZATION TABLE
                             (DOLLARS IN MILLIONS)

                                                          DECEMBER 31,   DECEMBER 31,   SEPTEMBER 30,
                                                              1998           1999           2000
                                                          ------------   ------------   -------------
                                                                                         (UNAUDITED)
Unearned premiums.......................................     $  610         $  579         $  581
Other liabilities.......................................        302            180            270
Stockholder's equity
  Common Stock..........................................         15             15             15
  Additional paid-in capital............................        384            384            384
  Accumulated other comprehensive income (loss).........         92            (47)           (21)
  Retained earnings.....................................      1,581          1,687          1,570
                                                             ------         ------         ------
Total stockholder's equity..............................      2,072          2,039          1,948
                                                             ------         ------         ------
Total liabilities and stockholder's equity..............     $2,984         $2,798         $2,799
                                                             ======         ======         ======

    For further financial information concerning the Certificate Insurer, see the audited financial statements of the Certificate Insurer incorporated by reference into this Prospectus Supplement.

    Copies of the Certificate Insurer's quarterly and annual statutory statements filed by the Certificate Insurer with the State of New York Insurance Department are available upon request to financial Guaranty Insurance Company, 115 Broadway, New York, New York 10006, Attention: Corporate Communications Department. The Certificate Insurer's telephone number is (212) 312-3000.

    The Certificate Insurer considers its role in providing insurance to be credit enhancement rather than credit substitution. The Certificate Insurer only insures securities that it considers to be of investment grade quality. With respect to each category of obligations considered for insurance, the Certificate Insurer has established and maintains its own underwriting standards that are based on those aspects of credit quality that the Certificate Insurer deems important for the category and that take into account criteria established for the category typically used by rating agencies. Credit criteria for evaluating securities influence economic and social trends, debt management, financial management and legal and administrative factors, the adequacy of anticipated cash flow, including the historical and expected performance of assets pledged for payment of securities under varying economic scenarios, underlying levels of protection such as insurance or overcollaterlization, and, particularly in the case of long-term municipal securities, the importance of the project being financed.

    The Certificate Insurer also reviews the security features and reserves created by the financing documentation, as well as the financial and other covenants imposed upon the credit backing the issue. In connection with underwriting new issues, the Certificate Insurer sometimes requires, as a condition to insuring an issue, that collateral be pledged or, in some instances, that third-party guarantee be provided for a term of the insured obligation by a party of acceptable credit quality obligated to make payment prior to any payment by the Certificate Insurer.

    Insurance written by the Certificate Insurer insures the full and timely payment of interest and principal when due on insured debt securities and timely interest and ultimate principal payments due in respect of pass-through securities such as the Certificates. If the issuer of a security insured by the Certificate Insurer defaults on its obligations to pay such debt service, or, in the case of a pass-through security, available funds are insufficient to pay the insured amounts, the Certificate Insurer will make the scheduled insured payments without regard to any acceleration of the securities which may have occurred, and will be subrogated to the rights of security holders to the extent of its payments. The claims paying ability of the Certificate Insurer is rated Aaa, AAA and AAA by Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Fitch, Inc. ("Fitch"), respectively.

    In consideration for issuing its insurance, the Certificate Insurer received a premium which is generally paid in full upon issuance of the policy or on an annual, semiannual or monthly basis. The premium rates charged depend principally on the credit strength of the securities as judged by the Certificate Insurer according to its internal credit rating system and the type of issue.

    The Certificate Insurer makes no representation regarding the Certificates or the advisability of investing in the Certificates. The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or the related Prospectus, or any information or disclosure contained herein or therein, or omitted herefrom or therefrom, other than the information supplied by the Certificate Insurer and presented under the headings "THE CERTIFICATE INSURER" and "DESCRIPTION OF THE CERTIFICATES--The Policy" and in the financial statements incorporated herein by reference.

    Each rating of the Certificate Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the financial strength of the Certificate Insurer. Any further explanation as to the significance of the rating of the Certificate Insurer may be obtained only from the applicable rating agency.

    The above ratings are not recommendations to buy, see or hold the Certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Certificates. The Certificate Insurer does not guaranty the market price of the Certificates nor does it guaranty that the ratings on the Certificates will not be revised or withdrawn.

                       THE SELLER AND THE MASTER SERVICER

    Sovereign Bank was organized as a federal savings bank in 1987 under the name Penn Savings Bank, F.S.B. and assumed its current name on December 31, 1991. Sovereign Bank is a wholly-owned subsidiary of Sovereign Bancorp, Inc., which is a Pennsylvania business corporation and a "savings and loan holding company." Both Sovereign Bank and Sovereign Bancorp, Inc. are subject to regulation and examination by the Office of Thrift Supervision. Sovereign Bank is a member of the Federal Home Loan Bank of Pittsburgh and is subject to regulation by The Board of Governors of The Federal Reserve System with respect to reserves maintained against deposits and certain other matters. Sovereign Bank and Sovereign Bancorp, Inc. operate in a heavily regulated environment and changes in laws and regulations affecting them and their subsidiaries may have an impact on their operations.

    Sovereign Bank's primary business consists of attracting deposits from its network of community banking offices located throughout eastern Pennsylvania, New Jersey, northern Delaware, Connecticut, Massachusetts and Rhode Island, originating small business and middle market commercial, asset-based, consumer and residential mortgage loans and home equity lines of credit in those communities, and engaging in related activities, including cash management and capital market activities. Sovereign Bank also operates 1st Webbankdirect, a fully operational first stage internet bank focused primarily on affinity relationships. Based on pro forma total assets at June 30, 2000, the Bank was the third largest depository institution headquartered in Pennsylvania, the third largest in New England and one of the 25th largest in the United States.

    Sovereign Bank's principal executive offices are located at 1130 Berkshire Boulevard, Wyomissing, Pennsylvania, and its telephone number is
(610) 320-8400.

    As of September 30, 2000, Sovereign Bancorp, Inc. had consolidated assets, deposits and shareholder's equity of approximately $34.6 billion, $24.5 billion and $1.9 billion, respectively, and Sovereign Bank had consolidated assets, deposits and shareholder's equity of approximately $34.7 billion, $23.5 billion and $3.2 billion, respectively.

    In July 2000, Sovereign Bancorp and Sovereign Bank completed a transaction with Fleet Boston Corporation, and a number of affiliated banking institutions (collectively, "Fleet/BankBoston"), pursuant to which Fleet/BankBoston transferred to Sovereign Bank deposits, loans and other businesses (the "New England Acquisition").

    As part of the New England Acquisition, Sovereign Bank acquired many of the assets and obtained most of the key employees that constituted the consumer asset finance division of Fleet/BankBoston. Approximately $267.8 million aggregate principal balance of the Mortgage Loans were purchased from Fleet/BankBoston as part of the New England Acquisition. The remaining Mortgage Loans were purchased from approved correspondents by the consumer asset finance division as reconstituted as part of Sovereign Bank (the "Consumer Asset Finance Division").

ORIGINATIONS

    Sovereign Bank, through the Consumer Asset Finance Division, purchases closed-end home equity mortgage loans from approved correspondents that have been provided with the Sovereign Bank underwriting guidelines for such loans. In order to obtain approval to participate in Sovereign Bank's wholesale lending program, Sovereign Bank requires a correspondent to submit to an approval process designed to determine, among other things, the correspondent's financial condition, organization and staffing, origination activity and servicing experience. An approved correspondent must be engaged in the origination of residential mortgage loans as one of its principal business activities. Sovereign Bank generally evaluates each correspondent's lending experience, the composition of its staff and the quality of its control procedures prior to approving a correspondent for the program. In addition, Sovereign Bank requires that the financial condition of each correspondent be acceptable to Sovereign Bank. In that regard, Sovereign Bank generally requires that a correspondent have a minimum net worth of $250,000. Once a correspondent has been approved for the program, Sovereign Bank reviews the correspondent's financial condition and business activities annually to assure that it continues to meet the required standards. Sovereign Bank currently purchases loans from 36 active correspondents.

UNDERWRITING

    Sovereign Bank's wholesale lending program purchases closed loans from program correspondents on either a bulk basis or, for a limited number of loans, a pre-approval basis. All loans purchased under the wholesale lending program are underwritten by Sovereign Bank's credit analysts in accordance with the program underwriting guidelines. The seller's underwriting standards generally are less stringent than those of Fannie Mae or Freddie Mac. As a result of this approach to underwriting, the mortgage loans in the mortgage pool may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in accordance with Fannie Mae or Freddie Mac's guidelines. Loan documentation or applications for pre-approval are analyzed according to certain characteristics, including but not limited to: credit history of the borrower, ability to pay, loan-to-value ratio and general stability of the borrower or applicant in terms of employment history and time in residence. Sovereign Bank has established classifications with respect to the credit profile of the borrower, and each loan or application for pre-approval is placed into one of five ratings listed at the head of each column in the table which follows. The interest rate and certain other terms of loans purchased by Sovereign Bank, as well as maximum loan-to-value ratios and debt-to-income ratios, vary depending on the classification of the borrower or applicant. The general criteria used by Sovereign Bank's underwriting staff in classifying borrowers or applicants are set forth below.

                    UNDERWRITING CRITERIA OF SOVEREIGN BANK

                                    "AAA" RISK
                                  AND "AA" RISK        "A" RISK         "A2" RISK          "B" RISK          "C" RISK
                                 ----------------  ----------------  ----------------  ----------------  ----------------
Credit profile.................  Excellent credit  Very good credit  Good overall      Good to fair      Fair to poor
                                 history           history           credit            credit            credit
Existing mortgages past 12
  months.......................  No 30-day late    Current at        Current at        Current at        Current at
                                 payments          closing; no more  closing; maximum  closing; maximum  closing; maximum
                                                   than one 30-day   of two 30-day     of three 30-day   of four 30-day
                                                   late payment      late payments     late payments     late payments
                                                   allowed           allowed           allowed with      and one 60-day
                                                                                       satisfactory      late payment
                                                                                       explanation       allowed with
                                                                                                         satisfactory
                                                                                                         explanation
Other credit past 12 months....  No 30-day late    Current at        Current at        Current at        Current at
                                 payments          closing; some     closing; some     closing; some     closing; some
                                                   30-day and        30-day and        30-day and        30-day and
                                                   60-day late       60-day late       60-day late       60-day late
                                                   payments allowed  payments allowed  payments, an      payments, an
                                                                                       isolated 90-day   isolated 90-day
                                                                                       late payment      late payment and
                                                                                       allowed           an isolated
                                                                                                         120-day late
                                                                                                         payment allowed
                                                                                                         with
                                                                                                         satisfactory
                                                                                                         explanation
Charge-offs, bankruptcies and
  related items................  No charge-offs    Certain aged      Certain aged      No recent         No recent
                                 or judgments or   charge-offs or    charge-offs or    charge-offs or    charge-offs or
                                 bankruptcies      judgments         judgments         judgments;        judgments;
                                 within 5 years    allowed; no       allowed; no       bankruptcy        bankruptcy
                                                   bankruptcies      bankruptcies      allowed if        allowed if
                                                   within 3 years    within 2 years    credit            credit
                                                                                       reestablished     reestablished
                                                                                       two years         two years
Debt-service-to-income ratio...  Generally 42% or  Generally 45% or  Generally 50% or  Generally 50% or  Generally 50% or
                                 less              less              less              less              less
First lien maximum
  loan-to-value ratio for a
  one- to four-family
  residence:
Owner-occupied.................  "AAA"; Not        Generally 85%     Generally 85%     Generally 80%     Generally 75%
                                 applicable;
                                 "AA"; Generally
                                 90%
Non-owner-occupied.............  "AAA" Not         Generally 70%     Generally 70%     Generally 65%     Generally 60%
                                 applicable;
                                 "AA"; Generally
                                 80%
Second lien maximum Combined
  Loan-to-Value Ratio for a
  one-to four-family residence:
Owner-Occupied.................  "AAA"; Generally  Generally 80%     Generally 80%     Generally 80%     Generally 75%
                                 90% "AA";
                                 Generally 85%
Non-owner-occupied.............  "AAA"; Not        Generally 70%     Generally 70%     Generally 65%     Generally 60%
                                 applicable;
                                 "AA"; Generally
                                 80%
Employment history.............  Minimum two       Minimum two       Minimum two       Minimum two       Minimum two
                                 years employment  years employment  years employment  years employment  years employment
                                 in the same       in the same       in the same       in the same       in the same
                                 field             field             field             field             field

    Sovereign Bank uses the foregoing categories and characteristics as guidelines only. On a case-by-case basis, if sufficient compensating factors exist, Sovereign Bank may determine that the borrower warrants an exception. Examples of such compensating factors are low loan-to-value ratio, low debt ratio, long-term stability of employment and/or residence, excellent payment history on past mortgages or a significant reduction in monthly housing expenses.

    Except for mortgage loans for which the related mortgagor is not required to make monthly payments of principal that will be sufficient to amortize such mortgage loan by their maturity (collectively, "Balloon Loans"), the mortgage loans acquired by Sovereign Bank generally have amortization schedules ranging from 10 years to 30 years, generally bear interest at fixed rates and require monthly payments which are due as of a scheduled day of each month which is fixed at the time of origination. Sovereign Bank also purchases Balloon Loans, which generally provide for scheduled amortization over 30 years, with a due date and a Balloon Payment at the end of the fifteenth year or in some cases at the end of the twentieth year. Sovereign Bank acquires mortgage loans that are level pay, actuarial loans as well as simple interest loans. The principal amounts of the loans purchased by Sovereign Bank generally range from a minimum of $10,000 to a maximum of $250,000. Sovereign Bank does not generally acquire any mortgage loan if the Loan-to-Value Ratio exceeds 90%. The collateral securing loans acquired by Sovereign Bank are generally one- to four-family residences, including certain condominiums, second homes, planned unit developments, rural properties that have a dwelling and manufactured or modular homes deemed real estate, and such properties may or may not be occupied by the owner. Generally, it is Sovereign Bank's policy not to accept commercial or mixed-use properties or unimproved land as collateral. Sovereign Bank generally does not purchase loans with a second lien position if the senior mortgage contains open-end advances, negative amortization or shared appreciation provisions.

    Sovereign Bank's wholesale lending program is a full documentation program. Under the program, the total monthly obligations (which include principal and interest on the new loan and all other mortgages, loans, revolving credit lines, charge accounts and scheduled indebtedness) generally does not exceed 50% of the borrower's monthly gross income. A higher debt-service-to-income ratio may be considered if the borrower's monthly gross income meets certain income guidelines or if there are other compensating factors such as high disposable income. Loans to borrowers who are salaried employees must be supported by current employment information in addition to employment history. This information for salaried employees is verified based on written confirmation from employers, two or more pay-stubs, recent W-2 tax forms or recent tax returns.

    Sovereign Bank currently has seven credit analysts with between seven and 16 years experience in consumer lending and three to seven years experience in underwriting non-conforming loans. These credit analysts perform and supervise the performance of the underwriting of acquired loans. No underwriter at Sovereign Bank is compensated on an incentive or commission basis.

    Sovereign Bank's underwriting of every loan submitted consists of a credit review, an appraisal review and a compliance review of documentation and disclosures. Appraisals are performed by third-party, fee-based appraisers and generally conform to current Fannie Mae/Freddie Mac secondary market requirements for residential property and, where available, sales data within the preceding 12 months of similar properties within the same general location as the subject property.

    Sovereign Bank performs a post-acquisition quality control review to monitor and evaluate its loan origination policies and procedures. The quality assurance department is separate from the underwriting department and reports directly to the Consumer Asset Finance Division Director. The quality assurance program consists of an appraisal review process, a credit review process and a documentation and regulatory compliance review process. Under the review program, generally a monthly random sample of approximately 10% of each pool of mortgage loans purchased by Sovereign Bank is selected and a comparison is made of the appraised values assigned by the original appraisers. In certain instances, a new appraisal may be ordered. This process is designed to permit Sovereign Bank to determine on an ongoing basis those appraisers that will no longer be acceptable for the lending program. On a monthly basis, a random sample of 5% to 10% of the loans underwritten by each credit analyst are reviewed to monitor credit quality by testing adherence to underwriting guidelines and product parameters. In addition, a random sample of 5% to 10% of the loans of each acquired correspondent pool are reviewed to monitor compliance with loan documentation requirements and to assess compliance with legal requirements. Sovereign Bank does not review compliance with applicable state laws but relies on a representation of its correspondents with respect to state law compliance. The quality assurance process is reviewed from time to time as Sovereign Bank's policies and procedures change.

SERVICING

    Sovereign Bank will appoint Mortgage Lenders Network USA, Inc. ("MLN") as the initial subservicer of the Mortgage Loans. Since June 1997, MLN has serviced all residential one-to-four-family home equity loans, including the Mortgage Loans, purchased by the Consumer Asset Finance Division and originated under either of Fleet/BankBoston's or Sovereign Bank's wholesale home equity loan programs. MLN is a privately owned company based in Middletown, Connecticut which specializes in providing mortgage and home equity financing to borrowers with impaired credit histories and servicing portfolios of conventional and sub-prime residential mortgage loans that have been directly or indirectly originated by MLN or that are being serviced by MLN under servicing agreements with third parties. MLN was incorporated in November 1996, commenced closing mortgage loans in April 1997, and began servicing such mortgage loans in the same month. MLN does not have a significant history of servicing mortgage loans. Sovereign Bank has financing relationships with MLN.

    Servicing involves, among other things, billing and collecting payments when due, remitting payments of principal and interest, and furnishing reports to the current owners of serviced loans and enforcing such owners' rights with respect to such loans, including recovering delinquent payments, instituting foreclosure proceedings and liquidating the underlying collateral. MLN, as subservicer, will perform all these services with respect to the Mortgage Loans. However, Sovereign Bank generally will assist MLN in delinquency situations, make the final decision to foreclose and manage all real estate acquired and all loan dispositions.

    Borrowers receive coupon books which show the required payment amount and the required due date for the related mortgage loan. Collection activity on an account begins as early as six days after the scheduled due date if a payment has not been received. Beginning on or about that sixth day, the MLN loan counselor will telephone the borrower to remind the borrower that a payment is due. Further telephone contacts will be attempted until the account is current or other payment arrangements have been made. A first notice of delinquency to the borrower is mailed to the borrower generally on the eighth day after the scheduled due date. It is MLN's policy to send subsequent notices of delinquency on the 15th day after such due date. During this period the loan counselor also generally attempts to interview the borrower by phone in order to determine the reasons for the failure to make the payment and, if possible, make arrangements with the borrower to bring the account current.

    Documentation of collection activity is critically important in the default management process. Between 60 and 90 days after a failure to make a payment, the loan file is sent to MLN's default servicing center where the file is reviewed, a loss mitigation plan is developed and the borrower is contacted to implement such plan. The loss mitigation efforts include: (i) regular and frequent contact with the borrower to obtain pertinent information and provide foreclosure avoidance counseling, (ii) negotiation of a formal forbearance plan not to exceed four months, (iii) discussion with the borrower of possible sources of refinancing or the possibility of selling the real property and
(iv) evaluation of the possiblity of a deed-in-lieu of foreclosure. During this time period, the loan file, along with the recommendation of MLN's Vice President of Default for handling the loan, is sent to Sovereign Bank.

    In the event that a loan becomes 90 days past due, Sovereign Bank reviews the loan file and the MLN collection efforts and presents the loan to its foreclosure committee for a determination as to whether foreclosure proceedings are appropriate, based upon an analysis of relevant factors, generally including a market value analysis, the reason for default and the efforts by the borrower to cure the default. Upon a determination of the desirable course of action, Sovereign Bank's foreclosure committee instructs MLN to proceed with foreclosure, attempt to take a deed-in-lieu of foreclosure or to attempt to put in place and then monitor a payment plan. If the borrower is in bankruptcy, the foreclosure committee will instruct MLN to follow special procedures.

    Regulations and practices regarding liquidation of properties (e.g. foreclosure) and the rights of a borrower in default vary greatly from state to state. As a result, all foreclosures are assigned to external counsel. Bankruptcies filed by borrowers are similarly assigned to appropriate external counsel. All aspects of foreclosures and bankruptcies are monitored by MLN and Sovereign Bank.

    Prior to foreclosure sale, MLN and Sovereign Bank perform market analysis on defaulted loans. This analyisis includes (i) a current valuation of the property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker generally including a description of the property, recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs and an estimate of the sales price, (ii) an evaluation of the amount owed, if any, for real estate taxes, (iii) an evaluation of the amount owed, if any, to a senior mortgagee and (iv) estimated carrying costs, brokers' fee, repair costs and other related costs associated with real estate owned properties. Sovereign Bank bases the amount it will bid at a foreclosure sale on this analysis.

    If Sovereign Bank acquires title to a property at a foreclosure sale or otherwise, Sovereign Bank immediately assumes responsibility for managing and marketing the property. REO Properties are marketed through independent third party brokers. Sovereign Bank tracks REO Property information on its database used to house relevant data on REO Properties and elements pertinent to their ultimate disposition.

DELINQUENCY AND LOSS EXPERIENCE

    The following table sets forth the delinquency experience at December 31 for the years 1998 and 1999 and for the nine months ending September 30, 2000 with respect to the mortgage loan pools securitized by Fleet/BankBoston's Consumer Asset Finance Division. All of the mortgage loans in the mortgage loan pools securitized by Fleet/BankBoston's Consumer Asset Finance Division are serviced by MLN.

    It should be noted that MLN commenced its servicing activities in April 1997. Accordingly, MLN does not have significant historical delinquency, bankruptcy foreclosure or default experience that may be referred to for estimating the future delinquency experience of the Mortgage Loans. The information in the tables below is for illustrative purposes only and is not intended to indicate or predict the expected delinquency experience on past, current or future pools of mortgage loans for which Sovereign Bank or MLN are the servicers.

                       DELINQUENCY PERFORMANCE STATISTICS

                                                                                   YEAR ENDED DECEMBER 31,
                                             9 MONTHS ENDING        -----------------------------------------------------
                                           SEPTEMBER 30, 2000                 1999                        1998
                                        -------------------------   -------------------------   -------------------------
                                        NUMBER OF   DOLLAR AMOUNT   NUMBER OF   DOLLAR AMOUNT   NUMBER OF   DOLLAR AMOUNT
                                          LOANS          ($)          LOANS          ($)          LOANS          ($)
                                        ---------   -------------   ---------   -------------   ---------   -------------
Portfolio(s) At.......................   12,610      825,967,275     14,252      949,272,549     11,215      768,447,522

Delinquency Percentage (1)
30-59 days............................    3.35%       3.24%        2.82%       2.92%        2.26%       2.29%
60-89 days............................    0.43%       0.33%        0.32%       0.32%        0.48%       0.50%
90 days and over......................    0.39%       0.36%        0.25%       0.24%        0.34%       0.36%
                                         ------       -----       ------       -----       ------       -----
Total Delinquency (2).................    4.17%       3.93%        3.39%       3.48%        3.08%       3.15%
                                         ======       =====       ======       =====       ======       =====
Bankruptcies (3)......................    1.58%       1.79%        1.09%       1.20%        0.46%       0.48%
Foreclosures (4)......................    1.44%       1.50%        1.34%       1.38%        0.12%       0.14%
REO (5)...............................    0.91%       0.95%        0.20%       0.23%        0.01%       0.01%

------------------------

(1) The delinquency percentages represent the number and dollar value of aggregate account balances contractually past due as a percentage of aggregate outstanding securitized loan balances as of the end of the periods indicated. Such percentages exclude mortgage loans for which the related borrower has declared bankruptcy and mortgage loans in process of foreclosure and exclude mortgage loans for which the related property was acquired through foreclosure or deed in lieu of foreclosure.

(2) The total delinquency percentages do not include mortgage loans for which the related borrower has declared bankruptcy and mortgage loans in process of foreclosure or loans for which the related property was acquired through foreclosure or deed in lieu of foreclosure.

(3) The bankruptcy percentages represent the dollar value of aggregate account balances where the related borrower has declared bankruptcy as a percentage of the aggregate outstanding securitized loan balances as of the end of the periods indicated.

(4) The foreclosure percentages represent the dollar value of aggregate account balances in the process of foreclosure as a percentage of the aggregate outstanding securitized loan balances as of the end of the periods indicated.

(5) The REO percentages represent the dollar value of aggregate account balances for which the related property was acquired through foreclosure or deed in lieu of foreclosure as a percentage of the aggregate outstanding securitized loan balances as of the end of the periods indicated.

    Through September 30, 2000, cumulative losses on the BankBoston 1998-1, 1998-2 and the 1999-1 home equity loan portfolios were 0.407%, 0.177% and 0.074% respectively. With respect to each securitization trust, the cumulative loss percentage equals a fraction, the NUMERATOR of which is the aggregate amount by which the principal balances of the defaulted mortgage loans, plus accrued, unpaid interest and unreimbursed servicing advances exceed the aggregate net liquidation proceeds related to such defaulted mortgage loans realized at the time of liquidation, and the DENOMINATOR of which is the aggregate original pool principal balance of the mortgage loans in each securitization trust. Due to the limited seasoning of the Consumer Asset Finance Division's securitized portfolios, Sovereign is unable to provide sufficient loss experience for purposes of estimating the expected lifetime losses on the mortgage loans securitized by Fleet/BankBoston or the Mortgage Loans in this transaction. Moreover, although in the New England Acquisition Sovereign Bank acquired many of the assets and obtained most of the employees that constituted the Consumer Asset Finance Division of Fleet/BankBoston, nevertheless the New England Acquisition is not an acquisition of a going business; therefore, Sovereign Bank may not have all material information regarding the mortgage loans in the securitization trusts. There can be no assurance that the loss experience of the mortgage loans in the securitization trusts would necessarily correspond to the loss experience of the Mortgage Loans acquired from Fleet/BankBoston or acquired from correspondents by Sovereign Bank.

                       DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

    The closed-end fixed rate home equity loans having conforming balances (the "Mortgage Loans") were purchased by the Seller or an affiliate in accordance with the policies set forth under the heading "THE SELLER AND THE MASTER SERVICER--Underwriting Guidelines." All of the Mortgage Loans are home equity loans bearing fixed interest rates (the "Loan Rates") and evidenced by promissory notes (the "Mortgage Notes") secured by deeds of trust or mortgages on Mortgaged Properties.

    All of the Mortgage Loans have conforming balances which do not exceed, in the case of first mortgages secured by one-family, two-family, three-family and four-family residential properties, $252,700, $323,400, $390,900 and $485,800, respectively and, in the case of second mortgages, $126,350.

    The statistical information presented in this prospectus supplement ("Prospectus Supplement") concerning the pool of Mortgage Loans (such pool, the "Statistic Calculation Pool" and each such Mortgage Loan, a "Statistic Calculation Mortgage Loan") does not reflect all of the Mortgage Loans which will be included in the final pool on December 12, 2000 (the "Closing Date"). The Statistic Calculation Pool consists of mortgage loans owned by the Seller which as of October 31, 2000 (the "Statistic Calculation Date") are eligible to be included in the pool of Mortgage Loans (the "Mortgage Pool"). As described below, there will be some differences between the information as of the Statistic Calculation Date and the corresponding information as of the close of business on November 30, 2000 (the "Cut-Off Date") with respect to the Mortgage Loans included in the final Mortgage Pool. With respect to any date, the "Pool Principal Balance" will be equal to the aggregate of the Principal Balances of all Mortgage Loans as of such date. The "Cut-Off Date Principal Balance" with respect to each Mortgage Loan is the unpaid principal balance thereof as of the Cut-Off Date. The statistical information presented herein is based on the number and the principal balances of such Mortgage Loans as of the Statistic Calculation Date. The "Principal Balance" of a Mortgage Loan (other than a Liquidated Mortgage Loan) on any day is equal to its Cut-Off Date Principal Balance, minus all collections applied in reduction of the Cut-Off Date Principal Balance of such Mortgage Loan. A detailed description of the Mortgage Loans actually delivered on the Closing Date (the "Detailed Description") will be available to purchasers of the Class A Certificates and will be filed on Form 8-K with the Securities and Exchange Commission (the "Commission") within fifteen days after delivery of the Certificates. The Detailed Description will specify the aggregate of the Principal Balances of the Mortgage Loans included in the Trust as of the Cut-Off Date and will also include other statistical information with respect to the Mortgage Loans as of the Cut-Off Date.

    The Mortgage Loans are secured by either first-lien or second-lien mortgages or deeds of trust on Mortgaged Properties located in 45 states and the District of Columbia. The Mortgaged Properties may be owner-occupied and non-owner occupied (which includes second and vacation homes).

    The "Statistic Calculation Date Principal Balance" with respect to each Statistic Calculation Mortgage Loan is the unpaid principal balance thereof as of the Statistic Calculation Date. The Statistic Calculation Pool consists of 5,637 Statistic Calculation Mortgage Loans with an aggregate Statistic Calculation Date Principal Balance of $375,410,128.08 (the "Statistic Calculation Date Pool Principal Balance"). Approximately 75.22% of the Statistic Calculation Mortgage Loans (by Statistic Calculation Date Pool Principal Balance) will bear interest at a fixed rate that is calculated on the "simple interest" method and the remainder of the Statistic Calculation Mortgage Loans are "actuarial." Approximately 48.21% of the Statistic Calculation Mortgage Loans (by Statistic Calculation Date Pool Principal Balance) will have original terms to stated maturity of up to 15 years and amortization schedules of up to 30 years ("Balloon Loans"), leaving a substantial payment due at the stated maturity (each, a "Balloon Payment"). As of the Statistic Calculation Date, the maximum Statistic Calculation Date Principal Balance of any of the Statistic Calculation Mortgage Loans was $248,016.86, the minimum Statistic Calculation Date

Principal Balance thereof was $5,489.38, and the Statistic Calculation Date Principal Balance of such Mortgage Loans averaged $66,597.50. As of the Statistic Calculation Date, the Loan Rates on the Statistic Calculation Mortgage Loans ranged from 9.313% to 15.000% per annum, and the weighted average Loan Rate for the Statistic Calculation Mortgage Loans was approximately 10.653% per annum. As of the Statistic Calculation Date, the original term to stated maturity of the Statistic Calculation Mortgage Loans ranged from 60 months to 360 months, the remaining term to stated maturity ranged from 44 months to 360 months, the weighted average original term to stated maturity was approximately 232 months, the weighted average remaining term to stated maturity was approximately 223 months. The Combined Loan-to-Value Ratio for the Statistic Calculation Mortgage Loans ranged from approximately 7.69% to approximately 95.00% with a weighted average Combined Loan-to-Value Ratio of approximately 79.41%. Each Statistic Calculation Mortgage Loan was originated on or after
July 6, 1994. The Statistic Calculation Mortgage Loans had stated maturities ranging from June 9, 2004 to October 1, 2030. Approximately 88.61% of the Statistic Calculation Mortgage Loans (by Statistic Calculation Date Pool Principal Balance) are secured by first liens, and approximately 11.39% by second liens. With respect to each Statistic Calculation Mortgage Loan in the first lien position, the maximum original principal balance was $248,016.86 for single-family properties and $239,317.32 for two- to- four family properties. No Statistic Calculation Mortgage Loan which represents a second lien on the related Mortgaged Property had an original principal balance of more than $124,622.69. With respect to each Statistic Calculation Mortgage Loan in the second lien position at origination, the sum of the unpaid principal balances of the first and second liens on the related Mortgaged Property as of such origination did not exceed $401,096.00. Approximately 51.79% of the Statistic Calculation Mortgage Loans require monthly payments of principal that will fully amortize such Mortgage Loans by their respective maturity dates (assuming all payments are received on the Due Date), and approximately 48.21% of the Statistic Calculation Mortgage Loans were Balloon Loans. As of the Statistic Calculation Date, approximately 1.51% of the Statistic Calculation Mortgage Loans (by Statistic Calculation Date Pool Principal Balance) were 30 to 59 days delinquent. As of the Statistic Calculation Date, no Mortgage Loan was 60 or more days delinquent.

    Approximately 75.22% of the Statistic Calculation Mortgage Loans (based on Statistic Date Pool Principal Balance) accrue interest on a "simple interest" basis (the "Simple Interest Loans") pursuant to which interest is computed and charged to the mortgagor on the outstanding Principal Balance of the related Mortgage Loan based on the number of days elapsed between the date through which interest was last paid on the Mortgage Loan through the date of receipt of the mortgagor's most current payment. Accordingly, portions of each monthly payment that are allocated to interest and principal are adjusted based on the actual amount of interest charged on such basis.

    DIFFERENCE BETWEEN STATISTIC CALCULATION POOL AND CUT-OFF MORTGAGE
POOL. The Mortgage Loans to be included in the final Mortgage Pool will represent Mortgage Loans originated, acquired by the Seller on or prior to the Cut-Off Date and sold by the Seller to the Depositor and by the Depositor to the Trust on the Closing Date. In addition, with respect to the Statistic Calculation Mortgage Loans, as to which the statistical information is presented herein, some amortization will occur prior to the Cut-Off Date. Moreover, certain Statistic Calculation Mortgage Loans may prepay in full or may be determined not to meet the eligibility requirements for the final pool and as a result may not be included in the final pool. As a result of the foregoing, the statistical distribution of characteristics as of the Cut-Off Date for the final Mortgage Pool will vary from the statistical distribution of characteristics of the Statistic Calculation Pool as presented in this Prospectus Supplement, although such variance is not expected to be material.

    The sum of the columns below may not equal the total indicated due to rounding. The following tables describe the Statistic Calculation Mortgage Loans and the related Mortgaged Properties based upon the Statistic Calculation Pool as of the close of business on the Statistic Calculation Date.

                 STATISTIC CALCULATION DATE PRINCIPAL BALANCES

                                                   NUMBER OF                           % OF STATISTIC
                                                   STATISTIC          STATISTIC          CALCULATION
RANGE OF STATISTIC CALCULATION DATE               CALCULATION     CALCULATION DATE        DATE POOL
PRINCIPAL BALANCES                               MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
-----------------------------------              --------------   -----------------   -----------------
  5,000.01 -  10,000.00........................          11        $    100,753.76           0.03%
 10,000.01 -  15,000.00........................          94           1,259,044.25           0.34
 15,000.01 -  20,000.00........................         197           3,605,534.11           0.96
 20,000.01 -  25,000.00........................         263           6,069,096.42           1.62
 25,000.01 -  50,000.00........................       1,601          61,216,860.40          16.31
 50,000.01 -  75,000.00........................       1,653         102,400,474.44          27.28
 75,000.01 - 100,000.00........................         884          76,172,585.14          20.29
100,000.01 - 150,000.00........................         725          86,379,510.70          23.01
150,000.01 - 200,000.00........................         154          26,038,484.93           6.94
200,000.01 - 250,000.00........................          55          12,167,783.93           3.24
                                                     ------        ---------------         ------
TOTAL:.........................................       5,637        $375,410,128.08         100.00%
                                                     ======        ===============         ======

                      GEOGRAPHIC DISTRIBUTION BY STATE (1)

                                                   NUMBER OF                           % OF STATISTIC
                                                   STATISTIC          STATISTIC          CALCULATION
                                                  CALCULATION     CALCULATION DATE        DATE POOL
STATE                                            MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
-----                                            --------------   -----------------   -----------------
Ohio...........................................         762        $ 47,991,454.09          12.78%
New York.......................................         449          34,160,420.35           9.10
North Carolina.................................         454          32,575,194.53           8.68
Michigan.......................................         448          28,708,554.41           7.65
Pennsylvania...................................         423          26,225,623.10           6.99
Illinois.......................................         322          22,066,678.21           5.88
Indiana........................................         280          15,828,606.97           4.22
Massachusetts..................................         241          14,925,759.36           3.98
South Carolina.................................         231          14,282,051.94           3.80
Maryland.......................................         174          13,719,657.75           3.65
New Jersey.....................................         144          13,545,768.36           3.61
Tennessee......................................         156          11,514,687.35           3.07
Florida........................................         159          10,092,314.20           2.69
Virginia.......................................         137           9,947,350.05           2.65
Georgia........................................         140           9,929,836.93           2.65
Kentucky.......................................         127           8,272,338.62           2.20
Missouri.......................................         116           6,730,361.38           1.79
Connecticut....................................         114           6,699,284.92           1.78
Minnesota......................................          82           5,856,669.63           1.56
Wisconsin......................................          73           4,835,423.91           1.29
Iowa...........................................          57           3,709,141.66           0.99
Alabama........................................          61           3,539,954.19           0.94
Kansas.........................................          52           3,523,102.08           0.94
Texas..........................................          43           3,073,595.32           0.82
Oklahoma.......................................          46           2,881,016.16           0.77
Rhode Island...................................          50           2,799,480.24           0.75
West Virginia..................................          46           2,718,070.14           0.72
Delaware.......................................          29           2,286,682.14           0.61
Colorado.......................................          37           2,128,184.81           0.57
Louisiana......................................          27           1,662,682.49           0.44
New Hampshire..................................          28           1,312,439.23           0.35
Mississippi....................................          24           1,135,492.25           0.30
New Mexico.....................................          20           1,082,236.92           0.29
District of Columbia...........................           9           1,006,123.83           0.27
Washington.....................................           9             909,265.72           0.24
California.....................................          10             843,718.13           0.22
Nebraska.......................................          17             773,951.74           0.21
Arizona........................................           9             465,571.03           0.12
Arkansas.......................................           8             429,048.11           0.11
Maine..........................................           6             385,137.01           0.10
Utah...........................................           7             248,679.02           0.07
Montana........................................           3             185,659.06           0.05
Vermont........................................           3             168,599.73           0.04
Oregon.........................................           2             103,708.03           0.03
Alaska.........................................           1              73,038.86           0.02
Idaho..........................................           1              57,514.12           0.02
                                                      -----        ---------------         ------
TOTAL..........................................       5,637        $375,410,128.08         100.00%
                                                      =====        ===============         ======

------------------------

(1) Determined by property address designated as such in the related Mortgage.

                                   LOAN RATES

                                                    NUMBER OF                           % OF STATISTIC
                                                    STATISTIC          STATISTIC          CALCULATION
                                                   CALCULATION     CALCULATION DATE        DATE POOL
LOAN RATES                                        MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------                                        --------------   -----------------   -----------------
 9.001 -  9.500%...............................          350        $ 28,456,817.29           7.58%
 9.501 - 10.000................................        1,386         106,699,342.35          28.42
10.001 - 10.500................................          868          59,907,335.60          15.96
10.501 - 11.000................................        1,083          71,334,474.56          19.00
11.001 - 11.500................................          639          39,690,736.69          10.57
11.501 - 12.000................................          687          41,514,811.89          11.06
12.001 - 12.500................................          279          14,369,560.36           3.83
12.501 - 13.000................................          201           8,271,640.06           2.20
13.001 - 13.500................................           70           2,350,897.01           0.63
13.501 - 14.000................................           48           1,769,466.38           0.47
14.001 - 14.500................................           19             694,775.41           0.19
14.501 - 15.000%...............................            7             350,270.48           0.09
                                                       -----        ---------------         ------
TOTAL:.........................................        5,637        $375,410,128.08         100.00%
                                                       =====        ===============         ======

                        ORIGINAL TERM TO STATED MATURITY

                                                   NUMBER OF                           % OF STATISTIC
                                                   STATISTIC          STATISTIC          CALCULATION
ORIGINAL TERM TO                                  CALCULATION     CALCULATION DATE        DATE POOL
STATED MATURITY (MONTHS)                         MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------------                         --------------   -----------------   -----------------
  1 -  60......................................          15        $    638,646.05           0.17%
 61 - 120......................................         297          11,203,358.25           2.98
121 - 180......................................       3,430         223,212,165.24          59.46
181 - 240......................................         689          37,983,277.81          10.12
241 - 300......................................          69           4,885,937.25           1.30
301 - 360......................................       1,137          97,486,743.48          25.97
                                                      -----        ---------------         ------
TOTAL:.........................................       5,637        $375,410,128.08         100.00%
                                                      =====        ===============         ======

                      REMAINING MONTHS TO STATED MATURITY

                                                   NUMBER OF                           % OF STATISTIC
                                                   STATISTIC          STATISTIC          CALCULATION
REMAINING MONTHS                                  CALCULATION     CALCULATION DATE        DATE POOL
TO STATED MATURITY                               MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------                               --------------   -----------------   -----------------
 37 -  48......................................           4        $     99,141.73           0.03%
 49 -  60......................................          11             539,504.32           0.14
 61 -  72......................................           6             192,458.43           0.05
 73 -  84......................................           9             466,306.23           0.12
 85 -  96......................................           3             104,152.12           0.03
 97 - 108......................................         116           4,446,813.45           1.18
109 - 120......................................         172           6,222,632.60           1.66
121 - 132......................................           5             203,101.43           0.05
133 - 144......................................           2              72,107.54           0.02
145 - 156......................................           7             345,634.31           0.09
157 - 168......................................       1,225          83,651,052.02          22.28
169 - 180......................................       2,184         138,737,004.54          36.96
181 - 192......................................           1             106,086.99           0.03
193 - 204......................................           3             286,572.09           0.08
205 - 216......................................           2              80,247.96           0.02
217 - 228......................................         193          10,845,411.73           2.89
229 - 240......................................         488          26,639,219.86           7.10
241 - 252......................................           1             101,874.35           0.03
253 - 264......................................           1              76,830.38           0.02
265 - 276......................................           2              78,879.41           0.02
277 - 288......................................          22           1,607,500.87           0.43
289 - 300......................................          43           3,020,852.24           0.80
313 - 324......................................           1              46,258.71           0.01
325 - 336......................................           6             513,650.09           0.14
337 - 348......................................         352          29,262,321.90           7.79
349 - 360......................................         778          67,664,512.78          18.02
                                                      -----        ---------------         ------
TOTAL:.........................................       5,637        $375,410,128.08         100.00%
                                                      =====        ===============         ======

                                   SEASONING

                                                   NUMBER OF                           % OF STATISTIC
                                                   STATISTIC          STATISTIC          CALCULATION
                                                  CALCULATION     CALCULATION DATE        DATE POOL
SEASONING (IN MONTHS)                            MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
---------------------                            --------------   -----------------   -----------------
 0.............................................          19        $  1,250,621.71           0.33%
 1 -  6........................................       1,782         111,088,902.20          29.59
 7 - 12........................................       2,281         158,353,760.35          42.18
13 - 18........................................       1,502         102,015,753.70          27.17
19 - 24........................................          32           2,039,379.81           0.54
25 - 30........................................           5             219,957.08           0.06
31 - 36........................................           1              31,045.70           0.01
43 - 48........................................           1             111,805.50           0.03
49 - 54........................................           2              30,146.56           0.01
55 - 60........................................           1              14,011.71           0.00
61 - 66........................................           7             166,867.52           0.04
67 - 72........................................           2              25,674.85           0.01
73 - 78........................................           2              62,201.39           0.02
                                                      -----        ---------------         ------
TOTAL:.........................................       5,637        $375,410,128.08         100.00%
                                                      =====        ===============         ======

                                 PROPERTY TYPE

                                                   NUMBER OF                           % OF STATISTIC
                                                   STATISTIC          STATISTIC          CALCULATION
                                                  CALCULATION     CALCULATION DATE        DATE POOL
PROPERTY TYPE                                    MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
-------------                                    --------------   -----------------   -----------------
Single Family Residence........................       5,382        $357,854,776.04          95.32%
Two-to-Four Family.............................         186          13,325,861.39           3.55
Condominium....................................          69           4,229,490.65           1.13
                                                      -----        ---------------         ------
TOTAL..........................................       5,637        $375,410,128.08         100.00%
                                                      =====        ===============         ======

                               OCCUPANCY TYPE (1)

                                                   NUMBER OF                           % OF STATISTIC
                                                   STATISTIC          STATISTIC          CALCULATION
                                                  CALCULATION     CALCULATION DATE        DATE POOL
OCCUPANCY TYPE                                   MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------                                   --------------   -----------------   -----------------
Owner Occupied.................................       5,578        $372,321,282.94          99.18%
Non Owner Occupied.............................          59           3,088,845.14           0.82
TOTAL..........................................       5,637        $375,410,128.08         100.00%
                                                      =====        ===============         ======

------------------------

(1) Based upon representations made by the borrowers at the time of origination of such Mortgage Loans.

                       COMBINED LOAN-TO-VALUE RATIOS (1)

                                                    NUMBER OF
                                                    STATISTIC          STATISTIC        % OF STATISTIC
                                                   CALCULATION     CALCULATION DATE    CALCULATION DATE
COMBINED LOAN-TO-VALUE RATIO                      MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------                      --------------   -----------------   -----------------
 5.01 - 10.00..................................            3        $    109,092.71           0.03%
10.01 - 15.00..................................            5             116,256.10           0.03
15.01 - 20.00..................................           15             373,551.50           0.10
20.01 - 25.00..................................           19             656,661.67           0.17
25.01 - 30.00..................................           35           1,375,854.08           0.37
30.01 - 35.00..................................           30           1,094,427.49           0.29
35.01 - 40.00..................................           51           2,102,536.25           0.56
40.01 - 45.00..................................           60           2,218,096.01           0.59
45.01 - 50.00..................................           77           3,239,018.56           0.86
50.01 - 55.00..................................           85           4,402,418.64           1.17
55.01 - 60.00..................................          118           6,049,700.03           1.61
60.01 - 65.00..................................          151           8,004,703.51           2.13
65.01 - 70.00..................................          282          15,764,589.54           4.20
70.01 - 75.00..................................          543          32,305,560.20           8.61
75.01 - 80.00..................................        2,007         137,884,971.71          36.73
80.01 - 85.00..................................        1,194          83,622,378.56          22.27
85.01 - 90.00..................................          951          75,476,875.44          20.11
90.01 - 95.00..................................           11             613,436.08           0.16
                                                       -----        ---------------         ------
TOTAL:.........................................        5,637        $375,410,128.08         100.00%
                                                       =====        ===============         ======

------------------------

(1) The Combined Loan-to-Value Ratios ("CLTV") shown above are equal, with respect to each Statistic Calculation Mortgage Loan, to (i) the sum of
    (a) the original principal balance of such Mortgage Loan at the date of origination plus (b) the remaining balance of the senior lien, if any, at the date of origination of such Mortgage Loan divided by (ii) the value of the related Mortgaged Property, based upon the appraisal made at the time of origination of such Mortgage Loan or the purchase price of such Mortgaged Property if the proceeds of such Mortgage Loan were used to purchase such Mortgaged Property.

                                  CREDIT GRADE

                                                NUMBER OF
                                                STATISTIC          STATISTIC          % OF STATISTIC
                                               CALCULATION     CALCULATION DATE    CALCULATION DATE POOL
CREDIT GRADE                                  MORTGAGE LOANS   PRINCIPAL BALANCE     PRINCIPAL BALANCE
------------                                  --------------   -----------------   ---------------------
AA..........................................       1,121        $ 76,349,471.28            20.34%
A...........................................       1,969         133,848,790.44            35.65
A2..........................................       1,935         131,934,165.08            35.14
B...........................................         510          28,734,706.03             7.65
C...........................................         102           4,542,995.25             1.21
                                                   -----        ---------------           ------
TOTAL:......................................       5,637        $375,410,128.08           100.00%
                                                   =====        ===============           ======

    SEE "THE SELLER AND THE MASTER SERVICER--UNDERWRITING" IN THIS PROSPECTUS SUPPLEMENT.

                      PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

    The rate of principal payments on each Class of Class A Certificates, the aggregate amount of distributions on the Class A Certificates and the yield to maturity of the Class A Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the Seller). The Mortgage Loans may be prepaid by the Mortgagors at any time. Certain of the Mortgage Loans are subject to penalties for prepayments.

PREPAYMENTS

    Prepayments, liquidations and purchases of the Mortgage Loans (including any optional purchase by the Master Servicer of a Delinquent Mortgage Loan and any optional purchase of the remaining Mortgage Loans in connection with the termination of the Trust) will result in distributions on the Class A Certificates of principal amounts which would otherwise be distributed over the remaining terms of such Mortgage Loans. Since the rate of payment of principal of the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a Class A Certificate may vary from the anticipated yield will depend upon the degree to which a Certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of such Mortgage Loans.

    The rate of prepayment on the Mortgage Loans cannot be predicted. Home equity loans such as the Mortgage Loans have been originated in significant volume only during the past few years and neither the Depositor nor the Seller is aware of any publicly available studies or statistics on the rate of prepayment of such mortgage loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional first mortgage loans. The prepayment experience of the Trust with respect to the Mortgage Loans may be affected by a wide variety of factors, including economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and changes affecting the deductibility for Federal income tax purposes of interest payments on home equity loans. All of the Mortgage Loans contain "due-on-sale" provisions, and the Master Servicer is required by the Agreement to enforce such provisions, unless such enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related Mortgage Loan. The rate of prepayment of the Mortgage Loans will also be affected by the extent to which the Mortgage Loans provide for the payment of a penalty in connection with a prepayment and the amount of such penalties. Information relating to the percentage of the Mortgage Pool to which prepayment penalties apply and the magnitude of such penalties is not readily available to the Seller. See "CERTAIN LEGAL ASPECTS OF LOANS--Due-on-Sale Clauses in Mortgage Loans" in the Prospectus.

    As with fixed rate obligations generally, the rate of prepayment on a pool of mortgage loans with fixed rates such as the Mortgage Loans is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments.

    In addition to the foregoing factors affecting the weighted average life of the Class A Certificates, the use of Distributable Excess Spread (as defined herein) to pay principal of the Class A Certificates to the extent required by the Agreement will result in the acceleration of the Class of Class A Certificates then entitled to principal, relative to the amortization of the Mortgage Loans in early months of the transaction and may accelerate the first date on which each other Class of Class A Certificates will begin to receive distributions of principal than would otherwise be the case. This acceleration feature creates overcollateralization which results from the excess of the Pool Principal Balance over the Aggregate Class A Principal Balance (as defined herein). Once the required level of overcollateralization is reached, the acceleration feature will cease, unless necessary to maintain the required level of overcollateralization. See "DESCRIPTION OF THE CERTIFICATES--Overcollateralization Provisions."

    Distributable Excess Spread for the Mortgage Loans will be distributed in reduction of the Class A Principal Balance of the Class of Class A Certificates then entitled to distributions of principal on each Distribution Date to the extent that the then required overcollateralization amount for the Mortgage Loans exceeds the actual overcollateralization amount. If purchased at a premium or a discount, the yield to maturity on a Class A Certificate will be affected by the rate at which the Distributable Excess Spread is distributed in reduction of the applicable Class A Principal Balance. If the actual rate of such Distributable Excess Spread distribution is slower than the rate anticipated by an investor who purchases a Class A Certificate at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of such Distributable Excess Spread distribution is faster than the rate anticipated by an investor who purchases a Class A Certificate at a premium, the actual yield to such investor will be lower than such investor's anticipated yield. The amount of Distributable Excess Spread on any Distribution Date will be affected by the actual amount of interest received, collected or recovered in respect of the Mortgage Loans during the related Due Period and such amount will be influenced by changes in the weighted average of the Loan Rates of such Mortgage Loans resulting from prepayments and liquidations. The amount of Distributable Excess Spread distributions applied in reduction of the applicable Class A Principal Balance on each Distribution Date will be based on the then required overcollateralization amount, which may increase or decrease during the period any Class of Class A Certificates remains outstanding. Any increase in the required overcollateralization amount may result in an accelerated rate of amortization of the Class A Certificates until the Overcollateralization Amount equals the required overcollateralization amount and any decrease in such required overcollateralization amount will result in a decelerated rate of amortization of the Class A Certificates until the Overcollateralization Amount equals the required overcollateralization amount.

PAYMENT DELAY FEATURE OF CLASS A CERTIFICATES

    The effective yield to the Certificateholders of each Class of the Class A Certificates will be lower than the yield otherwise produced by the Certificate Rate for each such Class and the purchase price of such Certificates because distributions will not be payable to the Certificateholders of the Class A Certificates until the Distribution Date following the month of accrual (without any additional distribution of interest or earnings thereon in respect of such delay).

WEIGHTED AVERAGE LIVES

    Generally, greater than anticipated prepayments of principal will increase the yield on Class A Certificates purchased at a price less than par and will decrease the yield on Class A Certificates purchased at a price greater than par. The effect on an investor's yield due to principal prepayments on the Mortgage Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Certificates will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average life of the Class A Certificates will also be affected by the amount and timing of delinquencies and defaults on the Mortgage Loans and the recoveries, if any, on defaulted Mortgage Loans and foreclosed properties.

    The "weighted average life" of a Certificate refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of such Certificate is repaid. The weighted average life of any Class of the Class A Certificates will be influenced by, among other factors, the rate at which principal payments are made on the Mortgage Loans, including final payments made upon the maturity of Balloon Loans.

    Prepayments on Mortgage Loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement is the prepayment assumption (the "Prepayment Assumption"), which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of mortgage loans for the life of such mortgage loans. A 100% Prepayment Assumption assumes a constant prepayment rate ("CPR") of 4% per annum of the outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and approximately an additional 1.45% (precisely 16/11) (expressed as a percentage per annum) in each month thereafter until the twelfth month; beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a constant prepayment rate of 20% per annum each month is assumed. As used in the table below, 0% Prepayment Assumption assumes a constant prepayment rate equal to 0% of the Prepayment Assumption, i.e., no prepayments. Correspondingly, 80% Prepayment Assumption assumes prepayment rates equal to 80% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Depositor believes that no existing statistics of which it is aware provide a reliable basis for holders of Class A Certificates to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

    Since the following tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between characteristics of the actual Mortgage Loans and the characteristics of the Mortgage Loans assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Principal Balances outstanding and weighted average lives of the Class A Certificates set forth in the tables. In addition, since the actual Mortgage Loans in the Trust have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Class A Certificates may be made earlier or later than as indicated in the tables.

    For the purpose of the tables below, it is assumed that: (i) the Mortgage Loans consist of pools of loans with the level-pay and balloon amortization characteristics set forth below, (ii) the Closing Date for the Class A Certificates is December 12, 2000, (iii) distributions on the Class A Certificates are made on the 25th day of each month regardless of the day on which the Distribution Date actually occurs, commencing in January 2001 and are made in accordance with the priorities described herein, (iv) the scheduled monthly payments of principal and interest on the Mortgage Loans will be timely delivered on the first day of each month (with no defaults), (v) the Mortgage Loans' prepayment rates are a multiple of the Prepayment Assumption, (vi) all prepayments are prepayments in full received on the last day of each month and include 30 days' interest thereon, (vii) no optional termination is exercised,
(viii) the Class A Certificates of each Class have the respective Certificate Rates and initial Class A Principal Balances as set forth herein and (ix) the overcollateralization levels are set initially as specified in the Agreement, and thereafter decrease in accordance with the provisions of the Agreement.

                                                                         ORIGINAL     REMAINING   ORIGINAL
                                                                       AMORTIZATION    TERM TO    TERM TO
        AMORTIZATION             PRINCIPAL        LOAN     SEASONING       TERM       MATURITY    MATURITY
        METHODOLOGY               BALANCE         RATE     (MONTHS)      (MONTHS)     (MONTHS)    (MONTHS)
----------------------------  ---------------   --------   ---------   ------------   ---------   --------
Fully Amortizing............  $  9,395,691.16    10.881%      10            120          110        120
Fully Amortizing............    45,174,875.61    10.770        9            180          171        180
Fully Amortizing............    39,349,716.60    10.645        9            243          234        243
Fully Amortizing............   100,507,595.72    10.478        9            358          349        358
Balloon.....................     3,194,400.93    10.900       12            267           97        109
Balloon.....................   177,787,848.06    10.707       10            360          170        180

    Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average life of each Class of Class A Certificates and the percentages of the initial Class A Principal Balance of each such Class of Class A Certificates that would be outstanding after each of the dates shown at various percentages of the Prepayment Assumption.

            PERCENT OF INITIAL CLASS A PRINCIPAL BALANCE OUTSTANDING

           AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                       CLASS A-1                                              CLASS A-2
                       --------------------------------------------------------------------------   ------------------------------
DISTRIBUTION
DATE                      0%        50%        75%        100%       125%       150%       200%        0%        50%        75%
------------           --------   --------   --------   --------   --------   --------   --------   --------   --------   --------
Initial Percentage...     100        100        100        100        100        100        100        100        100        100
January 2001.........
January 2002.........
January 2003.........
January 2004.........
January 2005.........
January 2006.........
January 2007.........
January 2008.........
January 2009.........
January 2010.........
January 2011.........
January 2012.........
January 2013.........
January 2014.........
January 2015.........
January 2016.........
January 2017.........
January 2018.........
January 2019.........
January 2020.........
January 2021.........
January 2022.........
January 2023.........
January 2024.........
January 2025.........
January 2026.........
January 2027.........
January 2028.........
January 2029.........
January 2030.........
Weighted Average Life
  (years)*(1)........
Weighted Average Life
  (years)*(2)........

                                       CLASS A-2                                        CLASS A-3
                       -----------------------------------------
DISTRIBUTION                                            --------------------------------------------------------------------------
DATE                     100%       125%       150%       200%        0%        50%        75%        100%       125%       150%
------------           --------   --------   --------   --------   --------   --------   --------   --------   --------   --------
Initial Percentage...     100        100        100        100        100        100        100        100        100        100
January 2001.........
January 2002.........
January 2003.........
January 2004.........
January 2005.........
January 2006.........
January 2007.........
January 2008.........
January 2009.........
January 2010.........
January 2011.........
January 2012.........
January 2013.........
January 2014.........
January 2015.........
January 2016.........
January 2017.........
January 2018.........
January 2019.........
January 2020.........
January 2021.........
January 2022.........
January 2023.........
January 2024.........
January 2025.........
January 2026.........
January 2027.........
January 2028.........
January 2029.........
January 2030.........
Weighted Average Life
  (years)*(1)........
Weighted Average Life
  (years)*(2)........


DISTRIBUTION
DATE                     200%
------------           --------
Initial Percentage...     100
January 2001.........
January 2002.........
January 2003.........
January 2004.........
January 2005.........
January 2006.........
January 2007.........
January 2008.........
January 2009.........
January 2010.........
January 2011.........
January 2012.........
January 2013.........
January 2014.........
January 2015.........
January 2016.........
January 2017.........
January 2018.........
January 2019.........
January 2020.........
January 2021.........
January 2022.........
January 2023.........
January 2024.........
January 2025.........
January 2026.........
January 2027.........
January 2028.........
January 2029.........
January 2030.........
Weighted Average Life
  (years)*(1)........
Weighted Average Life
  (years)*(2)........

----------------------------------

*   The weighted average life of a Certificate of any class is determined by
    (i) multiplying the amount of each distribution in reduction of the related Class A Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the original Class A Principal Balance of the Certificate.

(1) To Maturity

(2) To Optional Termination

            PERCENT OF INITIAL CLASS A PRINCIPAL BALANCE OUTSTANDING

                                                       CLASS A-4                                              CLASS A-5
                       --------------------------------------------------------------------------   ------------------------------
DISTRIBUTION
DATE                      0%        50%        75%        100%       125%       150%       200%        0%        50%        75%
------------           --------   --------   --------   --------   --------   --------   --------   --------   --------   --------
Initial Percentage...     100        100        100        100        100        100        100        100        100        100
January 2001.........
January 2002.........
January 2003.........
January 2004.........
January 2005.........
January 2006.........
January 2007.........
January 2008.........
January 2009.........
January 2010.........
January 2011.........
January 2012.........
January 2013.........
January 2014.........
January 2015.........
January 2016.........
January 2017.........
January 2018.........
January 2019.........
January 2020.........
January 2021.........
January 2022.........
January 2023.........
January 2024.........
January 2025.........
January 2026.........
January 2027.........
January 2028.........
January 2029.........
January 2030.........
Weighted Average Life
  (years)*(1)........
Weighted Average Life
  (years)*(2)........

                                       CLASS A-5                                        CLASS A-6
                       -----------------------------------------
DISTRIBUTION                                            --------------------------------------------------------------------------
DATE                     100%       125%       150%       200%        0%        50%        75%        100%       125%       150%
------------           --------   --------   --------   --------   --------   --------   --------   --------   --------   --------
Initial Percentage...     100        100        100        100        100        100        100        100        100        100
January 2001.........
January 2002.........
January 2003.........
January 2004.........
January 2005.........
January 2006.........
January 2007.........
January 2008.........
January 2009.........
January 2010.........
January 2011.........
January 2012.........
January 2013.........
January 2014.........
January 2015.........
January 2016.........
January 2017.........
January 2018.........
January 2019.........
January 2020.........
January 2021.........
January 2022.........
January 2023.........
January 2024.........
January 2025.........
January 2026.........
January 2027.........
January 2028.........
January 2029.........
January 2030.........
Weighted Average Life
  (years)*(1)........
Weighted Average Life
  (years)*(2)........


DISTRIBUTION
DATE                     200%
------------           --------
Initial Percentage...     100
January 2001.........
January 2002.........
January 2003.........
January 2004.........
January 2005.........
January 2006.........
January 2007.........
January 2008.........
January 2009.........
January 2010.........
January 2011.........
January 2012.........
January 2013.........
January 2014.........
January 2015.........
January 2016.........
January 2017.........
January 2018.........
January 2019.........
January 2020.........
January 2021.........
January 2022.........
January 2023.........
January 2024.........
January 2025.........
January 2026.........
January 2027.........
January 2028.........
January 2029.........
January 2030.........
Weighted Average Life
  (years)*(1)........
Weighted Average Life
  (years)*(2)........

----------------------------------

*   The weighted average life of a Certificate of any class is determined by
    (i) multiplying the amount of each distribution in reduction of the related Class A Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the original Class A Principal Balance of the Certificate.

(1) To Maturity

(2) To Optional Termination

    These tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Mortgage Loans, which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

                        DESCRIPTION OF THE CERTIFICATES

    The Sovereign Bank Home Equity Loan Asset-Backed Certificates,
Series 2000-1 (the "Certificates") will consist of six classes of senior certificates (each, a "Class"): the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the
Class A-5 Certificates and the Class A-6 Certificates (collectively, the
"Class A Certificates") and one class of subordinated certificates (the
"Class R Certificates"). The Certificates will be issued pursuant to a pooling and servicing agreement (the "Agreement"), dated as of December 1, 2000, among Sovereign Bank, as seller and master servicer (in such capacities, the "Seller" and "Master Servicer"), Lehman ABS Corporation, as depositor (the "Depositor") and State Street Bank and Trust Company, as Trustee (the "Trustee"). The form of the Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the prospectus (the "Prospectus") is a part. The following summaries describe certain provisions of the Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement. Wherever particular sections or defined terms of the Agreement are referred to, such sections or defined terms are hereby incorporated herein by reference.

GENERAL

    The Class A Certificates will be issued in denominations of $1,000 and multiples of $1 in excess thereof and will evidence specified undivided interests in the Trust. The property of the Trust will consist of, to the extent provided in the Agreement: (i) the Mortgage Loans; (ii) payments on the Mortgage Loans received after the Cut-Off Date; (iii) Mortgaged Properties relating to the Mortgage Loans that are acquired by foreclosure or deed in lieu of foreclosure; (iv) the Collection Account and the Distribution Account and funds on deposit therein (excluding net earnings thereon); (v) rights under certain hazard insurance policies, if any, covering the Mortgaged Properties; and
(vi) an assignment of the Depositor's rights under the mortgage loan purchase agreement (the "Purchase Agreement"). In addition, the Depositor has caused the Certificate Insurer to issue an irrevocable and unconditional certificate guaranty insurance policy (the "Policy") for the benefit of the holders of the Class A Certificates, pursuant to which the Certificate Insurer will guarantee certain payments to the Class A Certificateholders as described herein. Definitive Certificates (as defined below) will be transferable and exchangeable at the corporate trust office of the Trustee, which will initially act as Certificate Registrar. See "--Book-Entry Certificates" below. No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

    The principal amount of a Class of Class A Certificates (each, a "Class A Principal Balance") on any Distribution Date is equal to the applicable Class A Principal Balance on the Closing Date minus the aggregate of amounts actually distributed as principal to the holders of such Class of Class A Certificates. On any date, the "Aggregate Class A Principal Balance" is the aggregate of the Class A Principal Balances of each Class of Class A Certificates.

    Only the Class A Certificates are being offered hereby. Each Class of Class A Certificates represents the right to receive payments of interest at the Certificate Rate for such Class and payments of principal as described below.

    The Person in whose name a Certificate is registered as such in the Certificate Register is referred to herein as a "Certificateholder."

    The "Percentage Interest" represented by a Class A Certificate of a Class as of any date of determination will be equal to the percentage obtained by dividing the denomination of such Certificate by the Class A Principal Balance for the related Class as of the Cut-Off Date.

BOOK-ENTRY CERTIFICATES

    The Class A Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Offered Certificates ("Certificate Owners") will hold their Class A Certificates through The Depository Trust Company ("DTC") in the United States, or Clearstream Banking, SOCIETE ANONYME a company with limited liability under Luxembourg law and formerly known first as "Cedel S.A." and more recently as "Cedelbank" ("Clearstream") or Euroclear System ("Euroclear") (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems (the "Participants"). The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Class A Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Class A Principal Balances of $1,000 and in multiples of $1 in excess thereof. Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Class A Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

    The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Cedelbank or Euroclear, as appropriate).

    Certificate Owners will receive all distributions of principal of, and interest on, the Class A Certificates from the Trustee through DTC and DTC participants. While the Class A Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Class A Certificates and is required to receive and transmit distributions of principal of, and interest on, the Class A Certificates. Participants and indirect participants with whom Certificate Owners have accounts with respect to Class A Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

    Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Class A Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Class A Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Offered Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Class A Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

    Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS--Federal Income Tax Consequences to Foreign Investors" and "--Backup Withholding" herein and "GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

    Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

    DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

    Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Cedel S.A.", a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares of CB) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

    Further to the merger, the Board of Directors of New Cedel International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream". With effect from 14 January 2000 New CI has been renamed to "Clearstream International, societe anonyme". On 18 January 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme", and Cedel Global Services was renamed "Clearstream Services, societe anonyme".

    On 17 January 2000 DBC was renamed to "Clearstream Banking AG". This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking", the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG".

    Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depositary and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, 'CSSF', which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

    Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

    Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

    Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS--Federal Income Tax Consequences to Foreign Investors" and "--Backup Withholding" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

    Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

    DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Class A Certificates which conflict with actions taken with respect to other Class A Certificates.

    Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, with the consent of the Trustee, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default (as defined herein), beneficial owners having Percentage Interests aggregating not less than 51% of the aggregate Class A Principal Balance of the Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

    Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

    Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Class A Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

    Neither the Depositor, the Seller, the Master Servicer, the Certificate Insurer nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

ASSIGNMENT OF MORTGAGE LOANS

    On the Closing Date the Depositor will transfer to the Trust all of its right, title and interest in and to each Mortgage Loan, the related Mortgage Notes (or, with respect to a limited number of Mortgage Loans, a lost note affidavit), Mortgages and other related documents (collectively, the "Related Documents"), including all payments received on or with respect to each such Mortgage Loan after the Cut-Off Date. The Trustee, concurrently with such transfer, will deliver the Certificates to the Depositor. Each Mortgage Loan transferred to the Trust will be identified on a schedule (the "Mortgage Loan Schedule") delivered to the Trustee pursuant to the Agreement. Such schedule will include information such as the Principal Balance of each Mortgage Loan as of the Cut-Off Date, its Loan Rate as well as other information.

    The Agreement provides that the Seller will deliver to the Trustee on the Closing Date the Mortgage Note relating to each Mortgage Loan and all remaining documentation relating to each Mortgage Loan (together with the Mortgage Note, the "Mortgage File"), including the assignments of the Mortgage relating to each Mortgage Loan (other than assignments of Mortgages which are required to be recorded as described below, in which case copies of such assignments certified by the seller will be delivered). The assignments of the Mortgage are to be delivered in recordable form. The assignments are not required to be recorded, except in the case of assignments of Mortgages which are secured by Mortgaged Properties located within the states of Florida, Maryland, Mississippi, South Carolina and Tennessee, which are required to be submitted for recordation by the Seller, at its own expense, within 30 days of the Closing Date.

    Within 60 days of the date of delivery thereof, the Trustee will review the Mortgage Loans and the Related Documents pursuant to the Agreement and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within 60 days following notification thereof to the Seller by the Trustee, the Seller will be obligated to either
(i) substitute for such Mortgage Loan an Eligible Substitute Mortgage Loan; provided, however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify the Trust as a REMIC or result in a prohibited transaction tax under the Code or (ii) purchase such Mortgage Loan at a price (the "Purchase Price") equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus the greater of
(a) all accrued and unpaid interest thereon, or (b) 30 day's interest thereon, computed at the Loan Rate, plus the amount of any unreimbursed Servicing Advances made by the Master Servicer. The Purchase Price will be deposited in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises. The obligation of the Seller to cure, repurchase or substitute for a Defective Mortgage

Loan is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Trustee or the Certificateholders.

    In connection with the substitution of an Eligible Substitute Mortgage Loan, the Seller will be required to deposit in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises an amount (the "Substitution Adjustment") equal to the excess of the Principal Balance of the related Defective Mortgage Loan over the Principal Balance of such Eligible Substitute Mortgage Loan.

    An "Eligible Substitute Mortgage Loan" is a mortgage loan substituted by the Seller for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance), not in excess of, and not more than 5% less than, the Principal Balance of the Defective Mortgage Loan; (ii) have a Loan Rate not less than the Loan Rate of the Defective Mortgage Loan and not more than 1% in excess of the Loan Rate of such Defective Mortgage Loan; (iii) have a mortgage of the same or higher level of priority as the mortgage relating to the Defective Mortgage Loan at the time the Defective Mortgage Loan was transferred to the trust; (iv) have a remaining term to maturity not more than six months earlier and not later than the remaining term to maturity of the Defective Mortgage Loan; (v) comply with each representation and warranty as to the Mortgage Loans set forth in the Agreement (deemed to be made as of the date of substitution); and (vi) satisfy certain other conditions specified in the Agreement.

    The Seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan (e.g., Cut-Off Date Principal Balance and the Loan Rate). In addition, the Seller will represent and warrant, on the Closing Date, that, among other things: (i) at the time of transfer to the Depositor, the Seller has transferred or assigned all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien; and
(ii) each Mortgage Loan complied, at the time of origination, in all material respects with applicable state and federal laws. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in the related Mortgage Loan and Related Documents, the Seller will have a period of 60 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 60-day period, the Seller will be obligated to
(i) substitute for such Defective Mortgage Loan an Eligible Substitute Mortgage Loan or (ii) purchase such Defective Mortgage Loan from the Trust. The same procedure and limitations that are set forth above for the substitution or purchase of Defective Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Defective Mortgage Loan as a result of a breach of a representation or warranty in the Agreement that materially and adversely affects the interests of the Certificateholders or the Certificate Insurer.

    Mortgage Loans required to be transferred to the Seller as described in the preceding paragraphs are referred to as "Defective Mortgage Loans."

    Pursuant to the Agreement, the Master Servicer will service and administer the Mortgage Loans as more fully set forth below.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT AND DISTRIBUTION
  ACCOUNT

    The Master Servicer shall establish and maintain in the name of the Trustee a separate trust account (the "Collection Account") for the benefit of the holders of the Certificates. The Collection Account will be an Eligible Account (as defined herein). Within two Business Days after receipt, the Master Servicer will deposit or cause to be deposited into the Collection Account all amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee, reimbursement for Monthly Advances and Servicing Advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items). Amounts so deposited may be invested in Eligible Investments (as described in the Agreement) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Distribution Account or on such Distribution Date if approved by the Rating Agencies and the Certificate Insurer. A "Distribution Date" is the 25th day of each month, or if such day is not a Business Date, then the next succeeding Business Day, commencing in January 2001.

    The Trustee will establish an account (the "Distribution Account") into which will be deposited amounts withdrawn from the Collection Account for distribution to Certificateholders on a Distribution Date. The Distribution Account will be an Eligible Account. Amounts on deposit therein may be invested in Eligible Investments maturing on or before the Business Day prior to the related Distribution Date.

    An "Eligible Account" is a segregated account that is (i) maintained with a depository institution whose debt obligations at the time of any deposit therein have the highest short-term debt rating by the Rating Agencies and whose accounts are fully insured by either the Savings Association Insurance Fund ("SAIF") or the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation established by such fund with a minimum long-term unsecured debt rating of "A1" by Moody's and "A" by S&P, and which is any of (a) a federal savings and loan association duly organized, validly existing and in good standing under the applicable banking laws of any state, (b) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (c) a national banking association duly organized, validly existing and in good standing under the federal banking laws or (d) a principal subsidiary of a bank holding company, and in each case of (a)--(d), approved in writing by the Certificate Insurer, (ii) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company, having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity or (iii) otherwise acceptable to each Rating Agency and the Certificate Insurer as evidenced by a letter from each Rating Agency and the Certificate Insurer to the Trustee, without reduction or withdrawal of their then current ratings of the Certificates.

    Eligible Investments are specified in the Agreement and are limited to investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then current ratings of the Certificates.

ADVANCES

    Not later than two Business Days prior to each Distribution Date, the Master Servicer will remit to the Trustee for deposit in the Distribution Account an amount, to be distributed on the related Distribution Date, equal to the sum of the interest accrued on each Mortgage Loan through the related due date for such Mortgage Loan but not received by the Master Servicer as of the close of business on the eighteenth day of the related month (the "Determination Date") (net of the Servicing Fee) (the "Monthly Advance"). Such obligation of the Master Servicer continues with respect to each Mortgage Loan until such Mortgage Loan becomes a Liquidated Mortgage Loan.

    In the course of performing its servicing obligations, the Master Servicer will pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related Mortgage. Each such expenditure will constitute a "Servicing Advance".

    The Master Servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including Liquidation Proceeds, released mortgaged property proceeds, Insurance Proceeds and such other amounts as may be collected by the Master Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed. The Master Servicer's right to reimbursement for Monthly Advances shall be limited to late collections of interest on any Mortgage Loan and to Liquidation Proceeds and Insurance Proceeds on the related Mortgage Loan. The Master Servicer's right to such reimbursements is prior to the rights of Certificateholders.

    Notwithstanding the foregoing, the Master Servicer is not required to make any Monthly Advance or Servicing Advance if in the good faith judgment and sole discretion of the Master Servicer, the Master Servicer determines that such advance will not be ultimately recoverable from collections received from the Mortgagor in respect of the related Mortgage Loan or other recoveries in respect of such Mortgage Loan (a "Nonrecoverable Advance"). However, if any Servicing Advance or Monthly Advance made by the Master Servicer is determined by the Master Servicer to be nonrecoverable from such sources, the amount of such Nonrecoverable Advance may be reimbursed to the Master Servicer from other amounts on deposit in the Collection Account.

DISTRIBUTION DATES

    On each Distribution Date, the holders of the Class A Certificates will be entitled to receive, from amounts then on deposit in the Distribution Account, to the extent of funds available therefor in accordance with the priorities and in the amounts described below under "Priority of Distributions," an aggregate amount equal to the sum of (a) the Class Interest Distribution for (as defined herein) each Class of Class A Certificates and (b) the Class A Principal Distribution. Distributions will be made (i) in immediately available funds to holders of Class A Certificates holding Certificates, the aggregate principal balance of which is at least $1,000,000, by wire transfer or otherwise, to the account of such Certificateholder at a domestic bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee in accordance with the Agreement, or (ii) by check mailed to the address of the person entitled thereto as it appears on the register (the "Certificate Register") maintained by the Trustee as registrar (the "Certificate Registrar").

DEPOSITS TO THE DISTRIBUTION ACCOUNT

    No later than the second Business Day prior to each Distribution Date, the following amounts in respect of the previous Due Period shall be deposited into the Distribution Account and shall constitute the "Available Funds" for such Distribution Date: (i) payments of principal and interest on the Mortgage Loans (net of amounts representing the Servicing Fee with respect to each Mortgage Loan and reimbursement for related Monthly Advances and Servicing Advances);
(ii) Net Liquidation Proceeds and Insurance Proceeds with respect to the Mortgage Loans (net of amounts applied to the restoration or repair of a Mortgaged Property); (iii) the Purchase Price for repurchased Defective Mortgage Loans with respect to the Mortgage Loans and any related Substitution Adjustment Amounts; (iv) payments from the Master Servicer in connection with (a) Monthly Advances, (b) Prepayment Interest Shortfalls, (c) Net Simple Interest Shortfalls and (d) the termination of the Trust with respect to the Mortgage Loans as provided in the Agreement; and (v) any amounts paid under the Policy.

PRIORITY OF DISTRIBUTIONS

    On each Distribution Date the Trustee shall withdraw from the Distribution Account the Available Funds, and make the following disbursements and transfers as described below and to the extent of Available Funds (except that amounts paid under the Policy shall only be available for distribution to Class A Certificateholders):

        (i) to the Trustee, the Trustee fee for such Distribution Date and to the Certificate Insurer, the amount owing to the Certificate Insurer under the Insurance Agreement for the premium;

        (ii) concurrently to the holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-6 Certificates, an amount equal to the related Class Interest Distribution for the Class A-1 Certificates,
    Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-6 Certificates for such Distribution Date;

        (iii) to the holders of the Class A Certificates then entitled to distributions of principal as set forth below, an amount equal to the Class A Principal Distribution Amount (other than the portion thereof representing Distributable Excess Spread) for such Distribution Date in the following order of priority:

           (a) to the Class A-6 Certificateholders, the Class A-6 Principal Distribution Amount; and

           (b) the balance of the Class A Principal Distribution Amount for such Distribution Date, sequentially, to the holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-6 Certificates, in that order, until the Class A Principal Balance of each such Class of Class A Certificates has been reduced to zero;

        (iv) to the Certificate Insurer, the amount owing to the Certificate Insurer under the Insurance Agreement for reimbursement for prior draws made on the Policy;

        (v) sequentially, to the holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-6 Certificates, in that order, until the respective Class A Principal Balance of each such Class is reduced to zero, to the extent of Available Funds remaining, the Distributable Excess Spread for such Distribution Date;

        (vi) to the Master Servicer, the amount of any accrued and unpaid Servicing Fee;

        (vii) to the Master Servicer, the amount of Nonrecoverable Advances not previously reimbursed;

        (viii) to the Certificate Insurer, any other amounts owing to the Certificate Insurer under the Insurance Agreement; and

        (ix) to the Class R Certificateholders, the balance.

    So long as an Insurer Default has not occurred or is not continuing, the Class A Principal Distribution on any Distribution Date will be distributed first, to the holders of the Class A-6 Certificates, up to the Class A-6 Principal Distribution Amount, and then sequentially to the holders of the Class A-1 Certificates, holders of the Class A-2 Certificates, holders of the Class A-3 Certificates, holders of the Class A-4 Certificates, holders of the Class A-5 Certificates and holders of the Class A-6 Certificates, in that order, until the respective Class A Principal Balance thereof has been reduced to zero. On each Distribution Date prior to the Distribution Date in January 2004, the Class A-6 Principal Distribution Amount will be zero. On any Distribution Date during the continuance of an Insurer Default, the Class A Principal Distribution will be distributed to each Class of Class A Certificates outstanding on a pro rata basis in accordance with the Class A Principal Balance of each such Class immediately prior to such Distribution Date.

THE CERTIFICATE RATE

    The "Certificate Rate" on any Distribution Date with respect to: the
Class A-1 Certificates will be    % per annum, the Class A-2 Certificates will
be    % per annum, the Class A-3 Certificates will be     % per annum, the
Class A-4 Certificates will be    % per annum, the Class A-5 Certificates will
be    % per annum and the Class A-6 Certificates will be    % per annum.

    The "Interest Period" means, with respect to each Distribution Date and the Class A Certificates, the period from the first day of the calendar month preceding the month of such Distribution Date through the last day of such calendar month. Interest on the Class A Certificates in respect of any Distribution Date will accrue during the related Interest Period on the basis of a 360-day year consisting of twelve 30-day months.

INTEREST

    On each Distribution Date, to the extent of funds available therefor in accordance with the priorities described above under "--Priority of Distributions," interest will be distributed to each Class of Class A Certificates in an amount equal to the related Class Interest Distribution. For each Distribution Date and each Class of Class A Certificates, the "Class Interest Distribution" is the sum of (a) interest at the related Certificate Rate that accrued during the related Interest Period on the related Class A Principal Balance, immediately prior to such Distribution Date less such Class' pro rata share of any shortfalls in interest due to the application of the Soliders' and Sailors' Civil Relief Act of 1940, as amended (the "Civil Relief Act", and any such shortfall, a "Civil Relief Act Interest Shortfall") for such Distribution Date (the "Class Monthly Interest Distributable Amount") and
(b) any Class Interest Carryover Shortfall. As to any Distribution Date and Class of Class A Certificates, the "Class Interest Carryover Shortfall" is the sum of (a) the excess of the sum of (A) the related Class Monthly Interest Distributable Amount for the preceding Distribution Date and (B) any outstanding Class Interest Carryover Shortfall with respect to such Class on such preceding Distribution Date, over the amount in respect of interest that is actually distributed to such Class on such preceding Distribution Date plus (b) interest on such excess, to the extent permitted by law, at the related Certificate Rate for the related Interest Period.

    On each Distribution Date, the Class Interest Distribution for each Class of Class A Certificates will be distributed on an equal priority and any shortfall in the amount required to be distributed as interest thereon to each such Class will be allocated between such Classes pro rata based on the amount which would have been distributed to each such Class in the absence of such shortfall.

PRINCIPAL

    On each Distribution Date, to the extent of funds available therefor, in accordance with the priorities described above under "--Priority of Distributions," principal will be distributed to the holders of Class A Certificates then entitled to distributions of principal in an amount equal to the lesser of (A) the Aggregate Class A Principal Balance and (B) the Class A Principal Distribution Amount for such Distribution Date. "Class A Principal Distribution Amount" means, with respect to any Distribution Date, the sum of the Class A Monthly Principal Distributable Amount for such Distribution Date and any Class A Principal Shortfall Amount for such Distribution Date.

    "Class A Monthly Principal Distributable Amount" means, with respect to any Distribution Date, to the extent of funds available therefor as described herein the amount equal to the sum of the following amounts (without duplication) with respect to the immediately preceding Due Period (as defined below): (i) each payment of principal on a Mortgage Loan received by the Master Servicer during such Due Period, including all full and partial principal prepayments, (ii) the Principal Balance as of the end of the immediately preceding Due Period of each Mortgage Loan that became a Liquidated Mortgage Loan for the first time during the related Due Period, (iii) the portion of the Purchase Price allocable to principal of all repurchased Defective Mortgage Loans with respect to such Due Period, (iv) any Substitution Adjustment Amounts received on or prior to the previous Determination Date and not yet distributed and (v) the amount, if any, required to be distributed on such Distribution Date to satisfy the required level of overcollateralization for such Distribution Date (the "Distributable Excess Spread").

    "Class A Principal Shortfall Amount" means for any Distribution Date, the amount, if any, by which the Aggregate Class A Principal Balance exceeds the Pool Principal Balance at the end of the related Due Period after giving effect to all distributions of amounts on deposit in the Distribution Account available to pay the Class A Monthly Principal Distributable Amount (exclusive of Distributable Excess Spread) and draws under the Policy for such Distribution Date.

    "Class A-6 Principal Distribution Amount" for any Distribution Date will be the product of (i) the applicable Class A-6 Principal Payment Percentage for such Distribution Date and (ii) the Class A-6 Pro

Rata Principal Distribution Amount for such Distribution Date. In no event shall the Class A-6 Principal Distribution Amount exceed the Class A-6 Principal Balance.

    "The Class A-6 Principal Payment Percentage" for each Distribution Date shall be as follows:

DISTRIBUTION DATES                     CLASS A-6 PRINCIPAL PAYMENT PERCENTAGE
------------------                     --------------------------------------
January 2001-December 2003...........                     0%
January 2004-December 2005...........                    45%
January 2006-December 2006...........                    80%
January 2007-December 2007...........                   100%
January 2008 and thereafter..........                   300%

    The "Class A-6 Pro Rata Principal Distribution Amount" for any Distribution Date will be an amount equal to the product of (x) a fraction, the numerator of which is the Class A Principal Balance of the Class A-6 Certificates immediately prior to such Distribution Date and the denominator of which is the Aggregate Class A Principal Balance immediately prior to such Distribution Date and (y) the Class A Principal Distribution Amount for such Distribution Date.

    If the required level of overcollateralization is reduced below the then existing amount of overcollateralization (described below) or if the required level of overcollateralization is satisfied, the amount of the Class A Monthly Principal Distributable Amount will be correspondingly reduced by the amount of such reduction or by the amount necessary such that the overcollateralization will not exceed the required level of overcollateralization after giving effect to the distribution in respect of principal to be made on such Distribution Date.

    The application of Excess Spread as described below is intended to create overcollateralization to provide a source of additional cashflow to cover losses on the Mortgage Loans. A draw on the Policy in respect of principal will not be made until the Aggregate Class A Principal Balance exceeds the Pool Principal Balance. See "--The Policy" herein. Accordingly, there may be Distribution Dates on which Class A Certificateholders receive little or no distributions in respect of principal.

    On each Distribution Date, net losses realized in respect of Liquidated Mortgage Loans (to the extent such amount is not covered by Available Funds) will reduce the amount of overcollateralization, if any.

    "Due Period" means, with respect to any Determination Date or Distribution Date, the calendar month immediately preceding such Determination Date or Distribution Date, as the case may be.

    A "Liquidated Mortgage Loan" as to any Distribution Date, is a Mortgage Loan with respect to which the Master Servicer has determined, in accordance with the servicing procedures specified in the Agreement, as of the end of the preceding Due Period, that all Liquidation Proceeds which it expects to recover with respect to such Mortgage Loan have been recovered. "Liquidation Proceeds" with respect to a Mortgage Loan are the proceeds received in connection with the liquidation of any Mortgage Loan. With respect to a Mortgage Loan, "Net Liquidation Proceeds" are the excess of Liquidation Proceeds over the expenses associated with the related liquidation.

    "Excess Spread" means, with respect to any Distribution Date, the positive excess, if any, of (x) Available Funds for such Distribution Date over (y) the portion thereof required to be distributed pursuant to subclauses (i) through
(iv) as set forth under the heading "--Priority of Distributions" on such Distribution Date.

    An "Insurer Default" will occur in the event the Certificate Insurer fails to make a payment required under the Policy or if certain events of bankruptcy or insolvency occur with respect to the Certificate Insurer.

THE POLICY

    The following information has been supplied by the Certificate Insurer for inclusion in this Prospectus Supplement. Accordingly, the Depositor does not make any representation as to the accuracy and completeness of such information.

    The Certificate Insurer, in consideration of the payment of the premium and subject to the terms of the Policy, thereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment will be received by the Trustee, or its successor, as trustee for the Owners (the "Trustee"), on behalf of the Owners from the Certificate Insurer, for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Certificate Insurer's obligations under the Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Class A Certificates, unless such acceleration is at the sole option of the Certificate Insurer.

    Notwithstanding the foregoing paragraph, the Policy does not cover shortfalls, if any, attributable to the liability of the Trust, the REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

    The Certificate Insurer will pay any Insured Payment that is a Preference Amount on the Distribution Date next following receipt on a Business Day of
(i) a certified copy of the order requiring the return of a preference payment,
(ii) an opinion of counsel satisfactory to the Certificate Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Owner relating to or arising under the Class A Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment and
(iv) appropriate instruments to effect the appointment of the Certificate Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Certificate Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Class A Certificates to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

    The Certificate Insurer will pay any other amount payable under the Policy no later than 12:00 noon New York City time on the later of the Distribution Date on which the related Deficiency Amount is due or the second Business Day following receipt of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice given under the Policy is not in proper form or is otherwise insufficient for the purpose of making claim under the Policy it shall be deemed not to have been received for purposes of this paragraph, and the Certificate Insurer shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

    Insured Payments due under the Policy unless otherwise stated therein will be disbursed to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

    As used in the Policy, the following terms shall have the following meanings:

        "AGREEMENT" means the Pooling and Servicing Agreement, dated as of November 1, 2000, among the Depositor, the Seller, and Master Servicer and the Trustee, as trustee, without regard to any amendment or supplement thereto unless such amendment or supplement has been approved in writing by the Certificate Insurer.

        "BUSINESS DAY" means any day other than (i) a Saturday, a Sunday or
    (ii) a day on which the Certificate Insurer or banking institutions in New York City, Boston, Massachusetts, Pennsylvania or the city in which the corporate trust office of the Trustee under the Agreement is located are authorized or obligated by law or executive order to close.

        "DEFICIENCY AMOUNT" means for any Distribution Date (A) the excess, if any, of (i) the Class Monthly Interest Distributable Amount for each Class of Class A Certificates plus any Class Interest Carryover Shortfall for each Class of Class A Certificates over (ii) funds on deposit in the Distribution Account available to be distributed therefor on such Distribution Date (less the Trustee Fee, the premium payable to the Certificate Insurer and any Insured Payment) and (B) the Guaranteed Principal Amount.

        "GUARANTEED PRINCIPAL AMOUNT" means (a) for any Distribution Date (other than the Distribution Date in December 2030) the amount, if any, by which the Aggregate Class A Principal Balance exceeds the Pool Principal Balance at the end of the previous month (after giving effect to all distributions of principal on the Class A Certificates on such Distribution Date) and
    (b) on the Distribution Date in December 2030 (after giving effect to all other distributions of principal on the Class A Certificates on such Distribution Date), an amount equal to the Aggregate Class A Principal Balance.

        "INSURED PAYMENT" means as of any Distribution Date, (i) any Deficiency Amount and (ii) any Preference Amount.

        "NOTICE" means the telephonic or telegraphic notice, promptly confirmed in writing by facsimile, substantially in the form of Exhibit A attached to the Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date.

        "OWNER" means each Certificateholder (as defined in the Agreement) who, on the applicable Distribution Date, is entitled under the terms of the applicable Class A Certificates to payment thereunder.

        "PREFERENCE AMOUNT" means any amount previously distributed to an Owner on the Class A Certificates that is deemed to be preferential transfer and is therefore recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

    Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the respective meanings set forth in the Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the Agreement unless such amendment or modification has been approved in writing by the Certificate Insurer.

    The Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

    The insurance provided by the Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

    The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Class A Certificates.

OVERCOLLATERALIZATION PROVISIONS

    The Agreement requires that, on each Distribution Date, the Excess Spread may be applied on such Distribution Date as an accelerated payment of principal on the Class or Classes of Class A Certificates then entitled to a distribution as described in clause (v) under the heading "--Priority of Distributions" above. This has the effect of accelerating the amortization of the Class A Certificates relative to the amortization of the Mortgage Loans.

    The required level of overcollateralization will be satisfied as of each Distribution Date when the aggregate of the Principal Balances of the Mortgage Loans at the end of the related Due Period exceeds the related Aggregate
Class A Principal Balance by an amount specified in the Agreement. Thereafter, the level of overcollateralization necessary to satisfy the required level of overcollateralization may be increased or decreased from time to time based on the loss and delinquency experience of the Mortgage Loans in accordance with the provisions of the Agreement. In addition, the required level of overcollateralization may be decreased, in the sole discretion of the Certificate Insurer and with the prior consent of each Rating Agency, as low as zero, which would have the effect of reducing the amortization of the Class A Certificates below what it otherwise would have been.

REPORTS TO CERTIFICATEHOLDERS

    Concurrently with each distribution to the Certificateholders, the Trustee will forward each Certificateholder a statement, based upon information furnished by the Master Servicer, setting forth among other items with respect to each Distribution Date:

        (i) the aggregate amount of the distribution to each Class of Certificateholders on such Distribution Date;

        (ii) the amount of distribution set forth in paragraph (i) above in respect of interest and the amount thereof in respect of any Class Interest Carryover Shortfall, and the amount of any Class Interest Carryover Shortfall remaining;

        (iii) the amount of distribution set forth in paragraph (i) above in respect of principal and the amount thereof in respect of the Class A Principal Shortfall Amount, and any remaining Class A Principal Shortfall Amount;

        (iv) the amount of Excess Spread and the amount applied as a distribution of Distributable Excess Spread on the Certificates;

        (v) the Guaranteed Principal Amount for such Distribution Date;

        (vi) the amount paid under the Policy for such Distribution Date in respect of the Class Interest Distribution to each Class of Certificates;

        (vii) the Servicing Fee;

        (viii) the Pool Principal Balance as of the close of business on the last day of the preceding Due Period;

        (ix) the Aggregate Class A Principal Balance after giving effect to payments allocated to principal above;

        (x) the amount of overcollateralization as of the close of business on the Distribution Date, after giving effect to distributions of principal on such Distribution Date;

        (xi) the number and aggregate Principal Balances of the Mortgage Loans as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Due Period;

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
        (xii) the book value of any real estate which is acquired by the Trust through foreclosure or grant of deed in lieu of foreclosure;

        (xiii) the aggregate amount of prepayments received on the Mortgage Loans during the previous Due Period; and

        (xiv) the weighted average Loan Rate on the Mortgage Loans as of the first day of the month prior to the Distribution Date.

    In the case of information furnished pursuant to clauses (ii) and
(iii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

    Within 60 days after the end of each calendar year, the Trustee will forward to each Person, if requested in writing by such Person, who was a Certificateholder during the prior calendar year a statement containing the information set forth in clauses (ii) and (iii) above aggregated for such calendar year.

    The Trustee may make available the monthly Trustee's Remittance Report through its Corporate Trust home page on the internet, which is located at "corporatetrust.statestreet.com." Information can be accessed by clicking the "Investor Information & Reporting" button and selecting the appropriate transaction. In addition, if the Depositor so directs the Trustee, and on terms acceptable to the Trustee, the Trustee may make certain other information and reports related to the Mortgage Loans and the Trust available through its Corporate Trust home page.

LAST SCHEDULED DISTRIBUTION DATE

    The last scheduled Distribution Date for each Class of Class A Certificates is excepted to be as follows:

                                                             DISTRIBUTION DATE
CLASS                                                               IN
-----                                                        -----------------
A-1........................................................     October 2002
A-2........................................................       April 2003
A-3........................................................     January 2005
A-4........................................................        July 2007
A-5........................................................     January 2030
A-6........................................................    February 2015

    It is expected that the actual last Distribution Date for each Class of Class A Certificates will occur significantly earlier than such last scheduled Distribution Dates. See "PREPAYMENT AND YIELD CONSIDERATIONS."

    Such last scheduled Distribution Dates for the Class A-1 Certificates,
Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and
Class A-6 Certificates are based on a 0% Prepayment Assumption with the assumption that no Distributable Excess Spread is used to make accelerated payments of principal to the holders of the related Class A Certificates and the assumptions set forth above under "PREPAYMENT AND YIELD CONSIDERATIONS--Weighted Average Lives." The last scheduled Distribution Date for the Class A-5 Certificates has been calculated assuming that the Certificate Insurer makes the payment of the outstanding Aggregate Class A Principal Balance on the Distribution Date in June 2030.

COLLECTION AND OTHER SERVICING PROCEDURES ON MORTGAGE LOANS

    The Master Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the Agreement, follow such collection procedures as it follows from time to time with respect to the home equity loans in its servicing portfolio comparable to the Mortgage Loans. Consistent with the above, the Master Servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the Mortgage Loans.

    With respect to the Mortgage Loans, the Master Servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, provided that any such arrangement is consistent with the Master Servicer's policies with respect to the home equity mortgage loans it owns or services. With respect to Mortgage Loans that are junior in priority to a first lien on a Mortgaged Property, the Master Servicer has the power under certain circumstances to consent to a new mortgage lien on such Mortgaged Property having priority over such Mortgage Loan in connection with the refinancing of such first lien.

HAZARD INSURANCE

    The Master Servicer will not monitor whether or not the related obligor under a Mortgage Loan maintains, or cause any obligor to maintain, fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located. The Master Servicer has obtained a blanket policy insuring against fire and hazards of extended coverage on all of the Mortgage Loans and has named the Master Servicer and the Trust as loss payees. The insurance carrier has the right to cancel such policy at any time. In the event of any such cancellation, the Master Servicer will use commercially reasonable efforts to obtain a comparable insurance policy at comparable cost. See "RISK FACTORS--Master Servicer does not Monitor Maintenance of Hazard Insurance."

REALIZATION UPON DEFAULTED MORTGAGE LOANS

    The Master Servicer will foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into default when, in accordance with applicable servicing procedures under the Agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general mortgage servicing activities, provided the Master Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase Net Liquidation Proceeds. The Master Servicer will be reimbursed out of Liquidation Proceeds for advances of its own funds as liquidation expenses before any Net Liquidation Proceeds are distributed to Certificateholders.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    With respect to each Due Period, the Master Servicer will receive from interest payments in respect of the Mortgage Loans a portion of such interest payments as a monthly servicing fee (the "Servicing Fee") in the amount equal to 0.50% per annum (the "Servicing Fee Rate") on the Principal Balance of each Mortgage Loan as of the first day of each such Due Period. All assumption fees, late payment charges, Net Simple Interest Excess for such Due Period and other fees and charges, to the extent collected from borrowers, will be retained by the Master Servicer as additional servicing compensation.

    The Master Servicer's right to reimbursement for unreimbursed Servicing Advances is limited to late collections on the related Mortgage Loan, including Liquidation Proceeds, released mortgaged property proceeds, Insurance Proceeds and such other amounts as may be collected by the Master Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed. The Master Servicer's right to reimbursement for unreimbursed Monthly Advances shall be limited to late collections of interest on any Mortgage Loan and to Liquidation Proceeds and Insurance Proceeds on the related Mortgage Loan. The Master Servicer's right to such reimbursements is prior to the rights of Certificateholders. However, if any Servicing Advance or Monthly Advance is determined by the Master Servicer to be non-recoverable from such sources, the amount of such non-recoverable advances may be reimbursed to the Master Servicer from other amounts on deposit in the Collection Account.

    Not later than two Business Days prior to each Distribution Date, the Master Servicer is required to remit to the Trustee, without any right of reimbursement, an amount equal to, with respect to each Mortgage Loan as to which a principal prepayment in full was received during the related Due Period, the lesser of (a) the excess, if any, of 30 days' interest on the Principal Balance of such Mortgage Loan at the Loan Rate (or at such lower rate as may be in effect for such Mortgage Loan because of application of the Civil Relief Act, or as a result of any reduction of the monthly payment due on such Mortgage Loan as a result of a bankruptcy proceeding (a "Debt Service Reduction")), minus the Servicing Fee for such Mortgage Loan, over the amount of interest actually paid by the related Mortgagor in connection with such principal prepayment (with respect to all such Mortgage Loans, the "Prepayment Interest Shortfall") and
(b) the Servicing Fee for the most recently ended Due Period.

    If less than a full month has elapsed between the interest paid to date and the next payment on a Simple Interest Loan, the amount of interest actually paid by the Mortgagor will be less than a full month's interest on the Principal Balance of such Mortgage Loan (any such shortfall, a "Simple Interest Shortfall"). Conversely, if more than a full month has elapsed between the interest paid to date and the next payment on a Simple Interest Loan, the amount of interest actually paid by the Mortgagor will be greater than a full month's interest on the Principal Balance of such Mortgage Loan (any such excess, a "Simple Interest Excess"). To the extent that, for any Due Period, the aggregate of Simple Interest Shortfalls exceeds the aggregate of Simple Interest Excesses, a "Net Simple Interest Shortfall" will result.

    In addition, after applying the Servicing Fee to cover any Prepayment Interest Shortfalls with respect to a Due Period, the Master Servicer shall apply any remaining Servicing Fee to cover any Net Simple Interest Shortfall with respect to that Due Period by remitting such amount to the Trustee (with no right of reimbursement).

    The Servicing Fee will not be reduced to cover shortfalls in interest collections resulting from partial prepayments on the Mortgage Loans, Debt Service Reductions or the application of the Civil Relief Act.

EVIDENCE AS TO COMPLIANCE

    The Agreement provides for delivery on or before the last day of the fifth month following the end of the Master Servicer's fiscal year, beginning in 2001, to the Trustee, the Depositor, the Certificate Insurer and the Rating Agencies of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its material obligations under the Agreement throughout the preceding fiscal year, except as specified in such statement.

    On or before the last day of the fifth month following the end of the Master Servicer's fiscal year, beginning in 2001, the Master Servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer or the Depositor) to the Trustee, the Depositor, the Certificate Insurer and the Rating Agencies to the effect that such firm has examined certain documents and the records relating to servicing of the Mortgage Loans under the Uniform Single Attestation Program for Mortgage Bankers and such firm's conclusion with respect thereto.

    The Master Servicer's fiscal year ends on December 31.

CERTAIN MATTERS REGARDING THE DEPOSITOR, SELLER AND MASTER SERVICER

    The Agreement provides that the Master Servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless (i) such duties and obligations are no longer permissible under applicable law as evidenced by an opinion of counsel delivered to the Certificate Insurer or (ii) upon the satisfaction of the following conditions: (a) the Master Servicer has proposed a successor servicer to the Trustee in writing and such proposed successor servicer is reasonably acceptable to the Trustee; (b) the Rating Agencies have confirmed to the Trustee that the appointment of such proposed successor servicer as the Master Servicer will not result in the reduction or withdrawal of the then current rating of the Certificates; and (c) such proposed successor servicer is reasonably acceptable to the Certificate Insurer. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

    The Master Servicer may perform any of its duties and obligations under the Agreement through one or more subservicers or delegates, which may be affiliates of the Master Servicer. Notwithstanding any such arrangement, the Master Servicer will remain liable and obligated to the Trustee and the Certificateholders for the Master Servicer's duties and obligations under the Agreement, without any diminution of such duties and obligations and as if the Master Servicer itself were performing such duties and obligations. Initially, MLN is expected to act as the subservicer with respect to the Mortgage Loans.

    The Agreement provides that the Master Servicer will indemnify the Trust and the Trustee from and against, among other things, any loss, liability, expense, damage or injury suffered or sustained as a result of the Master Servicer's willful misconduct, bad faith or negligence in connection with the servicing and administration of the Mortgage Loans. The Agreement provides that neither the Depositor, the Seller nor the Master Servicer nor their directors, officers, employees or agents will be under any other liability to the Trust, the Trustee, the Certificateholders or any other person for any action taken or for refraining from taking any action pursuant to the Agreement. However, neither the Depositor, the Seller nor the Master Servicer will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence of the Depositor, the Seller or the Master Servicer, as the case may be, in the performance of its duties under the Agreement or by reason of reckless disregard of its obligations thereunder. In addition, the Agreement provides that the Master Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement. The Master Servicer and any director or officer or employee or agent of the Master Servicer shall be indemnified by the Trust against a loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense would otherwise be reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence in the performance of its duties under the Agreement or by reason of its reckless disregard of obligations and duties under the Agreement. The Master Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interest of the Certificateholders thereunder.

    Any corporation into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer shall be a party, or any corporation succeeding to the business of the Master Servicer shall be the successor of the Master Servicer under the Agreement, without the execution or filing of any paper or any further act on the part of any of the parties to the Agreement, anything in the Agreement to the contrary notwithstanding.

EVENTS OF DEFAULT

    "Events of Default" will consist of: (i) (A) any failure by the Master Servicer to make any required Monthly Advance or (B) any other failure of the Master Servicer to deposit in the Collection Account or Distribution Account any deposit required to be made under the Agreement, which other failure continues unremedied for two Business Days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Certificate Insurer or Certificateholders holding Certificates evidencing a Percentage Interest in the Trust of at least 25%; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement which continues unremedied for 30 days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Certificate Insurer or any Certificateholders holding Certificates evidencing a Percentage Interest in the Trust of at least 25%; (iii) any failure by the Master Servicer to make any required Servicing Advance, which failure continues unremedied for a period of 30 days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Certificate Insurer or any Certificateholders holding Certificates evidencing a Percentage Interest in the Trust of at least 25%; (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Master Servicer and certain actions by the Master Servicer indicating insolvency, reorganization or inability to pay its obligations (an "Insolvency Event"); (v) so long as the Seller is an affiliate of the Master Servicer, any failure of the Seller to repurchase or substitute Eligible Substitute Mortgage Loans for Defective Mortgage Loans as required pursuant to the Purchase Agreement or the Agreement; (vi) the loss and delinquency performance of the Mortgage Loans exceeding certain levels specified in the Agreement; and (vii) failure to meet certain regulatory capital requirements.

RIGHTS UPON AN EVENT OF DEFAULT

    So long as an Event of Default remains unremedied, either the Trustee, Certificateholders holding Certificates evidencing at least 51% of the Percentage Interests in the Trust, with the consent of the Certificate Insurer, or the Certificate Insurer may terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Agreement and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the Agreement and having a net worth of at least $50,000,000 and acceptable to the Certificate Insurer to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity unless prohibited by law. Such successor will be entitled to receive the same compensation that the Master Servicer would otherwise have received (or such lesser compensation as the Trustee and such successor may agree). A receiver or conservator for the Master Servicer may be empowered to prevent the termination and replacement of the Master Servicer if the only Event of Default that has occurred is an Insolvency Event.

AMENDMENT

    The Agreement may be amended from time to time by the Seller, the Master Servicer, the Depositor and the Trustee and with the consent of the Certificate Insurer, but without the consent of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with any other provisions of the Agreement, to add to the duties of the Depositor or the Master Servicer to comply with any requirements imposed by the Internal Revenue Code or any regulation thereunder, or to add or amend any provisions of the Agreement as required by the Rating Agencies in order to maintain or improve any rating of the Class A Certificates (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Depositor, the Seller, the Trustee, the Certificate Insurer nor the Master Servicer is obligated to obtain, maintain, or improve any such rating) or to add any other provisions with respect to matters or questions arising under the Agreement which shall not be inconsistent with the provisions of the Agreement, provided that such action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any Certificateholder or the Certificate Insurer; provided, that any such amendment will not be deemed to materially and adversely affect the Certificateholders and no such opinion will be required to be delivered if the person requesting such amendment obtains a letter from the Rating Agencies stating that such amendment would not result in a downgrading of the then current rating of the Class A Certificates. The Agreement may also be amended from time to time by the

Seller, the Master Servicer, the Depositor, and the Trustee, with the consent of Certificateholders evidencing at least 51% of the Percentage Interests of each Class affected thereby (or 51% of the Percentage Interests of all Classes if all Classes are affected) and the Certificate Insurer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Certificateholders, provided that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, collections of payments on the Certificates or distributions or payments under the Policy which are required to be made on any Certificate without the consent of the Certificateholder or
(ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Class A Certificates then outstanding. Notwithstanding the foregoing, the provisions of the Agreement relating to overcollateralization may be modified such that the required overcollateralization may be reduced or eliminated by the Certificate Insurer without the consent of the Certificateholders so long as an Insurer Default does not exist.

TERMINATION; PURCHASE OF MORTGAGE LOANS

    The Trust will terminate on the Distribution Date following the later of
(A) payment in full of all amounts owing to the Certificate Insurer unless the Certificate Insurer shall otherwise consent and (B) the earliest of (i) the Distribution Date on which the Aggregate Class A Principal Balance has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Class R Certificateholder of the Mortgage Loans, as described below, and (iv) the Distribution Date on which the Policy will be available to pay the outstanding Aggregate Class A Principal Balance.

    Subject to provisions in the Agreement concerning adopting a plan of complete liquidation, the Class R Certificateholder may, at its option, terminate the Agreement on any date on which the Pool Principal Balance is less than 5% of the Cut-Off Date Principal Balance of all the Mortgage Loans by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans at a price equal to the outstanding Pool Principal Balance (subject to reduction as provided in the Agreement if the purchase price is based in part on the appraised value of any REO Property included in the Trust and such appraised value is less than the Principal Balance of the related Mortgage Loan) and accrued and unpaid interest thereon at the weighted average of the Loan Rates through the end of the Due Period preceding the final Distribution Date together with all amounts due and owing to the Certificate Insurer (such amount, the "Termination Price"). If the Termination Price is reduced because it is based in part on the appraised value of REO Property in the Trust and the Certificate Insurer fails to perform its obligation under the Policy, the Termination Price to be distributed to Certificateholders on the final Distribution Date may be insufficient to pay the outstanding Class Principal Balance of each Class A Certificate and accrued and unpaid interest thereon. To the extent the Class R Certificateholder does not exercise its option to terminate the Agreement as described above, the Certificate Insurer shall have the right to terminate the Agreement at the Termination Price. Any such purchase shall be accomplished by deposit into the Distribution Account of the purchase price specified above.

OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS

    The Master Servicer has the option, but is not obligated, to purchase from the Trust any Mortgage Loan 90 days or more delinquent at the Purchase Price, up to a maximum of 5% of the original Pool Principal Balance.

THE TRUSTEE

    State Street Bank and Trust Company, a Massachusetts trust company, has been named Trustee pursuant to the Agreement.

    The Trustee may have normal banking relationships with the Depositor, the Seller and the Master Servicer.

    The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer and the Master Servicer. The Depositor and, in certain instances, the Master Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Depositor will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer and the Master Servicer (such Master Servicer approval not to be unreasonably withheld). Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

    No holder of a Certificate will have any right under the Agreement to institute any proceeding with respect to the Agreement unless such holder previously has given to the Trustee written notice of default and unless Certificateholders holding Certificates evidencing at least 51% of the Percentage Interests in the Trust, have made written requests upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby.

                     DESCRIPTION OF THE PURCHASE AGREEMENT

    The Mortgage Loans to be transferred to the Trust by the Depositor will be purchased by the Depositor from Sovereign Bank (in such capacity, the "Seller") pursuant to the mortgage loan purchase agreement to be entered into between the Depositor, as purchaser of the Mortgage Loans, and the Seller, as seller of the Mortgage Loans (the "Purchase Agreement"). Under the Purchase Agreement, the Seller will agree to transfer the Mortgage Loans to the Depositor. Pursuant to the Agreement, the Mortgage Loans will be immediately transferred by the Depositor to the Trust, and the Depositor will assign its rights in, to and under the Purchase Agreement, to the Trust.

    In the Purchase Agreement the Seller will make representations and warranties similar to those representations and warranties made by the Seller in the Agreement. In the event of a breach of any such representations and warranties which has a material adverse effect on the interests of the Certificateholders or the Certificate Insurer, the Seller will be required to repurchase or substitute for the Mortgage Loans as described herein under "DESCRIPTION OF THE CERTIFICATES--Assignment of Mortgage Loans."

    The Seller has also agreed to indemnify the Depositor and the Trust from and against certain losses, liabilities and expenses (including reasonable attorneys' fees) suffered or sustained pursuant to the Purchase Agreement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Trustee or the Master Servicer may file reports or other documents, on behalf of the Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. Those reports or documents filed after the date of this Prospectus and Prospectus Supplement and prior to the termination of the offering of the Class A Certificates are deemed incorporated by reference into and a part of this Prospectus and Prospectus Supplement. You should read each of the Prospectus Supplement and the Prospectus. Any statement in this document or in a document deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus and Prospectus Supplement to the extent that a statement contained in any other subsequently filed document which is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute part of this Prospectus and Prospectus Supplement.

                                USE OF PROCEEDS

    The net proceeds to be received from the sale of the Certificates will be applied by the Depositor towards the purchase of the Mortgage Loans from the Seller.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

    An election will be made to treat the Trust as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"). In the opinion of Brown & Wood LLP, counsel to the Trust and the Underwriters, the Class A Certificates will constitute "regular interests" in the REMIC and the Class R Certificates (the "Residual Certificates") will constitute the sole class of residual interests in the REMIC. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS--Taxation of the REMIC and its Holders" in the Prospectus.

    The Class A Certificates generally will be treated as debt instruments issued by the REMIC for federal income tax purposes. Income on such Certificates must be reported under an accrual method of accounting.

    The Class A Certificates may, depending on their issue price, be issued with original issue discount ("OID") for federal income tax purposes. Holders of such Certificates issued with OID will be required to include OID in income as it accrues under a constant yield method, in advance of the receipt of cash attributable to such income. The OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6) which applies to prepayable securities such as the Class A Certificates. Until the Treasury issues guidance to the contrary, the Trustee intends to base its OID computation on Code Section 1272(a)(6) and the OID Regulations as described in the Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

    The yield used to calculate accruals of OID with respect to the Class A Certificates with OID will be the original yield to maturity of such Certificates, determined by assuming that the Mortgage Loans will prepay in accordance with 100% of the Prepayment Assumption. No representation is made as to the actual rate at which the Mortgage Loans will prepay.

    Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The Prepayment Assumption model used in this Prospectus Supplement is based on a Constant Prepayment Rate ("CPR"). CPR represents a constant rate of prepayment on the Mortgage Loans each month relative to the aggregate outstanding principal balance of the Mortgage Loans. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans, and there is no assurance that the Mortgage Loans will prepay at the specified CPR. The Depositor does not make any representation about the appropriateness of the CPR model.

    The Class A Certificates will be treated as regular interests in a REMIC under section 860G of the Code. Accordingly, the Offered Certificates will be treated as (i) assets described in section 7701(a)(19)(C) of the Code, and (ii) "real estate assets" within the meaning of section 856(c)(4) of the Code, in each case to the extent described in the Prospectus. Interest on the Class A Certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of section 856(c)(3)(B) of the Code to the same extent that the Class A Certificates are treated as real estate assets. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" in the Prospectus.

BACKUP WITHHOLDING

    Certain Certificate Owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Class A Certificates if the Certificate Owners, upon issuance, fail to supply the Trustee or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding.

    The Trustee will be required to report annually to the IRS, and to each Class A Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Class A Certificates (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Class A Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on such Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

    Such amounts will be deemed distributed to the affected Certificate Owner for all purposes of the Certificates, the Agreement and the Policy.

    Final regulations dealing with backup withholding and information reporting on income paid to a foreign person and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules. The discussion set forth above does not take the New Withholding Regulations into account. Prospective REMIC Certificate Owners are strongly urged to consult their own tax advisor with respect to the New Withholding Regulations.

FEDERAL INCOME TAX CONSEQUENCES TO FOREIGN INVESTORS

    The following information describes the United States federal income tax treatment of holders that are not United States persons ("Foreign Investors"). The term "Foreign Investor" means any person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) organized in or under the laws of the United States or any state thereof including the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations),
(iii) an estate the income of which is includible in gross income for United States federal income tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding clause (iv), to the extent provided in the regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered United States persons.

    The Code and Treasury regulations generally subject interest paid to a Foreign Investor to a withholding tax at a rate of 30% (unless such rate were changed by an applicable treaty). The withholding tax, however, is eliminated with respect to certain "portfolio debt investments" issued to Foreign Investors. Portfolio debt investments include debt instruments issued in registered form for which the United States payor receives a statement that the beneficial owner of the instrument is a Foreign Investor. The Class A Certificates will be issued in registered form, therefore if the information required by the Code is furnished (as described below) and no other exceptions to the withholding tax exemption are applicable, no withholding tax will apply to the Class A Certificates.

    For the Class A Certificates to constitute portfolio debt investments exempt from the United States withholding tax, the withholding agent must receive from the Certificate Owner an executed IRS Form W-8 or substantially similar form signed under penalty of perjury by the Certificate Owner stating that the Certificate Owner is a Foreign Investor and providing such Certificate Owner's name and address. The statement must be received by the withholding agent in the calendar year in which the interest payment is made, or in either of the two preceding calendar years.

    A Certificate Owner that is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange, or redemption of such Class A Certificate, provided that (i) such gain is not effectively connected with a trade or business carried on by the Certificate Owner in the United States, (ii) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs and (iii) in the case of gain representing accrued interest, the conditions described in the immediately preceding paragraph are satisfied.

    As described above, the New Withholding Regulations were published in the Federal Register on October 14, 1997, and generally will be effective for payments made after December 31, 2000, subject to certain transition rules. The discussion set forth above does not take the New Withholding Regulations into account. Prospective Foreign Investors are strongly urged to consult their own tax advisor with respect to the New Withholding Regulations.

                                  STATE TAXES

    The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Class A Certificates under the tax laws of any state. Investors considering an investment in the Class A Certificates should consult their own tax advisors regarding such tax consequences.

    All investors should consult their own tax advisors regarding the Federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Certificates.

                              ERISA CONSIDERATIONS

    Any fiduciary which proposes to cause a pension plan, employee benefit or other plan that is subject to Title I of ERISA or Section 4975 of the Code (a "Plan") to acquire any of the Class A Certificates should consult with its counsel with respect to the potential consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code of the Plans acquisition and ownership of such Certificates. The Certificates will constitute "equity interests" within the meaning of the Plan Assets Regulation, and it is not expected that an exception under those regulations will apply. See "ERISA CONSIDERATIONS" in the Prospectus.

    The U.S. Department of Labor has granted to Lehman Brothers Inc. ("Lehman Brothers") Prohibited Transaction Exemption 91-14 (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Lehman Brothers or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. The Exemption will apply to the acquisition, holding and resale of the Class A Certificates by a Plan provided that certain conditions (some of which are described below) are met.

    Among the conditions which must be satisfied for the Exemption to apply are the following:

        (1) The acquisition of the Class A Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

        (2) The rights and interests evidenced by the Class A Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust, unless the Trust contains only certain types of assets, (a "Designated Transaction");

        (3) The Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories (four, in a Designated Transaction) from S&P, Moody's or Fitch, Inc.;

        (4) The sum of all payments made to and retained by the Underwriters in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Seller pursuant to the sale of the Mortgage Loans to the Trust represents not more than the fair market value of such

    Mortgage Loans; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services under the Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith;

        (5) The Trustee is not an affiliate of any Underwriter, the Seller, the Master Servicer, the Certificate Insurer, any borrower whose obligations under one or more Mortgage Loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust, or any of their respective affiliates (together with the Trustee, the "Restricted Group"); and

        (6) The Plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

    The Underwriters believe that the Exemption will apply to the acquisition and holding of the Class A Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met. Any Plan fiduciary considering whether to purchase any Class A Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Class A Certificates, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of ERISA or the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. A Plan fiduciary should also consult with counsel regarding the application of the Plan Assets Regulation to an investment in Class A Certificates.

                        LEGAL INVESTMENT CONSIDERATIONS

    Although, as a condition to their issuance, the Class A Certificates will be rated in the highest rating category of the Rating Agencies, the Class A Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), because not all of the Mortgages securing the Mortgage Loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the Class A Certificates, which because they evidence interests in a pool that includes junior mortgage loans are not "mortgage related securities" under SMMEA. See "LEGAL INVESTMENT" in the Prospectus.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in the underwriting agreement,
dated December   , 2000 (the "Underwriting Agreement"), among the Depositor and the Underwriters named below (the "Underwriters"), the Depositor has agreed to sell to the Underwriters and the Underwriters have agreed to purchase from the Depositor the principal amount of the Class A Certificates set forth opposite their respective names.

                        CLASS A-1      CLASS A-2      CLASS A-3      CLASS A-4      CLASS A-5      CLASS A-6
UNDERWRITER            CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES
-----------            ------------   ------------   ------------   ------------   ------------   ------------
Lehman Brothers
  Inc................  $              $              $              $              $              $
Salomon Smith Barney
  Inc................
                       ------------   -----------    -----------    -----------    -----------    -----------
Total................  $              $              $              $              $              $
                       ============   ===========    ===========    ===========    ===========    ===========

    The Depositor has been advised that the Underwriters propose initially to offer the Class A Certificates to the public at the respective offering prices set forth on the cover hereof and to certain dealers at such prices less a selling concession not to exceed the percentage of the Certificate denomination set forth below, and that the Underwriters may allow and such dealers may reallow a reallowance discount not to exceed the percentage of the Certificate denomination set forth below:

CLASS OF CERTIFICATES                                       SELLING CONCESSION   REALLOWANCE DISCOUNT
---------------------                                       ------------------   --------------------
Class A-1.................................................              %                     %
Class A-2.................................................              %                     %
Class A-3.................................................              %                     %
Class A-4.................................................              %                     %
Class A-5.................................................              %                     %
Class A-6.................................................              %                     %

    Until the distribution of the Class A Certificates is completed, the rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase such Classes of Class A Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the prices of the Class A Certificates. Such transactions consist of bids of purchase for the purpose of pegging, fixing or maintaining the price of such Classes of Class A Certificates.

    In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

    Neither the Depositor nor the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Class A Certificates.

    In addition, neither the Depositor nor the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

    The Depositor has been advised by the Underwriters that they intend to make a market in the Class A Certificates; however, they are not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the Class A Certificates will develop.

    The Depositor is an affiliate of Lehman Brothers Inc.

    The Underwriting Agreement provides that the Depositor will indemnify the Underwriters against certain civil liabilities, including liabilities under the Act.

    If you initially receive an electronic copy of the Prospectus and Prospectus Supplement from an Underwriter, you will receive a paper copy of the Prospectus and Prospectus Supplement upon request to the Underwriter. Upon receipt of a qualifying request, the Underwriter will promptly deliver a paper copy of the Prospectus and Prospectus Supplement to you free of charge.

                                    EXPERTS

    The financial statements of Financial Guaranty Insurance Company as of December 31, 1999 and 1998 and for each of the years in the three-year period ended December 31, 1999, are incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference in this prospectus supplement upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

    Certain legal matters with respect to the Class A Certificates will be passed upon for the Depositor by Brown & Wood LLP, New York, New York and for the Underwriters by Brown & Wood LLP, New York, New York. Certain legal matters will be passed upon for the Seller by Stevens & Lee, A Professional Corporation, Reading, Pennsylvania.

                                    RATINGS

    It is a condition to the issuance of the Class A Certificates that they receive ratings of "AAA" by S&P and "Aaa" by Moody's.

    A securities rating addresses the likelihood of the receipt by Class A Certificateholders of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Class A Certificates. The ratings on the Class A Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans or the possibility that Class A Certificateholders might realize a lower than anticipated yield.

    The ratings assigned to the Class A Certificates will depend primarily upon the creditworthiness of the Certificate Insurer. Any reduction in a rating assigned to the financial strength of the Certificate Insurer below the ratings initially assigned to the Class A Certificates may result in a reduction of one or more of the ratings assigned to the Class A Certificates.

    A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                             INDEX OF DEFINED TERMS

TERMS                                                            PAGE
-----                                                         -----------
Accredited Investor.........................................         S-62
Aggregate Class A Principal Balance.........................         S-36
Agreement...................................................   S-36, S-48
Available Funds.............................................         S-44
Balloon Loans...............................................         S-19
Balloon Payment.............................................         S-23
Beneficial Owner............................................         S-37
BIF.........................................................         S-43
Book-Entry Certificates.....................................         S-37
Business Day................................................         S-49
Certificate Insurer.........................................         S-14
Certificate Owners..........................................         S-37
Certificate Rate............................................         S-45
Certificate Register........................................         S-44
Certificate Registrar.......................................         S-44
Certificateholder...........................................   S-36, S-37
Certificates................................................         S-36
Civil Relief Act............................................         S-46
Civil Relief Act Interest Shortfall.........................         S-46
Class.......................................................         S-36
Class A Certificateholder...................................         S-59
Class A Certificates........................................         S-36
Class A Monthly Principal Distributable Amount..............         S-46
Class A Principal Balance...................................         S-36
Class A Principal Distribution Amount.......................         S-46
Class A Principal Shortfall Amount..........................         S-46
Class A-6 Principal Distribution Amount.....................         S-46
Class A-6 Principal Payment Percentage......................         S-47
Class A-6 Pro Rata Principal Distribution Amount............         S-47
Class Interest Carryover Shortfall..........................         S-46
Class Interest Distribution.................................         S-46
Class Monthly Interest Distributable Amount.................         S-46
Class R Certificates........................................         S-36
Clearstream.................................................         S-37
Clearstream Participants....................................         S-38
CLTV........................................................         S-30
Closing Date................................................         S-23
Code........................................................         S-58
Collection Account..........................................         S-42
Commission..................................................         S-23
Consumer Asset Finance Division.............................         S-17
Cooperative.................................................         S-39
CPR.........................................................   S-33, S-59

TERMS                                                            PAGE
-----                                                         -----------
Cut-Off Date................................................         S-23
Cut-Off Date Principal Balance..............................         S-23
Debt Service Reduction......................................         S-53
Defective Mortgage Loans....................................         S-42
Deficiency Amount...........................................         S-49
Definitive Certificate......................................         S-37
Depositor...................................................         S-36
Designated Transaction......................................         S-61
Detailed Description........................................         S-23
Determination Date..........................................         S-43
Distributable Excess Spread.................................         S-46
Distribution Account........................................         S-43
Distribution Date...........................................         S-43
DTC.........................................................         S-37
Due Period..................................................         S-47
Eligible Account............................................         S-43
Eligible Substitute Mortgage Loan...........................         S-42
ERISA.......................................................         S-61
Euroclear...................................................         S-37
Euroclear Operator..........................................         S-39
Euroclear Participants......................................         S-39
European Depositaries.......................................         S-37
Events of Default...........................................         S-54
Excess Spread...............................................         S-47
Exemption...................................................         S-61
Financial Intermediary......................................         S-37
Fitch.......................................................         S-16
Fleet/Bank Boston...........................................         S-17
Foreign Investors...........................................         S-60
GE Capital..................................................         S-14
Global Securities...........................................        A-I-I
Guaranteed Principal Amount.................................         S-49
Insolvency Event............................................         S-55
Insured Payment.............................................         S-49
Insurer Default.............................................         S-47
Interest Period.............................................         S-45
Lehman Brothers.............................................         S-61
Liquidated Mortgage Loan....................................         S-47
Liquidation Proceeds........................................         S-47
Loan Rates..................................................         S-23
Master Servicer.............................................         S-36
MLN.........................................................         S-20
Monthly Advance.............................................         S-43

TERMS                                                            PAGE
-----                                                         -----------
Moody's.....................................................         S-16
Mortgage File...............................................         S-41
Mortgage Loan Schedule......................................         S-41
Mortgage Loans..............................................         S-23
Mortgage Notes..............................................         S-23
Mortgage Pool...............................................         S-23
Net Simple Interest Shortfall...............................         S-53
Net Liquidation Proceeds....................................         S-47
New England Acquisition.....................................         S-17
New Withholding Regulations.................................         S-60
Nonrecoverable Advance......................................         S-44
Notice......................................................         S-49
OID.........................................................         S-58
Owner.......................................................         S-49
Participants................................................         S-37
Percentage Interest.........................................         S-36
Plan........................................................         S-61
Policy......................................................         S-36
Pool Principal Balance......................................         S-23
Preference Amount...........................................         S-49
Prepayment Assumption.......................................         S-33
Prepayment Interest Shortfall...............................         S-53
Principal Balance...........................................         S-23
Prospectus..................................................         S-36
Prospectus Supplement.......................................         S-23
Purchase Agreement..........................................   S-36, S-58
Purchase Price..............................................         S-41
Related Documents...........................................         S-41
Relevant Depositary.........................................         S-37
REMIC.......................................................         S-58
Residual Certificates.......................................         S-58
Restricted Group............................................         S-62
Rules.......................................................         S-37
S&P.........................................................         S-16
SAIF........................................................         S-43
Seller......................................................   S-36, S-58
Servicing Advance...........................................         S-43
Servicing Fee...............................................         S-52
Servicing Fee Rate..........................................         S-52
Simple Interest Excess......................................         S-53
Simple Interest Loans.......................................         S-24
Simple Interest Shortfall...................................         S-53
SMMEA.......................................................         S-62
Statistic Calculation Date..................................         S-23
Statistic Calculation Date Pool Principal Balance...........         S-23
Statistic Calculation Date Principal Balance................         S-23
Statistic Calculation Mortgage Loan.........................         S-23
Statistic Calculation Pool..................................         S-23
Substitution Adjustment.....................................         S-42

TERMS                                                            PAGE
-----                                                         -----------
Termination Price...........................................         S-56
Terms and Conditions........................................         S-39
Trust.......................................................          S-3
Trustee.....................................................   S-36, S-48
Underwriters................................................         S-62
Underwriting Agreement......................................         S-62
U.S. Person.................................................        A-I-4
Weighted Average Life.......................................         S-32

                                    ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

    Except in certain limited circumstances, the globally offered Sovereign Bank Home Equity Loan Asset-Backed Certificates, Series 2000-1 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

    Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Home Equity Loan Asset-Backed Certificates issues.

    Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

    Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the Global Securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Issuer nor the Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

    Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

    All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

    Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Home Equity Loan Asset-Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

                                     A-I-1

    TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior Home Equity Loan Asset-Backed Certificates issues in same-day funds.

    Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    Trading between DTC seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

    Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

    As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

    Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or

                                     A-I-2

Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

    Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

        (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

        (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

        (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    Exemption for non-U.S. Persons (Form W-8 BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 BEN (Certificate of Foreign Status). If the information shown on Form W-8 BEN changes, a new Form W-8 BEN must be filed within 30 days of such change.

    Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption

                                     A-I-3
from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8 BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8 BEN (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form W-8 BEN may be filed by the Certificate Owners or his agent.

    Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form W-8 BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8ECI and Form W- 8 BEN are effective for three calendar years and Form 4224 is effective for one calendar year.

    The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States trustees have authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                     A-I-4

PROSPECTUS

                             LEHMAN ABS CORPORATION
                           ASSET-BACKED CERTIFICATES
                               ASSET-BACKED NOTES
                              (ISSUABLE IN SERIES)

    Lehman ABS Corporation, as depositor, may offer from time to time under this prospectus and related prospectus supplements securities that are either asset-backed notes, asset-backed certificates and asset-backed custody receipts which may be sold from time to time in one or more series. Each series of securities will be issued in one or more classes.

    The related prospectus supplement will set forth the specific assets of the trust fund and the seller or sellers from whom the assets are acquired. The assets may include:

    (a) one or more pools of

       (1) closed-end and/or revolving home equity loans or specified balances thereof and/or loans of which the proceeds have been applied to the purchase of the related mortgaged property, secured by mortgages primarily on one- to four-family residential properties,

       (2) home improvement installment sales contracts and installment loan agreements which may be unsecured, secured by mortgages primarily on one- to four-family residential properties, or secured by purchase money security interests in the related home improvements,

       (3) private securities evidencing ownership interests in or secured by loans similar to the types of loans described in clauses (1) and
           (2) above,

    (b) all monies due under the above assets (which may be net of amounts payable to the servicer), and

    (c) funds or accounts established for the related trust fund, or one or more forms of enhancement.

    The prospectus supplement will state if the trust fund will make a REMIC election for federal income tax purposes.

    FOR A DISCUSSION OF RISKS ASSOCIATED WITH AN INVESTMENT IN THE SECURITIES, SEE RISK FACTORS ON PAGE 2.

    NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE OFFERED SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. MAKING ANY CONTRARY REPRESENTATION IS A CRIMINAL OFFENSE.

                                LEHMAN BROTHERS

November 28, 2000

                                  RISK FACTORS

    You should carefully consider the following risk factors prior to any purchase of the securities.

LIMITED LIQUIDITY MAY RESULT IN DELAYS IN ABILITY TO SELL SECURITIES OR LOWER
  RETURNS

    There will be no market for the securities of any series prior to their issuance, and there can be no assurance that a secondary market will develop. If a secondary market does develop, there can be no assurance that it will provide holders with liquidity of investment or that the market will continue for the life of the securities of such series. Lehman Brothers, through one or more of its affiliates, and any other underwriters presently expect to make a secondary market in the securities, but have no obligation to do so. Absent a secondary market for the securities you may experience a delay if you choose to sell your securities or the price you receive may be less than you would receive for a comparable liquid security.

LIMITED ASSETS FOR PAYMENTS--NO RECOURSE TO DEPOSITOR, SELLER OR SERVICER

    The depositor does not have, nor is it expected to have, any significant assets. The securities of a series will be payable solely from the assets of the trust fund for that series. There will be no recourse to the depositor or any other person for any default on the notes or any failure to receive distributions on the certificates or custody receipt.

    Further, as described in the related prospectus supplement, at the times set forth in the related prospectus supplement, some primary assets and/or any amount remaining in the collection account or distribution account for a series and other amounts described specified in the related prospectus supplement, may be promptly released or remitted to the depositor, the servicer, the provider of any enhancement or any other person entitled thereto and will no longer be available for making payments to the holders of the securities. Consequently, holders of securities of each series must rely solely upon payments with respect to the primary assets and the other assets constituting the trust fund for a series of securities, including, if applicable, any amounts available pursuant to any enhancement for that series, for the payment of principal of and interest on the securities of that series.

    If there is a default with respect to payments on a series of notes, holders of those notes will be required under the indenture to proceed only against the primary assets and other assets constituting the related trust fund and may not proceed against any assets of the depositor. If payments with respect to the assets securing a series of notes, including any enhancement, were to become insufficient to make payments on those notes, no other assets would be available for payment of the deficiency and holders of those notes may experience a loss.

    The only obligations, if any, of the depositor with respect to the securities of any series will be pursuant to representations and warranties. The depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase primary assets with respect to which there has been a breach of any representation or warranty. If, for example, the depositor were required to repurchase a primary asset, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the primary assets, the servicer or the seller, as the case may be, or from a reserve fund established to provide funds for such repurchases. If the depositor does not have sufficient assets and no other party is obligated to repurchase defective primary assets, you may experience a loss.

    WE REFER YOU TO "THE AGREEMENTS--ASSIGNMENT OF PRIMARY ASSETS."

LIMITS ON ENHANCEMENT MAY RESULT IN LOSSES TO HOLDERS

    Although enhancement for the securities is intended to reduce the risk of delinquent payments or losses to holders of a series of securities entitled to the benefit thereof, the amount of the enhancement will be limited, as set forth in the related prospectus supplement. In addition the amount available will decline and could be depleted prior to the payment in full of the related series of securities, and losses on the primary assets could result in losses to holders of those securities.

    WE REFER YOU TO "ENHANCEMENT."

TIMING AND RATE OF PREPAYMENTS MAY RESULT IN LOWER YIELD

    The yield to maturity experienced by a holder of securities may be affected by the rate and timing of payment of principal of the loans or of the underlying loans relating to the private securities. The rate and timing of principal payments of the securities of a series will be affected by a number of factors, including the following:

        (1) the extent of prepayments, which may be influenced by a variety of factors,

        (2) the manner of allocating principal payments among the classes of securities of a series as specified in the related prospectus supplement, and

        (3) the exercise of any right of optional termination.

    Prepayments may also result from repurchases of loans or underlying loans, as applicable, due to material breaches of the seller's or the depositor's representations or warranties.

    WE REFER YOU TO "DESCRIPTION OF THE SECURITIES--WEIGHTED AVERAGE LIFE OF SECURITIES."

    Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month prior to a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding each distribution date, and the effective yield at par to holders will be less than the indicated coupon rate.

    WE REFER YOU TO "DESCRIPTION OF THE SECURITIES--PAYMENTS OF INTEREST."

STATUS OF LOANS AS JUNIOR LIENS MAY RESULT IN LOSSES IN FORECLOSURE PROCEEDINGS

    The mortgages may be junior liens subordinate to the rights of the mortgagee under the senior mortgage or mortgages on the same mortgaged property. The proceeds from any liquidation, insurance or condemnation proceedings in connection with a junior mortgage will be available to satisfy the outstanding balance of that mortgage only to the extent that the claims of the senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. If a junior mortgagee forecloses on the mortgaged property, it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default. The trust fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees. As a result, the servicer may not be able to foreclose on a mortgaged property or may realize lower proceeds in a foreclosure relating to a defaulted loan and you may experience a corresponding loss.

DECREASE IN VALUE OF MORTGAGED PROPERTY WOULD DISPROPORTIONATELY AFFECT JUNIOR
  LIENHOLDERS

    There are several factors that could adversely affect the value of properties and the outstanding balance of the related loan, together with any senior financing, would equal or exceed the value of the properties. Among the factors that could adversely affect the value of the properties are an overall decline in the residential real estate market in the areas in which the properties are located or a decline in the general condition of the properties as a result of failure of borrowers to maintain adequately the properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. Any decline in the value of a property could extinguish the value of a junior interest in that property before having any effect on the related senior interest therein. If a decline in the value of the properties occurs, the actual rates of delinquencies, foreclosure and losses on the junior loans could be higher than those currently experienced in the mortgage lending industry in general.

YOU COULD BE ADVERSELY AFFECTED BY VIOLATIONS OF ENVIRONMENTAL LAWS

    Real property pledged as security to a lender may be subject to environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage or other lien against the related property. In addition, under the laws of some states and under CERCLA, a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks liability under CERCLA on foreclosure of the mortgaged property securing a mortgage. Failure to comply with environmental laws may result in fines and penalties that could be assessed against the trust fund as owner of the related property. If a trust fund is considered an owner or an operator of a contaminated property, the trust fund will suffer losses for any liability imposed for environmental hazards on the property. These losses may result in reductions in the amounts distributed to the holders of the related securities.

VIOLATIONS OF LENDING LAWS COULD RESULT IN LOSSES ON PRIMARY ASSETS

    Applicable state laws generally regulate interest rates and other charges and require particular disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the related trust fund as the owner of the loan, to damages and administrative enforcement.

    The loans are also subject to Federal laws, including laws that require particular disclosures to borrowers, that prohibit discrimination and that regulate the use and reporting of information relating to the borrower's credit experience. Violations of provisions of these Federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the loans and in addition could subject the related trust fund as the owner of the loan to damages and administrative enforcement.

    WE REFER YOU TO "LEGAL ASPECTS OF LOANS."

    The home improvement contracts are also subject to the regulations of the Federal Trade Commission and other similar federal and state statutes and Holder in Due Course Rules, which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The Holder in Due Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction, such as the related trust fund with respect to the loans, to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

    Losses on loans from violation of these lending laws that are not otherwise covered by the enhancement for a series will be borne by the holders of one or more classes of securities for the related series.

RATING OF THE SECURITIES RELATES TO CREDIT RISK ONLY AND DOES NOT ASSURE PAYMENT
  ON THE SECURITIES

    The ratings of the securities would be based on, among other things, the adequacy of the value of the primary assets and any enhancement with respect to those securities. A rating should not be deemed a recommendation to purchase, hold or sell securities, since it does not address market price or suitability for a particular investor. There is also no assurance that any rating will remain in effect for any given period of time or that the rating will not be lowered or withdrawn entirely by the rating agency if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the primary assets, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of an enhancer or a change in the rating of the related enhancer's financial strength. Any reduction or withdrawal of a rating will have an adverse effect on the value of the related securities.

LIQUIDATION VALUE OF TRUST FUND ASSETS MAY BE INSUFFICIENT TO SATISFY ALL CLAIMS
  AGAINST TRUST FUND

    There is no assurance that the market value of the primary assets or any other assets for a series will at any time be equal to or greater than the aggregate principal amount of the securities then outstanding, plus accrued interest thereon. In addition, upon an event of default under the indenture for a series of notes and a sale of the assets in the trust fund or upon a sale of the assets of a trust fund for a series of certificates, the trustee, the servicer, if any, the enhancer and any other service provider generally will be entitled to receive the proceeds of any such sale to the extent of their unpaid fees and other amounts prior to distributions to holders of securities. Upon a sale, the proceeds may be insufficient to pay in full the principal of and interest on the securities of a series.

    The amount of liquidation expenses incurred with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a larger principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller loan than would be the case with a larger loan. Because the average outstanding principal balances of the loans are small relative to the size of the loans in a typical pool of first mortgages, realizations net of liquidation expenses on defaulted loans may also be smaller as a percentage of the principal amount of the loans than would net realizations in the case of a typical pool of first mortgage loans. The payment of liquidation expenses will reduce the portion of the amount realized that will be available to make payments on the securities and may result in the related securityholders suffering a loss.

                         DESCRIPTION OF THE SECURITIES

GENERAL

    A series of securities issued under this registration statement may consist of any combination of notes, certificates or custody receipts. If notes are issued, they will be issued in series pursuant to an indenture between the related trust fund and the entity named in the related prospectus supplement as trustee with respect to that series. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. If certificates are issued, they will also be issued in series pursuant to separate agreements--either a pooling and servicing agreement or a trust agreement among the depositor, the servicer, if the series relates to loans, and the trustee. A form of pooling and servicing agreement and trust agreement have been filed as exhibits to the registration statement of which this prospectus forms a part. If custody receipts are issued, they will be issued in series pursuant to a custody agreement among the depositor and the entity named in the related prospectus supplement as custodian. A form of custody agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

    The depositor will acquire the primary assets for any series of securities from one or more sellers. The seller will agree to reimburse the depositor for fees and expenses of the depositor incurred in connection with the issuance and offering of the securities.

    The following summaries describe provisions in the agreements common to each series of securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the agreements and the prospectus supplement relating to each series of securities. Where particular provisions or terms used in the agreements are referred to, the actual provisions (including definitions of terms) are incorporated herein by reference as part of such summaries. As described herein under "Custody Receipts; Custody Agreements", custody receipts entitle the related holder of securities to payments that are made on classes of notes held by the custodian. Accordingly, to the extent the following descriptions apply to notes, including the effect that payments on the loans may have on notes that are secured by those loans, those descriptions also apply to custody receipts.

    Each series of securities will consist of one or more classes of securities, one or more of which may be Compound Interest Securities, Fixed Interest Securities, Variable Interest Securities, Planned Amortization Class Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities, Participating Securities and custody receipts. A series may also include one or more classes of subordinate securities . The securities of each series will be issued only in fully registered form, without coupons, in the authorized denominations for each class specified in the related prospectus supplement. Upon satisfaction of the conditions, if any, applicable to a class of a series, as described in the related prospectus supplement, the transfer of the securities may be registered and the securities may be exchanged at the office of the trustee specified in the prospectus supplement without the payment of any service charge other than any tax or governmental charge payable in connection with the registration of transfer or exchange. One or more classes of a series may be available in book-entry form only.

    Payments of principal of and interest on a series of securities will be made on the distribution date to the extent and in the manner specified in the prospectus supplement relating to that series. Payment to holders of securities may be made by check mailed to those holders, registered at the close of business on the related record date specified in the related prospectus supplement at their addresses appearing on the security register, or by wire transfer which may be at the expense of the holder requesting payment by wire transfer. Final payments of principal in retirement of each security will be made only upon presentation and surrender of that security at the office of the trustee specified in the prospectus supplement. Notice of the final payment on a security will be mailed to the holder of that security before the distribution date on which the final principal payment on any security is expected to be made to the holder of that security.

    Payments of principal of and interest on the securities will be made by the trustee, by a paying agent on behalf of the trustee or by a custodian, as specified in the related prospectus supplement. As described in the related prospectus supplement, payments with respect to the primary assets for a series, together with reinvestment income thereon, amounts withdrawn from any reserve fund, and amounts available pursuant to any other credit enhancement specified in the prospectus supplement (the "Enhancement") will be deposited directly into a separate collection account established by the trustee or the servicer. If and as provided in the related prospectus supplement, the deposit to the collection account may be net of amounts payable to the related servicer and any other person specified in the prospectus supplement. Amounts deposited in the collection account will thereafter be deposited into the distribution account so that they are available to make payments on securities of that series on the next distribution date, as the case may be. See "The Trust Funds--Collection and Distribution Accounts."

VALUATION OF THE PRIMARY ASSETS

    If specified in the related prospectus supplement for a series of notes, each primary asset included in the related trust fund for a series will be assigned an initial asset value. As described in the related prospectus supplement, the asset value of the primary assets will be equal to the product of the asset value percentage as set forth in the indenture and the lesser of (a) the stream of remaining regularly scheduled payments on the primary assets, net of amounts payable as expenses described in the prospectus supplement, together with income earned on each scheduled payment received through the day preceding the next distribution date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the notes of that series over periods equal to the interval between payments on the notes, and (b) the then principal balance of the primary assets. The initial asset value of the primary assets will be at least equal to the principal amount of the notes of the related series at the date of issuance thereof or another amount described in the related prospectus supplement.

    The "Assumed Reinvestment Rate", if any, for a series will be the highest rate permitted by the rating agency or a rate insured by means of a surety bond, guaranteed investment contract, deposit agreement or other arrangement satisfactory to the rating agency. If the Assumed Reinvestment Rate is insured, the related prospectus supplement will set forth the terms of that arrangement.

PAYMENTS OF INTEREST

    Those securities entitled by their terms to receive interest will bear interest from the date and at the rate per annum specified, or calculated in the method described, in the related prospectus supplement. Interest on interest bearing securities of a series will be payable on the distribution date and in the priority specified in the related prospectus supplement. The rate of interest on securities of a series may be fixed or variable or may change with changes in the annual percentage rates of the loans or underlying loans relating to the private securities, as applicable, included in the related trust fund and/or as prepayments occur with respect to the related loans or underlying loans, as applicable. Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on Zero Coupon Securities that is not paid on the related distribution date will accrue and be added to the principal thereof on that distribution date.

PAYMENTS OF PRINCIPAL

    On each distribution date for a series, principal payments will be made to the related holders to which principal is then payable, to the extent set forth in the related prospectus supplement. Principal payments will be made in an aggregate amount determined as specified in the related prospectus supplement and will be allocated among the respective classes of a series in the manner, at the times and in the priority, which may, in some specified cases, include allocation by random lot, set forth in the related prospectus supplement.

    Interest only securities may be assigned a notional amount set forth in the related prospectus supplement which is used solely for convenience for the calculation of interest and for other purposes and does not represent the right to receive any distributions allocable to principal.

FINAL SCHEDULED DISTRIBUTION DATE

    The final scheduled distribution date with respect to each class of notes and custody receipts is the date no later than the date on which its principal will be fully paid. The final scheduled distribution date with respect to each class of certificates will be the date on which the entire aggregate principal balance of that class is expected to be reduced to zero. The final scheduled distribution date for each class of securities will be calculated on the basis of the assumptions applicable to the related series described in the related prospectus supplement. The final scheduled distribution date for each class of a series will be specified in the related prospectus supplement. The final scheduled distribution date of a class may be the maturity date of the primary asset in the related trust fund which has the latest stated maturity or will be determined as described in the related prospectus supplement.

    The actual final distribution date of the securities of a series will depend primarily upon the rate of payment, including prepayments, liquidations due to default, the receipt of proceeds from casualty insurance policies and repurchases, of loans or underlying loans, as applicable, in the related trust fund. Since payments on the primary assets, including prepayments, will be used to make distributions in reduction of the outstanding principal amount of the securities, it is likely that the actual final distribution date of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to a series of certificates as a result of delinquencies, defaults and liquidations of the primary assets in the trust fund, the actual final distribution date of any certificate may occur later than its final scheduled distribution date. No assurance can be given as to the actual prepayment experience with respect to the primary assets related to a series. See "Weighted Average Life of the Securities" below.

SPECIAL REDEMPTION

    If so specified in the prospectus supplement relating to a series of securities having distribution dates less frequently than monthly, one or more classes of securities of that series may be subject to special redemption, in whole or in part, on the day specified in the related prospectus supplement. A special redemption may occur if, as a consequence of prepayments on the loans or underlying loans, as applicable, relating to a series of securities or low yields then available for reinvestment, the entity specified in the related prospectus supplement determines, based on assumptions specified in the applicable agreement, that the amount available for the payment of interest is less than the amount of interest that will have accrued on those securities through the designated interest accrual date specified in the related prospectus supplement. In that event and as further described in the related prospectus supplement, the trustee will redeem, prior to the designated interest accrual date, a sufficient principal amount of outstanding securities of that series to cause the available to pay interest to equal the amount of interest that will have accrued on the principal amount that remains outstanding through the designated interest accrual date for the series of securities outstanding immediately after that redemption.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

    The depositor or the servicer may, at its option, redeem, in whole or in part, one or more classes of notes or purchase one or more classes of certificates of any series, on any distribution date under the circumstances, if any, specified in the prospectus supplement relating to that series. Alternatively, if so specified in the related prospectus supplement for a series of certificates, the depositor, the servicer, or another entity designated in the related prospectus supplement may, at its option, cause an early termination of a trust fund by repurchasing all of the primary assets from that trust fund on or after a date specified in the related prospectus supplement, or on or after such time as the aggregate outstanding principal amount of the securities or primary assets, as specified in the related prospectus supplement, is less than the amount or percentage specified in the related prospectus supplement. Notice of a redemption, purchase or termination must be given by the depositor or the trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the related prospectus supplement. If specified in the related prospectus supplement, in the event that a REMIC election has been made, the trustee must receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Code.

    In addition, the prospectus supplement may provide other circumstances under which holders of securities of a series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related primary assets.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

    Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. Generally, the weighted average life of the securities of a class will be influenced by the rate at which the amount financed under the loans or underlying loans, as applicable, included in the trust fund for a series is paid, which may be in the form of scheduled amortization or prepayments.

    Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement for a series of securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities of that series and the percentage of the original principal amount of each class of securities of that series that would be outstanding on specified distribution dates for that series based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the loans or underlying loans, as applicable, included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in such prospectus supplement.

    There is, however, no assurance that prepayment of the loans or underlying loans, as applicable, included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

    The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans or underlying loans, as applicable, for a series, such loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such loans. In this regard, it should be noted that the loans or underlying loans, as applicable, for a series may have different interest rates. In addition, the weighted average life of the securities may be affected by the varying maturities of the loans or underlying loans, as applicable. If any loans or underlying loans, as applicable, for a series have actual terms-to-stated maturity of less than those assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution dates, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate.

                                THE TRUST FUNDS

GENERAL

    The notes of each series will be secured by the pledge of the assets of the related trust fund, and the certificates of each series will represent interests in the assets of the related trust fund, or in a group of assets specified in the related prospectus supplement. As described under "Custody Receipts; Custody Agreements", custody receipts entitle the related holders of securities to payments that are made on classes of notes held by the custodian. Accordingly, to the extent the following descriptions apply to notes, including the descriptions of loans that may be primary assets that secure notes, those descriptions also apply to custody receipts. The trust fund of each series will include assets purchased from the seller composed of:

        (1) the Primary Assets;

        (2) amounts available from the reinvestment of payments on such primary assets at the assumed reinvestment rate, if any, specified in the related prospectus supplement;

        (3) any Enhancement for that series;

        (4) any property that secured a loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession; and

        (5) the amount, if any, initially deposited in the collection account or distribution account for a series as specified in the related prospectus supplement.

    The securities will be non-recourse obligations of the related trust fund. The assets of the trust fund specified in the related prospectus supplement for a series of securities, will serve as collateral only for that series of securities, unless the related prospectus supplement sets forth the other series of securities for which those assets serve as collateral. Holders of a series of notes may only proceed against the collateral securing that series of notes in the case of a default with respect to that series of notes and may not proceed against any assets of the depositor, any of its affiliates or assets of the related trust fund not pledged to secure those notes.

    The primary assets for a series will be sold by the seller to the depositor or purchased by the depositor in secondary market transactions, in the case of private securities, not from the issuer of such private securities or an affiliate of the issuer, or, in the case of the loans, in privately negotiated transactions, which may include transactions with affiliates of the depositor. The primary assets will be transferred by the depositor to the trust fund. Loans relating to a series will be serviced by the servicer, which may be the seller, specified in the related prospectus supplement, pursuant to a pooling and servicing agreement, with respect to a series of certificates or a servicing agreement between the trust fund and servicer, with respect to a series of notes.

    If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement between the depositor and the trustee of that trust fund specified in the related prospectus supplement.

    As used herein, "agreement" means, with respect to a series of certificates, the pooling and servicing agreement or trust agreement, and with respect to a series of notes, the indenture and the servicing agreement, as the context requires.

    With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding the related primary assets and other assets contemplated herein and in the related prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions to the securities and related activities. No trust fund is expected to have any source of capital other than its assets and any related Enhancement.

    Primary assets included in the trust fund for a series may consist of any combination of loans and private securities, to the extent and as specified in the related prospectus supplement. On the closing date, no more than 5% of the primary assets (by aggregate principal balance as of the cut-off date) will have characteristics that deviate from the description of those primary assets in the related prospectus supplement.

THE LOANS

    MORTGAGE LOANS. The property which secures repayment of the loans is referred to as the mortgaged property. The primary assets for a series may consist, in whole or in part, of closed-end and/or revolving home equity loans or balances thereof and/or loans the proceeds of which have been applied to the purchase of the related mortgaged property secured by mortgages primarily on single family properties which may be subordinated to other mortgages on the same mortgaged property. The mortgage loans may have fixed interest rates or variable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

    As more fully described in the related prospectus supplement, interest on each revolving credit line loan, may be computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on the revolving credit line loans may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line loan from time to time. If specified in the related prospectus supplement, new draws by borrowers under the revolving credit line loans will automatically become part of the trust fund for a series. As a result, the aggregate balance of the revolving credit line loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to the balances on the revolving credit line loans. The amounts of draws and payments on the revolving credit line loans will usually differ each day. The full principal amount of a closed-end loan is advanced at origination of the loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to fully amortize the loan at its stated maturity. As more fully described in the related prospectus supplement, interest on each loan is calculated on the basis of the outstanding principal balance of the loan multiplied by its loan rate and further multiplied by a fraction described in the related prospectus supplement. The original terms to stated maturity of the loans generally will not exceed 360 months, but may be greater than 360 months if so specified in the related prospectus supplement. If described in the related prospectus supplement, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

    The mortgaged properties will include primarily single family properties, one- to four-family residential housing, including condominium units and cooperative dwellings. The mortgaged properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

    The mortgaged properties may include properties containing one to four residential units and no more than three income producing non-residential units. Small Mixed-Use Properties may be owner-occupied or investor properties and the loan purpose may be a refinancing or a purchase.

    Mortgages on cooperative dwellings generally consist of a lien on the shares issued by the cooperative dwelling and the proprietary lease or occupancy agreement relating to that cooperative dwelling.

    The aggregate principal balance of loans secured by mortgaged properties that are owner-occupied will be disclosed in the related prospectus supplement. The sole basis for a representation that a given percentage of the loans are secured by single family property that is owner-occupied will be either:

        (1) the making of a representation by the borrower at origination of the loan either that the underlying mortgaged property will be used by the borrower for a period of at least six months every year or that the mortgagor intends to use the mortgaged property as a primary residence, or

        (2) a finding that the address of the underlying mortgaged property is the borrower's mailing address as reflected in the servicer's records.

To the extent specified in the related prospectus supplement, the mortgaged properties may include non-owner-occupied investment properties and vacation and second homes.

    The initial combined loan-to-value ratio of a loan is computed in the manner described in the related prospectus supplement and may take into account the amounts of any related senior mortgage loans.

    HOME IMPROVEMENT CONTRACTS. The primary assets for a series also may consist, in whole or part, of home improvement installment sales contracts and installment loan agreements originated by a home improvement contractor in the ordinary course of business. As specified in the related prospectus supplement, the home improvement contracts will either be unsecured or secured by the mortgages which are generally subordinate to other mortgages on the same mortgaged property or by purchase money security interest in the home improvements financed thereby. The home improvement contracts may be fully amortizing or provide for a balloon payment, may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

    The home improvements securing the home improvement contracts may include among other things, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

    If applicable, the initial loan-to-value ratio of a home improvement contract is computed in the manner described in the related prospectus supplement.

    ADDITIONAL INFORMATION. The selection criteria which shall apply with respect to the loans, including, but not limited to, the combined loan-to-value ratios or loan-to-value ratios, as applicable, original terms to maturity and delinquency information, will be specified in the related prospectus supplement.

    Some loans may be delinquent as specified in the related prospectus supplement. Loans may be originated by or acquired from an affiliate of the depositor. To the extent provided in the related prospectus supplement, additional loans may be periodically added to the trust fund, or may be removed from time to time if specified asset value tests are met, as described in the related prospectus supplement.

    A trust fund may include loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity, as specified in the related prospectus supplement. As further described in the related prospectus supplement, the loans for a series may include loans that do not have a specified stated maturity.

    The related prospectus supplement for each series may provide information with respect to the Loans that are primary assets as of the cut-off date specified in such prospectus supplement including, among other things, and to the extent relevant:

        (a) the aggregate unpaid principal balance of the loans or the aggregate unpaid principal balance included in the trust fund for the related series;

        (b) the range and weighted average loan rate on the loans, and, in the case of adjustable rate loans, the range and weighted average of the current loan rates and the lifetime rate caps, if any;

        (c) the range and average outstanding principal balance of the loans;

        (d) the weighted average original and remaining term-to-stated maturity of the loans and the range of original and remaining terms-to-stated maturity, if applicable;

        (e) the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the loans, as applicable;

        (f) the percentage by outstanding principal balance as of the cut-off date of loans that accrue interest at adjustable or fixed interest rates;

        (g) any special hazard insurance policy or bankruptcy bond or other enhancement relating to the loans;

        (h) the percentage by outstanding principal balance as of the cut-off date of loans that are secured by mortgaged properties, home improvements or are unsecured;

        (i) the geographic distribution of any mortgaged properties securing the loans;

        (j) the percentage of loans by outstanding principal balance as of the cut-off date that are secured by single family properties, shares relating to cooperative dwellings, condominium units, investment property and vacation or second homes;

        (k) the lien priority of the loans;

        (l) the credit limit utilization rate of any revolving credit line loans; and

        (m) the delinquency status and year of origination of the loans.

The related prospectus supplement will also specify any other limitations on the types or characteristics of loans for a series.

    If information of the nature described above respecting the loans is not known to the depositor at the time the securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and will be filed with the SEC within 15 days after the initial issuance of the securities.

PRIVATE SECURITIES

    GENERAL. Primary assets for a series may consist, in whole or in part, of private securities which include:

        (a) pass-through certificates representing beneficial interests in underlying loans that are of the type that would otherwise be eligible to be loans; or

        (b) collateralized obligations secured by underlying loans; or

    While the underlying loans will be of a type that would otherwise be eligible to be loans since they will have been part of a prior unrelated securitization they may include underlying loans that are more delinquent or that have been foreclosed.

    The pass-through certificates or collateralized obligations will have previously been (1) offered and distributed to the public pursuant to an effective registration statement or (2) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of the private securities at the time of sale nor an affiliate thereof at any time during the three preceding months; provided a period of three years has elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof. Although individual underlying loans may be insured or guaranteed by the United States or an agency or instrumentality of the United States, they need not be. Private securities will not be insured or guaranteed by the United States or any agency or instrumentality of the United States.

    All purchases of private securities for a series by the seller or the depositor will be made in secondary market transactions, not from the issuer of the private securities or any affiliate thereof. As a result, no purchases of private securities offered and distributed to the public pursuant to an effective registration statement will be made by the seller or depositor for at least ninety days after the initial issuance of such private securities.

    Private securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement (a "PS Agreement"). The seller/servicer of the underlying loans will have entered into the PS Agreement with the trustee under that Agreement (the "PS Trustee"). The PS Trustee, its agent, or a custodian, will possess the underlying loans. The underlying loans will be serviced by a servicer (the "PS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the PS Servicer.

    The sponsor of the private securities (the "PS Sponsor") will be a financial institution or other entity engaged generally in the business of lending; a public agency or instrumentality of a state, local or federal government; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to those trusts, and selling beneficial interests in those trusts. If so specified in the prospectus supplement, the PS Sponsor may be an affiliate of the depositor. The obligations of the PS Sponsor will generally be limited to representations and warranties with respect to the assets conveyed by it to the related trust. The PS Sponsor generally will not have guaranteed any of the assets conveyed to the related trust or any of the private securities issued under the PS Agreement but may guarantee those assets if specified in the prospectus supplement.

    Distributions of principal and interest will be made on the private securities on the dates specified in the related prospectus supplement. The private securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private securities by the PS Trustee or the PS Servicer. Payments on the private securities generally will be distributed directly to the trustee as the registered owner of such private securities. The PS Sponsor or the PS Servicer may have the right to repurchase the underlying loans after a specified date or under other circumstances specified in the related prospectus supplement.

    The underlying loans may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features.

    ENHANCEMENT RELATING TO PRIVATE SECURITIES. Enhancement in the form of reserve funds, subordination of other private securities issued under the PS Agreement, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of enhancement may be provided with respect to the underlying loans or with respect to the private securities themselves. The type, characteristics and amount of enhancement will be a function of the characteristics of the underlying loans and other factors and will have been established for the private securities on the basis of requirements of the nationally recognized statistical rating organization that rated the private securities.

    ADDITIONAL INFORMATION. The prospectus supplement for a series for which the primary assets includes private securities will specify on an approximate basis, to the extent relevant and to the extent the information is reasonably available to the depositor and the depositor reasonably believes the information to be reliable:

        (1) the aggregate approximate principal amount and type of the private securities to be included in the trust fund for such series;

        (2) characteristics of the underlying loans including:

           (A) the payment features of the underlying loans--i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features,

           (B) the approximate aggregate principal balance, if known, of the underlying loans insured or guaranteed by a governmental entity,

           (C) the servicing fee or range of servicing fees with respect to the underlying loans,

           (D) the minimum and maximum stated maturities of the underlying loans at origination,

           (E) the lien priority and credit utilization rates, if any, of the underlying loans, and

           (F) the delinquency status and year of origination of the underlying loans;

        (3) the maximum original term-to-stated maturity of the private securities;

        (4) the weighted average term-to-stated maturity of the private securities;

        (5) the pass-through or certificate rate or ranges thereof for the private securities;

        (6) the PS Sponsor, the PS Servicer and the PS Trustee for the private securities;

        (7) the characteristics of enhancement, if any, including reserve funds, insurance policies, letters of credit or guarantees relating to the underlying loans or to the private securities themselves;

        (8) the terms on which underlying loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private securities; and

        (9) the terms on which additional loans may be substituted for those underlying loans originally underlying the private securities.

    If information of the nature described above representing the private securities is not known to the depositor at the time the securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the SEC within 15 days the initial issuance of the securities.

COLLECTION AND DISTRIBUTION ACCOUNTS

    A separate collection account will be established by the trustee or the servicer, in the name of the trustee, for each series of securities for receipt of the amount of cash, if any, specified in the related prospectus supplement. The trustee may be required to apply a portion of the amount in the collection account, together with reinvestment earnings from eligible investments to the extent they are not to be included in payments to the holders to the payment of amounts payable to the servicer under the related agreement and any other person specified in the prospectus supplement, and to deposit a portion of the amount in the collection account into a separate account, the distribution account, to be established by the trustee for that series, each in the manner and at the times established in the related prospectus supplement. Amounts available pursuant to any Enhancement, as provided in the related prospectus supplement, will also be deposited in the related distribution account.

    Amounts deposited in the distribution account may be available for the following purposes:

        (1) application to the payment of principal of and interest on the series of securities on the next distribution date,

        (2) the making of adequate provision for future payments on specified classes of securities and

        (3) any other purpose specified in the related prospectus supplement.

    After applying the funds in the collection account as described above, any funds remaining in the collection account may be paid over to the servicer, the depositor, any provider of Enhancement with respect to the Series or any other person entitled to those amounts in the manner and at the times described in the related prospectus supplement. As described in the related prospectus supplement, the trustee may invest the funds in the collection and distribution accounts in eligible investments maturing, with permissible exceptions, not later, in the case of funds in the collection account, than the day preceding the date such funds are due to be deposited in the distribution account or otherwise distributed and, in the case of funds in the distribution account, not later than the day preceding the next distribution date for the related series of securities. Eligible investments may include, among other investments, obligations of the United States and agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, repurchase agreements of United States government securities and guaranteed investment contracts, in each case, acceptable to the rating agency.

    Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any deposit agreement or minimum principal payment agreement as specified in the related prospectus supplement.

                                  ENHANCEMENT

    If stated in the prospectus supplement relating to a series of securities, simultaneously with the depositor's assignment of the primary assets to the trustee, the depositor or the seller will obtain Enhancement in favor of the trustee on behalf of holders of the related series or designated classes of the series. Enhancement may take the form of an irrevocable letter of credit, surety bond or insurance policy, reserve funds, subordinate securities, overcollateralization or any other form of enhancement or combination thereof. The Enhancement will support the payment of principal and interest on the securities, and may be applied for other purposes to the extent and under the conditions set forth in such prospectus supplement. If so specified in the related prospectus supplement, any Enhancement may be structured so as to protect against losses relating to more than one trust fund, in the manner described therein. As described under "Custody Receipts; Custody Agreements", custody receipts entitle the related holders to payments that are made on classes of notes held by the related custodian. Accordingly, to the extent the following descriptions apply to notes such descriptions apply to custody receipts.

SUBORDINATE SECURITIES

    If specified in the related prospectus supplement, Enhancement for a series may consist of one or more classes of subordinate securities. The rights of holders of subordinate securities to receive distributions on any distribution date will be subordinate in right and priority to the rights of holders of senior securities of the series, but only to the extent described in the related prospectus supplement.

INSURANCE

    If stated in the related prospectus supplement, Enhancement for a series may consist of pool insurance policies, special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the primary assets, as described below and in the related prospectus supplement.

    POOL INSURANCE POLICY. If so specified in the prospectus supplement relating to a series of securities, the depositor or the seller may obtain a pool insurance policy for the loans in the related trust fund. A pool insurance policy would cover, subject to the limitations described in a related prospectus supplement, any loss sustained by reason of default, but would not cover the portion of the principal balance of any loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any such coverage will be set forth in the related prospectus supplement.

    SPECIAL HAZARD INSURANCE POLICY. Although the terms of the policies vary to some degree, a special hazard insurance policy typically provides coverage, where there has been damage to property securing a defaulted or foreclosed loan to which title has been acquired by the insured and to the extent the damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy. Typically, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of such property or (2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and expenses incurred by the servicer with respect to the property. If the unpaid principal balance plus accrued interest and expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by, among other risks, war, civil insurrection, governmental actions, errors in design, faulty workmanship or materials, nuclear reaction, flood, if the mortgaged property is in a federally designated flood area and chemical contamination.

    Restoration of the property with the proceeds described under (1) above is expected to satisfy the condition under any pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted loan secured by the property. The payment described under (2) above will render unnecessary presentation of a claim in respect of the loan under any pool insurance policy. Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and expenses will not affect the total insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

    BANKRUPTCY BOND. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan at an amount less than the then outstanding principal balance of the loan. The amount of the secured debt could be reduced to the value established by the bankruptcy court, and the holder of the loan thus would become an unsecured creditor to the extent the outstanding principal balance of the loan exceeds that value. In addition, other modifications of the terms of a loan can result from a bankruptcy proceeding. See "Legal Aspects of Loans." If so provided in the related prospectus supplement, the depositor, the seller or other entity specified in the related prospectus supplement will obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover a portion of losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by that court of the principal amount of a loan and will cover a portion of unpaid interest on the amount of that principal reduction from the date of the filing of a bankruptcy petition.

    The bankruptcy bond will provide coverage in the aggregate amount specified in the related prospectus supplement for all loans in the trust fund for that series. The amount of coverage will be reduced by payments made under the bankruptcy bond in respect of the loans, and may or may not be restored, as described in the related prospectus supplement.

RESERVE FUNDS

    If so specified in the related prospectus supplement, the depositor or the seller will deposit into one or more funds to be established with the trustee as part of the trust fund for the series or for the benefit of any enhancer with respect to that series cash, a letter or letters of credit, cash collateral accounts, eligible investments, or other instruments meeting the criteria of the rating agency rating any series of the securities in the amount specified in the related prospectus supplement. In the alternative or in addition to that deposit, a reserve fund for a series may be funded over time through the application of all or a portion of the excess cash flow from the primary assets for the series, to the extent described in the related prospectus supplement. If applicable, the initial amount of the reserve fund and the reserve fund maintenance requirements for a series of securities will be described in the related prospectus supplement.

    Amounts withdrawn from any reserve fund will be applied by the trustee to make payments on the securities of a series, to pay expenses, to reimburse any enhancer or for any other purpose, in the manner and to the extent specified in the related prospectus supplement.

    Amounts deposited in a reserve fund will be invested by the trustee, in eligible investments maturing no later than the day specified in the related prospectus supplement.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

    If stated in the prospectus supplement relating to a series of securities, the depositor or the seller will enter into a minimum principal payment agreement with an entity meeting the criteria of the rating agency pursuant to which that entity will provide payments on the securities of the series in the event that aggregate scheduled principal payments and/or prepayments on the primary assets for that series are not sufficient to make payments on the securities of that series, all as provided in the prospectus supplement.

DEPOSIT AGREEMENT

    If specified in a prospectus supplement, the depositor or the seller and the trustee for a series of securities will enter into a guaranteed investment contract or an investment agreement with the entity specified in such prospectus supplement on or before the sale of that series of securities. Pursuant to the deposit agreement, all or a portion of the amounts held in the collection account, the distribution account or in any reserve fund would be invested with the entity specified in the prospectus supplement. The purpose of a deposit agreement would be to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The trustee would be entitled to withdraw amounts invested pursuant to a deposit agreement, plus interest at a rate equal to the assumed reinvestment rate, in the manner specified in the prospectus supplement. The prospectus supplement for a series of securities pursuant to which a deposit agreement is used will contain a description of the terms of such deposit agreement.

DERIVATIVE PRODUCTS

    If specified in the related prospectus supplement, the depositor or the seller may establish one or more derivative products to provide enhancement for the related series of securities. Derivative products may consist of a swap to convert floating or fixed rate payments, as applicable on the loans or private securities into fixed or floating rate payments, as applicable, on the securities or in a cap or floor agreement intended to provide protection against changes in floating rates of interest payable on the loans, private securities or the securities.

OTHER INSURANCE, SURETY BONDS, GUARANTIES, LETTERS OF CREDIT AND SIMILAR
  INSTRUMENTS OR AGREEMENTS

    A trust fund may also include insurance, guaranties, surety bonds, letters of credit or similar arrangements for the purpose of:

        (1) maintaining timely payments to holders of securities or providing additional protection against losses on the assets included in such trust fund,

        (2) paying administrative expenses or

        (3) establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets.

    These arrangements may include agreements under which holders of securities are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement.

                               SERVICING OF LOANS

GENERAL

    Customary servicing functions with respect to loans comprising the primary assets in a trust fund will be provided by the servicer directly pursuant to the related servicing agreement or pooling and servicing agreement, as the case may be. As described herein under "Custody Receipts; Custody Agreements", custody receipts entitle the related holders of securities to payments that are made on classes of notes held by the related custodian. Those classes of notes may be secured by loans. Accordingly, the following descriptions of servicing are relevant to holders of securities which are custody receipts.

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
    In performing its functions, the servicer will exercise the same degree of skill and care that it customarily exercises with respect to similar receivables or loans owned or serviced by it. In addition, the servicer, if so specified in the related prospectus supplement, will act as custodian and will be responsible for maintaining custody of the loans and related documentation on behalf of the trustee.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

    The servicer will make reasonable efforts to collect all payments required to be made under the Loans and will, consistent with the terms of the related agreement for a series and any applicable Enhancement, follow those collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the servicer may, in its discretion,
(1) waive any assumption fee, late payment charge, or other charge in connection with a loan or (2) to the extent provided in the related agreement, arrange with an obligor a schedule for curing delinquencies by modifying the due dates of scheduled payments on that loan.

    If specified in the related prospectus supplement, the servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts with respect to loans in which payments by obligors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Loans may not require escrow payments under the related loan documents, in which case the servicer would not be required to establish any escrow account with respect to those loans. Withdrawals from the escrow accounts are to be made to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to obligors amounts determined to be overages, to pay interest to obligors on balances in the escrow account to the extent required by law, to repair or otherwise protect the property securing the related loan and to clear and terminate the escrow account. The servicer will be responsible for the administration of the escrow accounts and generally will make advances to that account when a deficiency exists therein.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

    The trustee or the servicer will establish a collection account in the name of the trustee. Typically, the collection account will be an account maintained
(1) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated by each rating agency rating the securities of that series at levels satisfactory to each rating agency or
(2) in an account or accounts the deposits in which are insured to the maximum extent available by the FDIC or which are secured in a manner meeting requirements established by each rating agency.

    The funds held in the collection account may be invested, pending remittance to the trustee, in eligible investments. If so specified in the related prospectus supplement, the servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

    The servicer, the depositor, the trustee or the seller, as appropriate, will deposit into the collection account for each series on the business day following the closing date any amounts representing scheduled payments due after the related cut-off date but received by the servicer on or before the closing date, and thereafter, within the time-period specified in the related prospectus supplement after the date of receipt thereof, the following payments and collections received or made by it to the extent required to be deposited in to the Collection Account:

        (1) All payments on account of principal, including prepayments, on the primary assets;

        (2) All payments on account of interest on the primary assets after deducting therefrom, at the discretion of the servicer but only to the extent of the amount permitted to be withdrawn or withheld from the collection account in accordance with the related agreement, the servicing fee in respect of those primary assets;

        (3) All amounts received by the servicer in connection with the liquidation of primary assets or property acquired in respect thereof, whether through foreclosure sale, repossession or otherwise, including payments in connection with the primary assets received from the obligor, other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable loan documents or otherwise pursuant to law, exclusive of, in the discretion of the servicer, but only to the extent of the amount permitted to be withdrawn from the collection account in accordance with the related agreement, the servicing fee, if any, in respect of the related primary asset;

        (4) All proceeds under any title insurance, hazard insurance or other insurance policy covering any primary asset, other than proceeds to be applied to the restoration or repair of the related property or released to the obligor in accordance with the related agreement;

        (5) All amounts required to be deposited therein from any applicable reserve fund for that series pursuant to the related agreement;

        (6) All advances of delinquent payments of principal of and interest on a loan or other payments specified in the agreement made by the servicer as required pursuant to the related agreement; and

        (7) All repurchase prices of any such primary assets repurchased by the depositor, the servicer or the seller, as appropriate, pursuant to the related agreement.

    The servicer generally is permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

        (1) to reimburse itself for advances for that series made by it pursuant to the related agreement to the extent of amounts received on or in respect of particular loans, including, for this purpose, liquidation proceeds and amounts representing proceeds of insurance policies covering the related property, late recoveries of scheduled payments with respect to which any Advance was made;

        (2) to the extent provided in the related agreement, to reimburse itself for any advances for that series that the servicer determines in good faith it will be unable to recover from the related primary asset;

        (3) to reimburse itself from liquidation proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged property and, in the event deposited in the collection account and not previously withheld, and to the extent that liquidation proceeds after that reimbursement exceed the outstanding principal balance of the related loan, together with accrued and unpaid interest thereon to the due date for that loan next succeeding the date of its receipt of the liquidation proceeds, to pay to itself out of the excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the related loan;

        (4) in the event it has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted pursuant to the related agreement, from any scheduled payment, late payment or other recovery, to the extent permitted by the related agreement;

        (5) to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related agreement;

        (6) to pay to the applicable person with respect to each primary asset or REO property acquired in respect thereof that has been repurchased or removed from the trust fund by the depositor, the servicer or the seller pursuant to the related agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

        (7) to make payments to the trustee of the series for deposit into the distribution account, if any, or for remittance to the holders of the series in the amounts and in the manner provided for in the related agreement; and

        (8) to clear and terminate the collection account pursuant to the related agreement.

    In addition, if the servicer deposits in the collection account for a series any amount not required to be deposited therein, it may, at any time, withdraw that amount from the collection account.

ADVANCES AND LIMITATIONS THEREON

    The related prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments on loans. If specified in the related prospectus supplement, the servicer will be obligated to make advances, and such obligations may be limited in amount, or may not be activated until a portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related prospectus supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on particular loans which represent late recoveries of principal or interest, proceeds of insurance policies or liquidation proceeds respecting which any advance was made. If an advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or liquidation proceeds from the related loan, the servicer may be entitled to reimbursement from other funds in the collection account or distribution account, as the case may be, or from a specified reserve fund as applicable, to the extent specified in the related prospectus supplement.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

    STANDARD HAZARD INSURANCE; FLOOD INSURANCE. The related prospectus supplement will state whether or not the servicer will be required to maintain or to cause the obligor on each loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for other hazards as is customary in the state in which the related property is located. If such insurance is required, generally it would provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the related property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the loans will be underwritten by different hazard insurers and will cover properties located in various states, these policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most standard hazard insurance policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides, and mudflows, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of Enhancement will adversely affect distributions to holders. When a property securing a loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the servicer will be required to cause flood insurance to be maintained with respect to that property, to the extent available.

    The standard hazard insurance policies covering properties securing loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the property, including the improvements on any property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (1) the actual cash value (the replacement cost less physical depreciation) of the Property, including the improvements, if any, damaged or destroyed or (2) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the property and improvements. Since the amount of hazard insurance to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since the value of the properties will fluctuate in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected property.

    Coverage typically will be in an amount at least equal to the greater of
(1) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (2) the outstanding principal balance of the related loan. Coverage may also be in a lesser amount if so described in the related prospectus supplement. The servicer typically will also maintain on REO Property that secured a defaulted loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO Property. However, if so specified in the related prospectus supplement, the servicer may not maintain insurance policies for acquired REO Property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO Property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance.

    Any amounts collected by the servicer under any policies of insurance, other than amounts to be applied to the restoration or repair of the property, released to the obligor in accordance with normal servicing procedures or used to reimburse the servicer for amounts to which it is entitled to reimbursement, will be deposited in the collection account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency which assigns a rating to that series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or related REO Property. This blanket policy may contain a deductible clause, in which case the servicer will, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, deposit in the collection account the amount of the deductible.

REALIZATION UPON DEFAULTED LOANS

    The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments.

    In connection with such foreclosure or other conversion, the servicer will follow the practices and procedures it deems necessary or advisable and normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that:

        (1) such restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Loan available to the holders after reimbursement to itself for such expenses and

        (2) such expenses will be recoverable by it either through liquidation proceeds or the proceeds of insurance.

    Notwithstanding anything to the contrary herein, in the case of a trust fund for which a REMIC election has been made, the servicer shall liquidate any property acquired through foreclosure within three years after the acquisition of the beneficial ownership of that property. While the holder of a property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund, if applicable, will have no ability to do so and neither the servicer nor the Depositor will be required to do so.

    The servicer may arrange with the obligor on a defaulted loan, a modification of that loan to the extent provided in the related prospectus supplement. Modifications may only be entered into if they meet the underwriting policies and procedures employed by the servicer in servicing receivables for its own account.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

    Unless otherwise specified in the related prospectus supplement for a series, when any property is about to be conveyed by the obligor, the servicer will, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of that conveyance, exercise its rights to accelerate the maturity of the related loan under the applicable "due-on-sale" clause, if any, unless it reasonably believes that the "due-on-sale" clause is not enforceable under applicable law or if the enforcement of that clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person becomes liable under the loan and pursuant to which the original obligor is released from liability and that person is substituted as the obligor under the loan. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a loan may not be changed in connection with an assumption.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The servicer will be entitled to a periodic fee as servicing compensation in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of property in connection with defaulted loans.

    When an obligor makes a principal prepayment in full between due dates on the related loan, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. To the extent provided in the related prospectus supplement, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer's remittance to the trustee for deposit into the distribution account an amount equal to one month's interest on the related loan (less the servicing fee). If the aggregate amount of prepayment interest shortfalls in a month exceeds the servicing fee for that month, a shortfall to holders may occur.

    To the extent permitted by the related agreement, the servicer will be entitled to reimbursement for expenses incurred by it in connection with the liquidation of defaulted loans. The related holders will suffer no loss by reason of liquidation expenses to the extent expenses are covered under related insurance policies or from excess liquidation proceeds. If claims are either not made or not paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related holders will suffer a loss to the extent that liquidation proceeds, after reimbursement of the servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related loan which would be distributable to holders. In addition, the servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted loan, prior to the rights of the holders to receive any related proceeds of insurance policies, liquidation proceeds or amounts derived from other Enhancement. The servicer generally is also entitled to reimbursement from the collection account for advances in respect of loans.

    The rights of the servicer to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of advances, expenses or otherwise, are not subordinate to the rights of holders of the series.

EVIDENCE AS TO COMPLIANCE

    The applicable agreement for each series will provide that each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that such firm has examined documents and records relating to the servicing of the loans by the servicer and that, on the basis of such examination, that firm is of the opinion that the servicing has been conducted in compliance with the agreement, except for (1) those exceptions as such firm believes to be immaterial and (2) such other exceptions as are set forth in the statement.

    If so specified in the related prospectus supplement, the applicable agreement for each series will also provide for delivery to the trustee for such series of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its obligations under the agreement, throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

    The servicer for each series will be identified in the related prospectus supplement. The servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

    In the event of an Event of Default under either a servicing agreement or a pooling and servicing agreement, the servicer may be replaced by the trustee or a successor servicer. Events of Default and the rights of the trustee upon a default under the agreement for the related series will be described in the related prospectus supplement substantially similar to those described under "The Agreements--Events of Default; Rights Upon Events of Default--Pooling and Servicing Agreement; Servicing Agreement."

    The servicer does not have the right to assign its rights and delegate its duties and obligations under the related agreement for each series unless the successor servicer accepting such assignment or delegation:

        (1) services similar loans in the ordinary course of its business,

        (2) is reasonably satisfactory to the trustee for the related series,

        (3) has a net worth of not less than the amount specified in the related prospectus supplement,

        (4) would not cause any Rating Agency's rating of the securities for that series in effect immediately prior to the assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer and

        (5) executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by the servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the servicer under the related agreement from and after the date of such agreement.

    No assignment will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the related agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, such subsidiary or affiliate need not satisfy the criteria set forth above; however, in that instance, the assigning servicer will remain liable for the servicing obligations under the related agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer's obligations under the related agreement, provided that the successor or surviving entity meets the requirements for a successor servicer set forth above.

    Except to the extent otherwise provided therein, each agreement will provide that neither the servicer, nor any director, officer, employee or agent of the servicer, will be under any liability to the related trust fund, the depositor or the holders for any action taken or for failing to take any action in good faith pursuant to the related agreement, or for errors in judgment; provided, however, that neither the servicer nor any person will be protected against any breach of warranty or representations made under the agreement, or the failure to perform its obligations in compliance with any standard of care set forth in such agreement, or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder. Each agreement will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related agreement will provide that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the agreement which, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the related agreement and the rights and duties of the parties thereto and the interests of the holders thereunder. In that event, the legal expenses and costs of the action and any liability resulting therefrom may be expenses, costs, and liabilities of the trust fund and the servicer may be entitled to be reimbursed therefor out of the collection account.

                                 THE AGREEMENTS

    The following summaries describe provisions of the agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements. Where particular provisions or terms used in the agreements are referred to, such provisions or terms are as specified in the related agreements. As described herein under "Custody Receipts; Custody Agreements", custody receipts entitle the related holders of securities to payments that are made on classes of notes held by the related custodian. Accordingly, the following descriptions of agreements, insofar as they relate to notes, are relevant to holders of custody receipts.

ASSIGNMENT OF PRIMARY ASSETS

    GENERAL. At the time of issuance of the securities of a series, the depositor will transfer, convey and assign to the trust fund all right, title and interest of the depositor in the primary assets and other property to be transferred to the trust fund for a series. The assignment will include all principal and interest due on or with respect to the primary assets after the cut-off date specified in the related prospectus supplement, (except for the amount or percentage thereof which is not included in the trust fund for the related series). The trustee will, concurrently with the assignment, execute and deliver the securities.

    ASSIGNMENT OF LOANS. If required by the related prospectus supplement, the depositor will, as to each loan secured by a mortgage, deliver or cause to be delivered to the trustee, or an asset custodian on behalf of the trustee,

    - the mortgage note endorsed without recourse to the order of the trustee or in blank,

    - the original mortgage with evidence of recording indicated thereon, (except for any mortgage not returned from the public recording office, in which case a copy of that mortgage will be delivered, together with a certificate that the original of that mortgage was delivered to the recording office) and

    - an assignment of the mortgage in recordable form.

    The trustee, or the asset custodian, will hold the documents in trust for the benefit of the holders of securities.

    If required by the related prospectus supplement, the depositor will as to each home improvement contract, deliver or cause to be delivered to the trustee or the asset custodian the original home improvement contract and copies of documents and instruments related to each home improvement contract and, other than in the case of unsecured home improvement contracts, the security interest in the property securing the home improvement contract. In order to give notice of the right, title and interest of holders of securities to the home improvement contracts, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all home improvement contracts as collateral. Typically, the home improvement contracts will not be stamped or otherwise marked to reflect their assignment to the trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the home improvement contracts without notice of the assignment, the interest of holders of securities in the home improvement contracts could be defeated. If specified by the related prospectus supplement, however, the home improvement contracts may be stamped or otherwise marked to reflect their assignment to the trust. See "Legal Aspects of Loans--The Home Improvement Contracts."

    With respect to loans secured by mortgages, if so specified in the related prospectus supplement, the depositor or the seller will, at the time of issuance of the securities, cause assignments to the trustee of the mortgages relating to the loans for a series to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interest in the related loans. If specified in the related prospectus supplement, the depositor will cause assignments of mortgage to be recorded within the time after issuance of the securities as is specified in the related prospectus supplement. If the assignments of mortgage are not so recorded as required, the agreement may, as specified in the related prospectus supplement, require the depositor or the seller to repurchase from the trustee any loan the related mortgage of which is not recorded within the required time, at the price described below with respect to repurchases by reason of defective documentation. The enforcement of the repurchase obligation typically will constitute the sole remedy available to the holders or the trustee for the failure of a mortgage to be recorded. If the agreement for a series does not require that assignments be recorded at closing, the related prospectus supplement will describe the circumstances, if any, under which recordation would be required in the future.

    Each loan will be identified in a loan schedule appearing as an exhibit to the related agreement. The loan schedule will specify with respect to each loan: the original principal amount and unpaid principal balance as of the cut-off date; the current interest rate; the current scheduled payment of principal and interest; the maturity date, if any, of the related mortgage note; if the loan is an adjustable rate loan; the lifetime rate cap, if any, and the current index, if applicable.

    ASSIGNMENT OF PRIVATE SECURITIES. The depositor will cause private securities to be registered in the name of the trustee or its nominee or correspondent. The trustee or its nominee or correspondent will have possession of any certificated private securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a private security. See "The Trust Funds--Private Securities." Each private security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each private security conveyed to the trust fund. In the agreement, the depositor will represent and warrant to the trustee regarding the private securities:

        (1) that the information contained in the private security schedule is true and correct in all material respects;

        (2) that, immediately prior to the conveyance of the private securities, the depositor had good title thereto to the extent good title was conveyed to it, and was the sole owner thereof subject to any retained interest of the depositor or the seller;

        (3) that there has been no other sale by it of the private securities;
    and

        (4) that there is no existing lien, charge, security interest or other encumbrance other than any retained interest of the depositor or the seller on the private securities.

    REPURCHASE AND SUBSTITUTION OF NON-CONFORMING PRIMARY ASSETS. Unless otherwise provided in the related prospectus supplement, if any document in the file relating to the primary assets delivered by the depositor to the trustee or asset custodian is found by the trustee during its examination to be defective in any material respect for which the depositor or seller does not cure the defect within the required time period, the depositor or seller will within the required period, after the trustee's notice to the depositor or the seller, as the case may be, of the defect, repurchase the related primary asset or any property acquired in respect thereof from the trustee. The repurchase shall be at a price equal to, unless otherwise specified in the related prospectus supplement, (a) the lesser of (1) the outstanding principal balance of such primary asset and (2) the trust fund's federal income tax basis in the primary asset and (b) accrued and unpaid interest to the date of the next scheduled payment on the primary asset at the rate set forth in the related agreement, (less any unreimbursed advances respecting the primary asset,) provided, however, the purchase price shall not be limited in (1) above to the trust fund's federal income tax basis if the repurchase at a price equal to the outstanding principal balance of the primary asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

    If provided in the related prospectus supplement, the depositor or seller, as the case may be, may, rather than repurchase the primary asset as described above, remove the primary asset from the trust fund and substitute in its place one or more other primary assets provided, however, that (1) with respect to a trust fund for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the securities and
(2) with respect to a trust fund for which a REMIC election is made, after a specified time period, the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

    Generally, any qualifying substitute primary asset will have, on the date of substitution, the following characteristics:

        (1) an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the deleted primary asset with the amount of any shortfall to be deposited to the collection account or distribution account in the month of substitution for distribution to holders,

        (2) an interest rate not less than (and not more than 2% greater than) the interest rate of the deleted primary asset,

        (3) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the deleted primary asset, and

        (4) will comply with all of the representations and warranties set forth in the applicable agreement as of the date of substitution.

    The depositor, the seller or another entity will make representations and warranties with respect to primary assets for a series. If the depositor, the seller or the other entity cannot cure a breach of its representations and warranties in all material respects within the time period specified in the related prospectus supplement after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the depositor, the seller or the other entity is obligated to repurchase the affected primary asset or, if provided in the related prospectus supplement, provide a qualifying substitute primary asset therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

    The depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or seller of the primary assets. See "Risk Factors--Limited Assets for Payments--No Recourse to Depositor, Seller or Servicer."

    The above-described cure, repurchase or substitution obligations generally constitute the sole remedies available to the holders or the trustee for a material defect in a document for a primary asset.

    No holder of securities of a series, solely by virtue of that holder's status as a holder, will have any right under the applicable agreement for a series to institute any proceeding with respect to the agreement, unless the holder previously has given to the trustee for that series written notice of default and unless the holders of securities evidencing not less than 51% of the aggregate voting rights of the securities for that series have made written request upon the trustee to institute a proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any that proceeding.

PRE-FUNDING ACCOUNT

    If so provided in the related prospectus supplement, on the related closing date the depositor will deposit cash in an amount specified in the related prospectus supplement into a pre-funding account. In no event shall the pre-funded amount exceed 50% of the initial aggregate principal amount of the securities of the related series. The pre-funded amount will be used to purchase subsequent loans during the funding period which is the period from the related closing date to a date not more than one year after the closing date. The pre-funding account will be maintained with the trustee for the related series of securities and will be designed solely to hold funds to be applied by the trustee during the funding period to pay to the seller the purchase price for subsequent loans. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the related loans. To the extent that the entire pre-funded amount has not been applied to the purchase of subsequent loans by the end of the related funding period, any amounts remaining in the pre-funding account will be distributed as a prepayment of principal to the holders of the related securities on the distribution date immediately following the end of the funding period, in the amounts and pursuant to the priorities set forth in the related prospectus supplement. Any reinvestment risk resulting from a prepayment will be borne entirely by the classes of the related series of securities entitled to receive the corresponding principal payment. Monies on deposit in the pre-funding account may be invested in eligible investments under the circumstances and in the manner described in the related agreement. Earnings on investment of funds in the pre-funding account will be deposited into the account specified in the related prospectus supplement and losses will be charged against the funds on deposit in the pre-funding account.

    In addition, if so provided in the related prospectus supplement, on the related closing date the depositor will deposit in a capitalized interest account cash in an amount sufficient to cover shortfalls in interest on the related series of securities that may arise as a result of the use of funds in the pre-funding account to purchase subsequent loans. The capitalized interest account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. If monies on deposit in the capitalized interest account have not been applied to cover shortfalls in interest on the related series of securities by the end of the funding period, any amounts remaining in the capitalized interest account will be paid to the depositor or the seller.

REPORTS TO HOLDERS

    The trustee or other entity specified in the related prospectus supplement will prepare and forward to each holder on each distribution date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

        (1) the amount of principal distributed to holders of the related securities and the outstanding principal balance of the securities following the distribution;

        (2) the amount of interest distributed to holders of the related securities and the current interest on the securities;

        (3) the amounts of (a) any overdue accrued interest included in the distribution, (b) any remaining overdue accrued interest with respect to the securities or (c) any current shortfall in amounts to be distributed as accrued interest to holders of the securities;

        (4) the amounts of (a) any overdue payments of scheduled principal included in the distribution, (b) any remaining overdue principal amounts with respect to the securities, (c) any current shortfall in receipt of scheduled principal payments on the related primary assets or (d) any realized losses or liquidation proceeds to be allocated as reductions in the outstanding principal balances of the securities;

        (5) the amount received under any related Enhancement, and the remaining amount available under the Enhancement;

        (6) the amount of any delinquencies with respect to payments on the related primary assets;

        (7) the book value of any REO Property acquired by the related trust fund; and

        (8) any other information specified in the related Agreement.

    In addition, within a reasonable period of time after the end of each calendar year the trustee or other entity will furnish to each holder of record at any time during the calendar year: (a) the aggregate of amounts reported pursuant to (1), (2), and (4)(d) above for such calendar year and (b) the information specified in the related agreement to enable holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the securities, if applicable. Information in the distribution date and annual statements provided to the holders will not have been examined and reported upon by an independent public accountant. However, the servicer will provide to the trustee a report by independent public accountants with respect to the servicer's servicing of the loans. See "Servicing of Loans--Evidence as to Compliance."

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

    POOLING AND SERVICING AGREEMENT; SERVICING AGREEMENT. Events of Default under a pooling and servicing agreement or a servicing agreement for each series of certificates relating to loans include, among other things:

        (1) any failure by the servicer to deposit amounts in the collection account and distribution account to enable the trustee to distribute to holders of that series any required payment, which failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice of the failure to the servicer by the trustee for that series, or to the servicer and the trustee by the holders of the series evidencing not less than 25% of the aggregate voting rights of the holders for that series,

        (2) any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable agreement which continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice of that failure to the servicer by the trustee, or to the servicer and the trustee by the holders of the series evidencing not less than 25% of the aggregate voting rights of the holders of that series, and

        (3) specified events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

    So long as an Event of Default remains unremedied under the applicable agreement for a series of securities relating to the servicing of loans, unless otherwise specified in the related prospectus supplement, the trustee for that series or holders of securities of that series evidencing not less than 51% of the aggregate voting rights of the securities for that series may terminate all of the rights and obligations of the servicer as servicer under the applicable agreement, other than its right to recovery of other expenses and amounts advanced pursuant to the terms of that agreement which rights the servicer will retain under all circumstances. Upon the termination of the servicer, the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the agreement.

    In the event that the trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth specified in the related prospectus supplement to act as successor servicer under the provisions of the applicable agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related prospectus supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the agreement.

    During the continuance of any Event of Default of a servicer under an agreement for a series of securities, the trustee for that series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of that series, and holders of securities evidencing not less than 51% of the aggregate voting rights of the securities for that series may, if so specified in the related prospectus supplement, direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon that trustee. However, the trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the trustee in connection with a servicer termination. Also, the trustee may decline to follow any direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve the trustee in personal liability or be unjustly prejudicial to the nonassenting holders.

    INDENTURE. Events of Default under the indenture for each series of notes may include, among other things:

        (1) a default for five (5) days or more in the payment of any interest on any note of such series or the default in the payment of the principal of any note at any note's maturity;

        (2) failure to perform any other covenant of the depositor or the trust fund in the indenture which continues for a period of sixty (60) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

        (3) any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

        (4) specified events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

        (5) any other Event of Default provided with respect to notes of that series.

    If an Event of Default with respect to the notes of any series occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount, or, if the notes of that series are Zero Coupon Securities, that portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement, of all the notes of that series to be due and payable immediately. The declaration described above may, under specified circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the notes of the series.

    If, following an Event of Default with respect to any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding any acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of that series as they would have become due if there had not been a declaration of acceleration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an Event of Default, unless:

        (a) the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale,

        (b) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of that series at the date of the sale or

        (c) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of that series. In the event that one or more classes of a series have the benefit of a security insurance policy, the issuer of the policy will have the right to consent to any sale described above.

    In the event that the trustee liquidates the collateral in connection with an Event of Default, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an Event of Default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the holders of the notes after the occurrence of an Event of Default.

    Unless otherwise specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable, as described above, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of that discount which is unamortized.

    Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of notes of a series, unless the holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to the provisions for indemnification and limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of that series, and the holders of a majority of the then aggregate outstanding amount of the notes of that series may waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of that series affected thereby.

THE TRUSTEE

    The identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of securities will be set forth in the related prospectus supplement. The entity serving as trustee may have normal banking relationships with the depositor or the servicer. In addition, for the purpose of meeting the legal requirements of local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of securities. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the agreement relating to the related series will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform acts, singly upon the separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents shall have any or all of the rights, powers, duties and obligations of the trustee conferred on them by that appointment; provided that the trustee shall continue to be responsible for its duties and obligations under the agreement.

DUTIES OF THE TRUSTEE

    The trustee makes no representations as to the validity or sufficiency of the agreement, the securities or of any primary asset or related documents. If no Event of Default has occurred, the trustee is required to perform only those duties specifically required of it under the agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related agreement; however, the trustee will not be responsible for the accuracy or content of any of the documents furnished by it or the holders to the servicer under the agreement.

    The trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders in an Event of Default. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of the funds or adequate indemnity against that risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

    The trustee may, upon written notice to the depositor, resign at any time, in which event the depositor or the seller will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after giving such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

    The trustee may also be removed at any time:

        (1) if the trustee ceases to be eligible to continue as such under the agreement,

        (2) if the trustee becomes insolvent, or

        (3) by the holders of securities evidencing over 50% of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to the depositor.

    Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

AMENDMENT OF AGREEMENT

    The agreement for each series of securities may be amended by the depositor, the servicer, if any, the trustee and any other party specified in the agreement, without notice to or consent of the holders:

        (1) to cure any ambiguity,

        (2) to correct any defective provisions or to correct or supplement any provision in the agreement,

        (3) to add to the duties of the depositor, the trust fund or servicer,

        (4) to add any other provisions with respect to matters or questions arising under the agreement or related Enhancement,

        (5) to add or amend any provisions of the agreement as required by a rating agency in order to maintain or improve the rating of the securities, or

        (6) to comply with any requirements imposed by the Code;

provided that any such amendment except pursuant to clause (6) above will not adversely affect in any material respect the interests of any holders of that series, as evidenced by an opinion of counsel or by written confirmation from each rating agency rating the securities that the amendment will not cause a reduction, qualification or withdrawal of the then current rating of the securities.

    The agreement for each series may also be amended by the trustee, the servicer, if applicable, the depositor and any other party specified in the agreement with respect to that series with the consent of the holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the securities of that series or, if only some classes of that series are affected by the amendment, 66 2/3% of the aggregate outstanding principal amount of the securities of each class of that series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or modifying in any manner the rights of holders of the series; provided, however, that no amendment may (a) reduce the amount or delay the timing of payments on any security without the consent of the holder of that security or (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of securities of each class, the holders of which are required to consent to any amendment without the consent of the holders of 100% of the aggregate outstanding principal amount of each class of securities affected by that amendment.

VOTING RIGHTS

    The related prospectus supplement will set forth the method of determining allocation of voting rights with respect to a series.

LIST OF HOLDERS

    Upon written request of three or more holders of record of a series for purposes of communicating with other holders with respect to their rights under the agreement, which request is accompanied by a copy of the communication which the holders propose to transmit, the trustee will afford the holders access during business hours to the most recent list of holders of that series held by the trustee.

    No agreement will provide for the holding of any annual or other meeting of holders.

REMIC ADMINISTRATOR

    For any series with respect to which a REMIC election is made, preparation of required reports and other administrative duties with respect to the trust fund may be performed by a REMIC administrator, who may be an affiliate of the depositor, the servicer or the seller.

TERMINATION

    POOLING AND SERVICING AGREEMENT; TRUST AGREEMENT. The obligations created by the pooling and servicing agreement or trust agreement for a series will terminate upon payment to the provider of any related Enhancement of any required amount and the distribution to holders of all amounts distributable to them pursuant to that agreement after the earlier of:

        (1) the later of (a) the final payment or other liquidation of the last primary asset remaining in the trust fund for that series and (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure or repossession in respect of any primary asset or

        (2) the repurchase, as described below, by the servicer or other entity specified in the related prospectus supplement from the trustee for all primary assets and other property at that time subject to the agreement.

    The Agreement for each series permits, but does not require, the servicer or other entity specified in the related prospectus supplement to purchase from the trust fund for that series all remaining primary assets at a price equal to the price specified in the related prospectus supplement. The exercise of the right to purchase the primary assets will effect early retirement of the securities of that series, but the entity's right to so purchase is subject to the aggregate principal balance of the primary assets or the securities at the time of repurchase being less than a fixed percentage, to be set forth in the related prospectus supplement, of the aggregate principal balance of the primary assets as of the cut-off date or the securities on the closing date. In no event, however, will the trust created by the agreement continue beyond the expiration of 21 years from the death of the last survivor of the persons identified therein. For each series, the servicer or the trustee, as applicable, will give written notice of termination of the agreement to each holder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency specified in the notice of termination. If so provided in the related prospectus supplement for a series, the depositor, the servicer or another entity may effect an optional termination of the trust fund under the circumstances described in such prospectus supplement. See "Description of the Securities--Optional Redemption, Purchase or Termination."

    INDENTURE. The indenture will be discharged with respect to a series of notes, except with respect to continuing rights, upon the delivery to the trustee for cancellation of all the notes of that series or, with limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of that series.

    In addition to the discharge with limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of that series, except for obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of that series, to replace stolen, lost or mutilated notes of that series, to maintain paying agencies and to hold monies for payment in trust, upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of the series on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes of the series. In the event of any defeasance and discharge of notes of the series, holders of notes of the series would be able to look only to the money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

                      CUSTODY RECEIPTS; CUSTODY AGREEMENTS

    A series of securities may include one or more classes of custody receipts. Custody receipts entitle the related holders of securities to payments made on notes that are held by a custodian. Such notes will be issued pursuant to an indenture and if the primary assets securing the notes are loans, the loans will be serviced pursuant to a servicing agreement. The custody receipts will be issued pursuant to a custody agreement between the depositor and the custodian. The identity of the commercial bank, savings and loan association or trust company named as custodian for each series of securities that includes custody receipts will be set forth in the related prospectus supplement. The entity serving as custodian may have normal banking relationships with the depositor or servicer.

    Payments on notes held by a custodian will be made by the related indenture trustee to the custodian. The custodian will in turn remit to holders of custody receipts, from payments on the notes, the amounts to which those holders are entitled in accordance with the terms of the custody receipts.

    If a series of securities includes custody receipts, the related prospectus supplement will describe:

    - the primary assets that are security for the related notes

    - the terms of the related notes, and

    - the terms of the custody receipts.

    At the time of issuance of a series of securities that includes one or more classes of custody receipts the depositor will deposit the related notes with the custodian. Such notes will be registered in the name of and held by the custodian in a custody account. The custody account will be required at all times to be maintained as a custodial account in the corporate trust department of the custodian for the benefit of the holders of the custody receipts, separated and segregated on the books of the custodian from all other accounts, funds and property in the possession of the custodian.

    The custodian will not have any equitable or beneficial interest in the related notes. The notes held by the custodian will not be available to the custodian for its own use or profit, nor will any note be deemed to be part of the general assets of the custodian. Neither the notes held by the custodian nor the proceeds of the notes will be subject to any right, charge, security interest, lien or claim of any kind in favor of the custodian.

    No holder of a custody receipt will have the right to withdraw the related notes from the custody account and the custodian will not deliver the related notes to that holder.

    Neither the depositor nor the custodian shall have any obligation to advance its own funds to make any payment to any holder of a custody receipt.

NOTICES; VOTING

    Upon receipt from a trustee or servicer under agreements relating to the notes held by the custodian of any notice with respect to a note, the custodian shall promptly transmit a copy of that notice by mail to the holders of the related custody receipts. For that purpose, the holders shall consider the date of the receipt by the custodian of any notice as the record date for the purpose of determining the holders of record to whom notices shall be transmitted. In the event notice requests or requires any vote, action or consent by the holders of a note, the custodian shall within the time period specified in the related prospectus supplement following receipt of that notice, deliver to the holders of the custody receipts of a letter of direction with respect to the vote, action or consent, returnable to the custodian, and the custodian shall vote the notes in accordance with that letter of direction. Any record date established by the notice for purposes specified in the notice shall be the record date for the purpose of determining the holders of record for those purposes. If no record date is established by the related trustee, the date the notice is received by the custodian shall be the record date.

    Notwithstanding the above, without the consent of the holders of all of the custody receipts of a series, neither the custodian shall vote nor shall the holders of custody receipts consent to any amendments to the related indenture or any other actions which would reduce the amount of or change the amount or timing or currency of payment on the custody receipts.

DEFAULTS

    The custodian will not be authorized to proceed against the servicer or the trustee under any agreement relating to notes held by the custodian in the event of a default under the related servicing agreement or indenture. The custodian also has no power or obligation to assert any of the rights and privileges of the holders of the custody receipts. In the event of any default in payment on the notes or any Event of Default or similar event with respect to the servicer, each holder of a custody receipt will have the right to proceed directly and individually against the issuer or the servicer in whatever manner is deemed appropriate by the holder by directing the custodian to take specific actions on behalf of the holder. A holder of a custody receipt will not be required to act in concert with any holder. The custodian will not be required to take any actions on behalf of holders except upon receipt of reasonable indemnity from those holders for resulting costs and liabilities.

THE CUSTODIAN

    Under the custody agreement, the note custodian will not be liable other than by reason of bad faith or gross negligence in the performance of its duties as are specifically set forth in the custody agreement except in regard to payments under notes received by it for the benefit of the owners and safekeeping of notes, with respect to which it shall be a fiduciary. The custodian will not be liable for any damages resulting from any distribution from the custody account to a holder at the address of record of that holder on the books of the custodian. The custodian will not be liable for any action or inaction by it done in reasonable reliance upon the written advice of its accountants or legal counsel. The custodian may request and rely and shall be fully protected in acting in reliance upon any written notice, request, direction or other document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

DUTIES OF THE CUSTODIAN

    The custodian makes no representations as to the validity or sufficiency of the custody agreement, the securities or of any primary asset or related documents. The custodian is required to perform only those duties specifically required of it under the custody agreement.

    The custodian will not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the custody agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of funds or adequate indemnity against the risk or liability is not reasonably assured to it.

RESIGNATION OF CUSTODIAN

    The custodian may, upon written notice to the depositor, resign at any time, in which event the depositor will appoint a successor custodian. If no successor custodian has been appointed and has accepted the appointment within 90 days after giving notice of resignation, the resigning custodian may petition any court of competent jurisdiction for appointment of a successor custodian.

    The custodian may also be removed at any time upon 30 days notice from the depositor or by holders of custody receipts evidencing at least 66 2/3% of the aggregate voting rights of all custody receipts of the related series.

    Any resignation or removal of the custodian and appointment of a successor custodian will not become effective until acceptance of the appointment by the successor custodian.

AMENDMENT OF CUSTODY AGREEMENT

    As set forth in the applicable agreement, the custody agreement for each series of custody receipts may be amended by the depositor, the servicer, if any, and the custodian with respect to that series, without notice to or consent of the holders:

        (1) to cure any ambiguity,

        (2) to correct any defective provisions or to correct or supplement any provision in the custody agreement,

        (3) to add to the duties of the depositor or the custodian, or

        (4) to add any other provisions with respect to matters or questions arising under the custody agreement or provided that any such amendment will not adversely affect in any material respect the interests of any holders of such series, as evidenced by an opinion of counsel or by written confirmation from each rating agency that the amendment will not cause a reduction, qualification or withdrawal of the then current rating thereof.

    In addition, the custody agreement for each series may also be amended by the custodian and the depositor with respect to that series with the consent of the holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the custody receipts of each class of that series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the custody agreement or modifying in any manner the rights of holders of such series; provided, however, that no amendment may (a) reduce the amount or delay the timing of payments on any custody receipt without the consent of the holder of those custody receipts or (b) reduce the required percentage of the aggregate outstanding principal amount of custody receipts of each class, the holders of which are required to consent to any amendment, without the consent of the holders of 100% of the aggregate outstanding principal amount of each class of custody receipts affected thereby.

VOTING RIGHTS

    The related prospectus supplement will set forth the method of determining allocation of voting rights with respect to custody receipts included in a series.

TERMINATION OF CUSTODY AGREEMENT

    The obligations created by the custody agreement for a series will terminate upon the payment in full of the notes held by the custodian and the receipt by holders of custody receipts of all amounts to which they are entitled.

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
                             LEGAL ASPECTS OF LOANS

    The following discussion contains summaries of the material legal aspects of mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements which are general in nature. Because some legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the loans.

MORTGAGES

    The loans for a series will, and home improvement contracts for a series may, be secured by either mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to those instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary. At origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/property owner, the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

FORECLOSURE ON MORTGAGES

    Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

    Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any

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
junior lienholders. If the deed of trust is not reinstated within the applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

    An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct that would warrant a court of equity to refuse affirmative relief to the mortgagee. In some circumstances, a court of equity may relieve the mortgagor from an entirely technical default where that default was not willful.

    A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counter-claims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the mortgagor was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

    In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished. Alternatively, the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where a deficiency judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making those repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

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
ENVIRONMENTAL RISKS

    Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states a lien for the costs of clean-up has priority over the lien of an existing mortgage against such property. In addition, under CERCLA, the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

    Under the laws of some states and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for those costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest but without "actually participating in the management" of the property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender foreclosures and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment, including leasing the facility or property to third party, or fails to market the property in a timely fashion.

    Whether actions taken by a lender would constitute actual participation in the management of a mortgaged property or the business of a borrower so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender.

    This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law by President Clinton on September 30, 1996. The new legislation provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental clean-up may be substantial. It is conceivable that clean-up costs arising from the circumstances set forth above would result in a loss to holders.

    CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks other than heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. In addition, under the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. Liability for clean-up of petroleum contamination may, however, be governed by state law, which may not provide for any specific protection for secured creditors.

    Except as otherwise specified in the related prospectus supplement, at the time the loans were originated, no environmental or a very limited environmental assessments of the properties were conducted.

RIGHTS OF REDEMPTION

    In some states, after a sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

    The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the trust fund, and therefore the holders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

    The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply those proceeds and awards to any indebtedness secured by the mortgage, in the order the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply those amounts to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

    Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay all taxes and assessments on the property before delinquency and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under some mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

    The form of credit line trust deed or mortgage used by most institutional lenders which make revolving home equity loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of those intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes revolving home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

    Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.

    Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender may have the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

    In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Relief Act of 1940, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 Bankruptcy Code

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rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security--provided no sale of the property has yet occurred--prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

    Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that permissible modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

    In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

    The Bankruptcy Code provides priority to particular tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted loan. In addition, substantive requirements are imposed upon lenders in connection with the organization and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, RESPA, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

    Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (1) originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (2) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states--Arizona, Michigan, Minnesota, New Mexico and Utah--have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to some categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to

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permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

    In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

    Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

    In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fathomed include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

    Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

APPLICABILITY OF USURY LAWS

    Title V provides that state usury limitations shall not apply to all types of residential first mortgage loans originated by particular lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior

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to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

THE HOME IMPROVEMENT CONTRACTS

    GENERAL

    The home improvement contracts, other than those home improvement contracts that are unsecured or secured by mortgages on real estate generally are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Generally, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee's interest in the contracts could be defeated.

    SECURITY INTERESTS IN HOME IMPROVEMENTS

    The contracts that are secured by the home improvements financed thereby grant to the originator of such contracts a purchase money security interest in such home improvements to secure all or part of the purchase price of such home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such home improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

    ENFORCEMENT OF SECURITY INTEREST IN HOME IMPROVEMENTS

    So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful"--i.e., without breach of the peace--or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before such resale.

    Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgement from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgements, and in many cases the defaulting borrower would have no assets with which to pay a judgement.

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    Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

    CONSUMER PROTECTION LAWS

    The Holder-in-Due-Course rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of the goods that gave rise to the transaction and related lenders and assignees to transfer that contract free of notice of claims by the debtor under that contract. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

    APPLICABILITY OF USURY LAWS

    Title V provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on particular kinds of consumer goods. The contracts would be covered if they satisfy specified conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

    Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT CONTRACTS

    THE LOANS MAY ALSO CONSIST OF INSTALLMENT CONTRACTS. Under an installment contract the seller, or lender, retains legal title to the property and enters into an agreement with the purchaser, or borrower, for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

    The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. In that situation, the lender does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions

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by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.

    Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

    Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service:

        (1) are entitled to have interest rates reduced and capped at 6% per annum, on obligations incurred prior to the commencement of military service for the duration of military service,

        (2) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service and

        (3) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

However, the benefits of (1), (2), or (3) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a loan included in a trust fund for a series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, none of the trust fund, the servicer, the depositor nor the trustee will be required to advance those amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the certificates of that series. Typically, any shortfalls in interest collections on loans or underlying loans, as applicable, included in a trust fund for a series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each class of securities of that series that is entitled to receive interest in respect of those loans or underlying loans in proportion to the interest that each class of securities would have otherwise been entitled to receive in respect of those loans or underlying loans had the interest shortfall not occurred.

CONSUMER PROTECTION LAWS

    Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with originating, servicing and enforcing loans secured by certain residential properties. Theses laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, RESPA and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z requires particular disclosures to borrowers regarding terms of the loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination in the extension of credit on the basis of age, race, color, sex, religion, martial status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act; and the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Provisions of these laws impose

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specific statutory liabilities upon lenders who fail to comply with them. In addition, violations of such laws may limit the ability of the servicer to collect all or part of the principal of or interest on the loans and could subject the servicer and in some cases its assignees to damages and administrative enforcement.

    The loans may be subject to the Home Ownership and Equity Protection Act of 1994, or HOEPA, which amended the Truth in Lending Act as it applies to mortgages subject to HOEPA. HOEPA requires additional disclosures, specifies the timing of such disclosures and limits or prohibits inclusion of particular provisions in mortgages subject to HOEPA. HOEPA also provides that any purchaser or assignee of a mortgage covered by HOEPA, such as the trust fund with respect to the loans, is subject to all of the claims and defenses which the borrower could assert against the original lender. The maximum damages that may be recovered under HOEPA from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the loan. If the trust fund includes loans subject to HOEPA, it will be subject to all of the claims and defenses which the borrower could assert against the seller. Any violation of HOEPA which would result in such liability would be a breach of the seller's representations and warranties, and the seller would be obligated to cure, repurchase or, if permitted by the agreement, substitute for the loan in question.

                                 THE DEPOSITOR

GENERAL

    The depositor was incorporated in the State of Delaware on January 29, 1988, and is a wholly-owned subsidiary of Lehman Commercial Paper Inc., which is a wholly-owned subsidiary of Lehman Brothers Inc., a wholly-owned subsidiary of Lehman Brothers Holdings Inc. The depositor's principal executive offices are located at Three World Financial Center, New York, New York 10285. Its telephone number is (212) 298-2000. None of the depositor, Lehman Brothers Holdings Inc., Lehman Commercial Paper Inc., Lehman Brothers Inc., the servicer, the trustee or the seller has guaranteed or is otherwise obligated with respect to the securities of any series.

    The depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments ("Depositor Securities") collateralized or otherwise secured or backed by, or otherwise representing an interest in, among other things, receivables or pass through certificates, or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with the following:

        (1) the sale or lease of automobiles, trucks or other motor vehicles, equipment, merchandise and other personal property,

        (2) credit card purchases or cash advances,

        (3) the sale, licensing or other commercial provision of services, rights, intellectual properties and other intangibles,

        (4) trade financings,

        (5) loans secured by certain first or junior mortgages on real estate,

        (6) loans to employee stock ownership plans and

        (7) any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness and, in connection therewith or otherwise, purchasing, acquiring, owning, holding, transferring, conveying, servicing, selling, pledging, assigning, financing and otherwise dealing with those receivables, pass-through certificates, or participations or certificates of participation or

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    beneficial ownership. Article Third of the depositor's Certificate of
    Incorporation limits the depositor's activities to the above activities and related activities, such as credit enhancement with respect to such Depositor Securities, and to any activities incidental to and necessary or convenient for the accomplishment of such purposes. The Certificate of Incorporation of the depositor provides that any Depositor Securities, except for subordinated Depositor Securities, must be rated in one of the four highest categories by a nationally recognized rating agency.

                                USE OF PROCEEDS

    The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

        (1) to purchase the related primary assets,

        (2) to repay indebtedness which has been incurred to obtain funds to acquire the primary assets,

        (3) to establish any reserve funds described in the related prospectus supplement and

        (4) to pay costs of structuring and issuing the securities, including the costs of obtaining Enhancement, if any.

    If so specified in the related prospectus supplement, the purchase of the primary assets for a series may be effected by an exchange of securities with the seller of such primary assets.

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                       FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

    The following is a summary of the material United States federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advise of Brown & Wood LLP, special counsel to the depositor. The summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

    The summary does not purport to deal with all aspects of United States federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold securities as "capital assets"--generally, property held for investment--within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

    The United States federal income tax consequences to holders will vary depending on whether:

        (1) the securities of a series are classified as indebtedness;

        (2) an election is made to treat the trust fund relating to a particular series of securities as a REMIC under the Code;

        (3) the securities represent an ownership interest in some or all of the assets included in the trust fund for a series; or

        (4) an election is made to treat the trust fund relating to a particular series of certificates as a partnership. The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such series.

    As used herein, the term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof, including the District of Columbia, other than a partnership that is not treated as a Unites States person under any applicable Treasury regulations, an estate whose income is subject to United States federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States Persons shall be considered U.S. persons as well.

TAXATION OF DEBT SECURITIES

    STATUS AS REAL PROPERTY LOANS. Except to the extent provided otherwise in a prospectus supplement as to each series of securities Brown & Wood LLP will have advised the Depositor that:

        (1) securities held by a mutual savings bank or domestic building and loan association will represent interests in "qualifying real property loans" within the meaning of Code section 593(d);

        (2) securities held by a domestic building and loan association will constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and

        (3) securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code section 856(c)(4)(A) and interest on securities will be considered "interest on

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    obligations secured by mortgages on real property or on interests in real property" within the meaning of Code section 856(c)(3)(B).

    INTEREST AND ACQUISITION DISCOUNT. Securities representing regular interests in a REMIC ("Regular Interest Securities") are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest, other than original issue discount, on securities, other than Regular Interest Securities, that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as "Debt Securities."

    Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities may, be issued with "original issue discount". The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder (the "OID Regulations"). A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

    In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a DE MINIMIS amount determined under the Code.

    The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public, excluding bond houses, brokers, underwriters or wholesalers. If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the closing date, the issue price for such class will be treated as the fair market value of such class on the closing date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

    Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate, as described below, provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Some Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on those Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of those Debt Securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first distribution date on a Debt Security is either longer or shorter than the interval between subsequent distribution dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the DE MINIMIS rule described below. In the case of a Debt Security with a long first period which has non-DE MINIMIS OID, all stated interest in excess of interest payable at the effective interest rate for the long first

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period will be included in the stated redemption price at maturity and the Debt
Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

    Under the DE MINIMIS rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years--i.e., rounding down partial years--from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report DE MINIMIS OID pro rata as principal payments are received, and the income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all DE MINIMIS OID as well as market discount under a constant interest method.

    Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally, (1) such interest is unconditionally payable at least annually, (2) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (3) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Debt Security. In the case of Compound Interest Securities, certain Interest Weighted Securities, and certain of the other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

    The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the "daily portions" of such OID. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Loans, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

    The amount of OID to be included in income by a holder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (1) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (2) events which have occurred before the end of the accrual period and (3) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease, but not below zero for any period, the portions of OID required to be included in income

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by a holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

    The depositor may adjust the accrual of OID on a class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of Regular Interest Securities could increase.

    Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless the applicable prospectus supplement specifies otherwise, the trustee intends, based on the OID Regulations, to calculate OID on those securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

    A subsequent holder of a Debt Security will also be required to include OID in gross income, but such a holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

    EFFECTS OF DEFAULTS AND DELINQUENCIES. Holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income, including OID, reported by a holder of a security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss, or will be allowed to report a lesser amount of income, to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

    INTEREST WEIGHTED SECURITIES. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying Pass-Through Securities ("Interest Weighted Securities"). The depositor intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by such holder for that security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under
Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. That treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See "--Tax Status as a Grantor Trust--Discount or Premium on Pass-Through Securities."

    VARIABLE RATE DEBT SECURITIES. In the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (1) the yield to maturity of such Debt Securities and (2) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of such securities. Because the proper method of adjusting accruals of OID on a

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
variable rate Debt Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of those securities for federal income tax purposes.

    MARKET DISCOUNT. A purchaser of a security may be subject to the market discount rules of Sections 1276-1278 of the Code. A holder that acquires a Debt Security with more than a prescribed DE MINIMIS amount of "market discount"--generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price--will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the securities are sold, the gain realized. The market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (1) on the basis of a constant yield, in the case of a Pay-Through Security, taking into account a prepayment assumption, or (2) in the ratio of (a) in the case of securities, or in the case of a Pass-Through Security, as set forth below, the loans underlying that security, not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities, or, in the case of a Pass-Through Security, as described below, the loans underlying that security, originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

    Section 1277 of the Code provides that, regardless of the origination date of the Debt Security, or, in the case of a Pass-Through Security, the loans, the excess of interest paid or accrued to purchase or carry a security, or, in the case of a Pass-Through Security, as described below, the underlying loans, with market discount over interest received on that security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security, or in the case of a Pass-Through Security, an underlying loan. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

    PREMIUM. A holder who purchases a Debt Security, other than an Interest Weighted Security to the extent described above, at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on that security, and not as a separate deduction item, on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such class. If a holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments, including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

    ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT. The OID Regulations permit a holder of a Debt Security to elect to accrue all interest, discount (including DE MINIMIS market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a holder of a Debt Security that makes this election for a Debt

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Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

    GENERAL. In the opinion of Brown & Wood LLP, special counsel to the depositor, if a REMIC election is made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as a REMIC as long as all of the provisions of the applicable agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related prospectus supplement.

    Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities, (1) securities held by a mutual savings bank or domestic building and loan association will represent interests in "qualifying real property loans" within the meaning of Code Section 593(d) (assuming that at least 95% of the REMIC's assets are "qualifying real property loans"); (2) securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (3) securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code
Section 856(c)(5)(B), and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (1), (2) or (3) above, then a security will qualify for the tax treatment described in (1), (2) or (3) in the proportion that such REMIC assets are qualifying assets.

REMIC EXPENSES; SINGLE CLASS REMICS

    As a general rule, all of the expenses of a REMIC will be taken into account by holders of certificates representing a Residual Interest (the "Residual Interest Securities"). In the case of a single class REMIC, however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder", including certain pass-through entities but not including real estate investment trusts, those expenses will be deductible only to the extent that those expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of that holder's adjusted gross income. In addition the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the applicable amount, or (2) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to a holder. In general terms, a single class REMIC is one that either (1) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or (2) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. In most cases, the expenses of the REMIC will be allocated to holders of the related Residual Interest Securities.

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TAXATION OF THE REMIC

    GENERAL. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

    CALCULATION OF REMIC INCOME. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (1) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (2) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a "pass-through interest holder", including certain pass-through entities, but not including real estate investment trusts, will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income.

    For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day, which is generally, the day that the interests are issued. That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

    The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the DE MINIMIS rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which holders of Pay-Through Securities accrue OID (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include such discount in income, but without regard to the DE MINIMIS rules. See "Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

    To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans, taking into account the Prepayment Assumption, on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

    PROHIBITED TRANSACTIONS AND CONTRIBUTIONS TAX. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

        (1) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

        (2) subject to a limited exception, the sale or other disposition of a cash flow investment;

        (3) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

        (4) the receipt of any fees or other compensation for services rendered by the REMIC.

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
It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

    The holder of a Residual Interest Security will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders on that day of the Residual Interest Securities in proportion to their respective holdings on such day.

    The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount. If this occurs, it is likely that cash distributions will exceed taxable income in later years. Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

    In any event, because the holder of a Residual Interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

    LIMITATION ON LOSSES. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Security will initially equal the holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased, but not below zero, by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which the holders should consult their tax advisers.

    DISTRIBUTIONS. Distributions on a Residual Interest Security, whether at their scheduled times or as a result of prepayments, will generally not result in any additional taxable income or loss to a holder of a Residual Interest

    SECURITY. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain, treated as gain from the sale of the Residual Interest Security, to the extent of that excess.

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
    Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange.

    EXCESS INCLUSIONS. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on the holder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, the holder's excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends, or other distributions, paid by the real estate investment trust, or other entity, would be treated as excess inclusion income. If a Residual Security is owned by a foreign person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "--Tax Treatment of Foreign Investors."

    The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions, or thrift institutions, to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

    In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

    Furthermore, the Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift savings associations, repealed the application of Code section 593 (d) to any taxable year beginning after December 31, 1995.

    The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of
(1) 120% of the long term applicable federal rate on the Startup Day multiplied by (2) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price, calculated in a manner analogous to the determination of the issue price of a Regular Interest, increased by the aggregate of the daily accruals for prior calendar quarters, and decreased, but not below zero, by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

    Under the REMIC Regulations, in certain circumstances, transfers of Residual Securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

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    RESTRICTIONS ON OWNERSHIP AND TRANSFER OF RESIDUAL INTEREST SECURITIES.  As
a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable pooling and servicing agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

    If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988, including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee, that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

    Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (1) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See "--Tax Treatment of Foreign Investors."

    The IRS has issued proposed Treasury regulations that would add to the conditions necessary to ensure that a transfer of a noneconomic residual interest would be respected for federal income tax purposes. The proposed additional condition provides that the transfer of a noneconomic residual interest will not qualify under this safe harbor unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of: (i) any consideration given to the transferee to acquire the interest (the inducement payment), (ii) future distributions on the interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the applicable federal rate and the transferee's cost of borrowing. The proposed effective date for the changes is February 4, 2000.

    MARK TO MARKET RULES. Prospective purchasers of a REMIC Residual Interest Security should be aware that the IRS recently finalized regulations which provide that a Residual Interest acquired after January 3, 1995 cannot be marked to market.

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ADMINISTRATIVE MATTERS

    The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

    GENERAL. As specified in the related prospectus supplement if a REMIC or partnership election is not made, in the opinion of Brown & Wood LLP, special counsel to the depositor, the trust fund relating to a series of securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation (the securities of such series, "Pass-Through Securities"). In some series there will be no separation of the principal and interest payments on the loans. In those circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the loans. In other cases ("Stripped Securities"), sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

    Each holder must report on its federal income tax return its share of the gross income derived from the loans, not reduced by the amount payable as fees to the trustee and the servicer and similar fees, at the same time and in the same manner as such items would have been reported under the holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the fees to the trustee and the servicer. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a Security will generally be entitled to deduct the fees to the trustee and the servicer under Section 162 or Section 212 of the Code to the extent that those fees represent "reasonable" compensation for the services rendered by the trustee and the servicer, or third parties that are compensated for the performance of services. In the case of a noncorporate holder, however, fees to the trustee and the servicer, to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation, will be deductible in computing that holder's regular tax liability only to the extent that those fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which amount will be adjusted for inflation in taxable years beginning after 1990, will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the applicable amount or (2) 80% of the amount of itemized deductions otherwise allowable for that taxable year.

    DISCOUNT OR PREMIUM ON PASS-THROUGH SECURITIES. The holder's purchase price of a Pass-Through Security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee, to the extent necessary to fulfill its reporting obligations, will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan, other than to a right to receive any accrued interest thereon and any undistributed principal payments, is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

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
    The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed DE MINIMIS amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory DE MINIMIS exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the loans underlying the Pass-Through Security, rather than with respect to the security. A holder that acquires an interest in a loan originated after July 18, 1984 with more than a DE MINIMIS amount of market discount--generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price--will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities--Market Discount" and "--Taxation of Debt Securities--Premium" above.

    In the case of market discount on a Pass-Through Security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of such discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

    STRIPPED SECURITIES. A Stripped Security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive specified payments of both interest and principal. Some Stripped Securities ("Ratio Strip Securities") may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

    Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points--i.e. 1% interest on the loan principal balance--or securities are initially sold with a DE MINIMIS discount, assuming no prepayment assumption is required, any non-DE MINIMIS discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

    The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and OID rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for those securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related prospectus supplement. In applying the calculation to Pass-Through Securities, the trustee will

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
treat all payments to be received by a holder with respect to the underlying mortgage loans as payments on a single installment obligation. The IRS could, however, assert that OID must be calculated separately for each loan underlying a security.

    Under certain circumstances, if the loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a holder's recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a holder's recognition of income.

    In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to Security holders as OID, in the manner described above for Interest Weighted Securities.

    POSSIBLE ALTERNATIVE CHARACTERIZATIONS. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that (1) in certain series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in mortgage loans and an installment obligation consisting of stripped principal payments; (2) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Proposed Regulations; or (3) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped interest payments.

    Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

    CHARACTER AS QUALIFYING LOANS. In the case of Stripped Securities there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loan's character is not carried over to the securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent "qualifying real property loans" within the meaning of Section 593(d) of the Code, "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code, and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code. Interest income attributable to the securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" with the meaning of
Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

SALE OR EXCHANGE

    Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder's tax basis in its security is the price such holder pays for a security, plus amounts of original issue or market discount included in income and reduced by any payments received, other than qualified stated interest payments, and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of the amount that would have been includible in the holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over the amount of ordinary income actually recognized by the holder with respect to such Regular Interest Security. The maximum tax rate on ordinary income for individual taxpayers is 39.6% and the

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
maximum tax rate on long-term capital gains for such taxpayers is 20%. The maximum tax rate on both ordinary income and long-term capital gains of corporate taxpayers is 35%.

MISCELLANEOUS TAX ASPECTS

    BACKUP WITHHOLDING. Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder, other than a holder of a REMIC Residual Security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security

        (1) fails to furnish the trustee with its taxpayer identification number ("TIN");

        (2) furnishes the trustee an incorrect TIN;

        (3) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

        (4) under certain circumstances, fails to provide the trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding.

Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the backup withholding and information reporting rules described above. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Holders should consult their tax advisers as to their current qualification for exemption from backup withholding and the procedure for obtaining the exemption, as well as any future changes as a result of the New Regulations.

    The trustee will report to the holders and to the servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the securities.

TAX TREATMENT OF FOREIGN INVESTORS

    Subject to the discussion below with respect to trust funds as to which a partnership election is made, under the Code, unless interest, including OID, paid on a security, other than a Residual Interest Security, is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("nonresidents"), such interest will normally qualify as portfolio interest (except where (1) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (2) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate, unless such rate were reduced or eliminated by an applicable tax treaty, on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresidents. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

    Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder. They will, however, generally be subject to the regular United States income tax.

    Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30%, or lower treaty rate, withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed, or when the Residual Interest Security is disposed of. The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Those regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all Federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions."

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

    Brown & Wood LLP, special counsel to the depositor, will deliver its opinion that a trust fund for which a partnership election is made will not be an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that (1) the trust fund will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the certificates has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

    If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any such tax that is unpaid by the trust fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

    TREATMENT OF THE NOTES AS INDEBTEDNESS. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Special counsel to the depositor will, except as otherwise provided in the related prospectus supplement, advise the depositor that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

    OID, INDEXED SECURITIES, ETC. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Indexed Securities or Strip notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the notes, i.e., any excess of the principal amount of the notes over their issue price, does not exceed a DE MINIMIS amount, i.e., 1/4% of their principal amount multiplied by the number of full years included in their term, all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to such notes will be disclosed in the applicable prospectus supplement.

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
    INTEREST INCOME ON THE NOTES. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with such noteholder's method of tax accounting. Under the OID regulations, a holder of a note issued with a DE MINIMIS amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

    A holder of a note that has a fixed maturity date of not more than one year from the issue date of that note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note, and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note. However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

    SALE OR OTHER DISPOSITION. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by such noteholder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by such noteholder with respect to that note. Any gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

    FOREIGN HOLDERS. Interest payments made (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-United States person, a foreign person, generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person
(1) is not actually or constructively a "10 percent shareholder" of the trust or the seller, including a holder of 10% of the outstanding certificates, or a "controlled foreign corporation" with respect to which the trust or the seller is a "related person" within the meaning of the Code and (2) provides the owner trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8 BEN or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 BEN or substitute form provided by the foreign person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty. The New Regulations which make certain modifications to the withholding and information reporting

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
rules described above. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

    Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that (1) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (2) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

    BACKUP WITHHOLDING. Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

    The New Regulations described above also make certain modifications to the backup withholding and information reporting rules. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

    POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of special counsel to the depositor, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above, and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities, including pension funds, would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

    TREATMENT OF THE TRUST FUND AS A PARTNERSHIP. The trust fund and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

    A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

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    INDEXED SECURITIES, ETC.  The following discussion assumes that all payments on the securities are denominated in U.S. dollars, none of the certificates are Indexed Securities or Strip Securities, and that a series of securities includes a single class of securities. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

    PARTNERSHIP TAXATION. As a partnership, the trust fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the loans, including appropriate adjustments for market discount, OID and bond premium, and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

    The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of

        (1) the interest that accrues on the certificates in accordance with their terms for such month, including interest accruing at the Pass Through Rate for such month and interest on amounts previously due on the certificates but not yet distributed;

        (2) any trust fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the certificates over their initial issue price;

        (3) prepayment premium payable to the certificateholders for such month; and

        (4) any other amounts of income payable to the certificateholders for such month.

Such allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor or the seller. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

    All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

    An individual taxpayer's share of expenses of the trust fund, including fees to the servicer but not interest expense, would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the trust fund.

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    The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

    DISCOUNT AND PREMIUM. It is believed that the loans were not issued with OID, and, therefore, the trust should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.

    If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include any discount in income currently as it accrues over the life of the loans or to offset any such premium against interest income on the loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to certificateholders.

    SECTION 708 TERMINATION.  Pursuant to final Treasury regulations issued
May 9, 1997 under Section 708 of the Code, a sale or exchange of 50 percent or more of the capital and profits in the trust fund within a 12-month period would cause a deemed contribution of assets of the trust fund (the "old partnership") to a new partnership in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

    DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income, includible in income, and decreased by any distributions received with respect to such

    CERTIFICATE. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that certificate.

    Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

    If a holder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the certificates.

    ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before the actual transaction.

    The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable

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
income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

    SECTION 754 ELECTION. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make such election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

    ADMINISTRATIVE MATTERS. The owner trustee is required to keep or have kept complete and accurate books of the trust fund. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-1 information to nominees that fail to provide the trust fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

    Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. That information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

    The depositor will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

    TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under

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facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for such purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to
Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8, BEN IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

    Each foreign holder might be required to file a U.S. individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust on Form W-8 or similar form in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments. The New Regulations make certain modifications to the withholding and information reporting rules described above. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

    BACKUP WITHHOLDING. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. The New Regulations described above also make certain modifications to the backup withholding and information reporting rules. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

FASIT SECURITIES

    GENERAL

    The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996, became effective on September 1, 1997 and created a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities. On February 4, 2000, the IRS and Treasury Department issued proposed Treasury regulations on FASITs. The regulations generally would not be effective until final regulations are filed with the federal register. However, it appears that certain anti-abuse rules would apply as of February 4, 2000. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT holders of securities. Investors also should note that the FASIT discussion contained herein constitutes only a summary of the federal income tax consequences to holders of FASIT Securities. With respect to each series of FASIT Securities, the related prospectus supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

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
    FASIT Securities will be classified as either FASIT Regular Securities, which generally will be treated as debt for federal income tax purposes, or FASIT Ownership Securities, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related series FASIT. The prospectus supplement for each series of securities will indicate whether one or more FASIT elections will be made for that series and which securities of such series will be designated as Regular Securities, and which, if any, will be designated as Ownership Securities.

    QUALIFICATION AS A FASIT

    The trust fund underlying a series, or one or more designated pools of assets held in the trust fund, will qualify under the Code as a FASIT in which the FASIT Regular Securities and the FASIT Ownership Securities will constitute the "regular interests" and the "ownership interests," respectively, if (1) a FASIT election is in effect, (2) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the holders of securities" interests in the FASIT are met on a continuing basis, and (3) the trust fund is not a regulated investment company as defined in Section 851(a) of the Code. Moreover, the qualification as a FASIT of any trust for which a FASIT election is made (a "FASIT Trust") depends on the trust's ability to satisfy the requirements of the FASIT provisions on an ongoing basis, including, without limitation, the requirements of any final Treasury regulations that may be promulgated in the future under the FASIT provisions or as a result of any change in applicable law. Thus, no assurances can be made regarding the qualification as a FASIT of any FASIT Trust for which a FASIT election is made at any particular time after the issuance of securities by the FASIT Trust.

    ASSET COMPOSITION

    In order for a trust fund, or one or more designated pools of assets held by a trust fund, to be eligible for FASIT status, substantially all of the assets of the trust fund, or the designated pool, must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include

        (1) cash or cash equivalents,

        (2) debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate,

        (3) foreclosure property,

        (4) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests,

        (5) contract rights to acquire qualifying debt instruments or qualifying hedging instruments,

        (6) FASIT regular interests, and

        (7) REMIC regular interests.

Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

    INTERESTS IN A FASIT

    In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (1) one or more classes of regular interests or (2) a single class of ownership interest that is held by a fully taxable

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domestic C corporation. In the case of series that include FASIT Ownership
Securities, the ownership interest will be represented by the FASIT Ownership Securities.

    A FASIT interest generally qualifies as a regular interest if

        (1) it is designated as a regular interest,

        (2) it has a stated maturity no greater than thirty years,

        (3) it entitles its holder to a specified principal amount,

        (4) the issue price of the interest does not exceed 125% of its stated principal amount,

        (5) the yield to maturity of the interest is less than the applicable Treasury rate published by the Service plus 5%, and

        (6) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount.

Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interests--i.e., certain qualified floating rates and weighted average rates. See "Federal Income Tax Considerations--Taxation of Debt Securities--Variable Rate Debt Securities."

    If a FASIT Security fails to meet one or more of the requirements set out in clauses (3), (4), or (5), but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if a FASIT Security fails to meet the requirement of clause (6), but the interest payable on the security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the security also will qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic C corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs, and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See "Federal Income Tax Considerations--FASIT Securities--Tax Treatment of FASIT Regular Securities--Treatment of High-Yield Interests."

    ANTI-ABUSE RULE. Under proposed Treasury regulations, the Commissioner of Internal Revenue (the "Commissioner") may make appropriate adjustments with regard to the FASIT and any arrangement or transaction involving the FASIT if a principal purpose of forming or using the FASIT is to achieve results inconsistent with the intent of the FASIT provisions and the FASIT regulations. This determination would be based on all of the facts and circumstances, including a comparison of the purported business purpose for a transaction and the claimed tax benefits resulting from the transaction.

    CONSEQUENCES OF THE FAILURE OF THE FASIT TRUST TO QUALIFY AS A FASIT. If a FASIT Trust fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, proposed Treasury regulations provide that its FASIT status would be lost for that year and the FASIT Trust will be unable to elect FASIT status without the Commissioner's approval. If FASIT status is lost, under proposed Treasury regulations the entity classification of the former FASIT (the "New Arrangement") is determined under general federal income tax principles. The holder of the FASIT Ownership Security is treated as exchanging the New Arrangement's assets for an amount equal to their value and gain recognized is treated as gain from a prohibited transaction that is subject to the 100 percent tax, without exception. Loss, if any, is disallowed. In addition, the holder of the FASIT Ownership Security must recognize cancellation of indebtedness income, on a regular interest by regular interest basis, in an amount equal to the adjusted issue price of each FASIT Regular Note outstanding immediately before the cessation over its fair market value. If the holder of the FASIT Ownership Security has a continuing economic interest in the New Arrangement, the characterization of this interest is determined under general federal income tax principles. Holder of FASIT Regular Notes are treated as exchanging their Notes for interests in the New Arrangement, the classification of which is determined under general federal income tax principles. Gain is

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recognized to the extent the new interest either does not qualify as debt or differs either in kind or extent. The basis of the interest in the New Arrangement equals the basis in the FASIT Regular Note increased by any gain recognized on the exchange.

    TAX TREATMENT OF FASIT REGULAR SECURITIES

    GENERAL. Payments received by holders of FASIT Regular Securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC Regular Securities. As in the case of holders of REMIC Regular Securities, holders of FASIT Regular Securities must report income from such securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Securityholder and a principal payment on such Security will be treated as a return of capital to the extent that the Securityholder's basis is allocable to that payment. FASIT Regular Securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on those securities in the same manner described for REMIC Regular Securities. See "Federal Income Tax Considerations--Taxation of Debt Securities," "--Market Discount," and "--Premium" above. High-Yield Securities may be held only by fully taxable domestic C corporations, other FASITs, and certain securities dealers. Holders of High-Yield Securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those securities.

    If a FASIT Regular Security is sold or exchanged, the holder generally will recognize gain or loss upon the sale in the manner described above for REMIC Regular Securities. See "Federal Income Tax Considerations--Sale or Exchange." In addition, if a FASIT Regular Security becomes wholly or partially worthless as a result of default and delinquencies on the underlying assets, the holder of such Security should be allowed to deduct the loss sustained, or alternatively be able to report a lesser amount of income. However, the timing and character of such losses in income are uncertain. See "Federal Income Tax Considerations--Taxation of Debt Instruments--Effects of Default and Delinquencies."

    FASIT Regular Securities held by a REIT will qualify as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, and interest on those securities will be considered Qualifying REIT Interest to the same extent that REMIC Securities would be so considered. FASIT Regular Securities held by a Thrift Institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Code Section 7701(a)(19) to the same extent that REMIC Securities would be so considered. See "Federal Income Tax Considerations--Taxation of Debt Securities--Status as Real Property Loans." In addition, FASIT Regular Securities held by a financial institution to which Section 585 of the Code applies will be treated as evidences of indebtedness for purposes of Section 582(c)(1) of the Code. FASIT Securities will not qualify as "Government securities" for either REIT or RIC qualification purposes.

    TREATMENT OF HIGH-YIELD INTERESTS

    High-Yield Interests are subject to special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from their FASIT Security with losses. High-Yield Interests may be held only by Eligible Corporations, other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the High-Yield Interest.

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    The holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

    TAX TREATMENT OF FASIT OWNERSHIP SECURITIES

    A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. In general, the character of the income to the holder of a FASIT Ownership Interest will be the same as the character of the income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount, and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Security as are the holders of High-Yield Interests. See "Federal Income Tax Considerations--FASIT Securities--Tax Treatment of FASIT Regular Securities--Treatment of High-Yield Interests."

    Rules similar to the wash sale rules applicable to REMIC Residual Securities also will apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of the security acquires any other FASIT Ownership Security or, in the case of a FASIT holding mortgage assets, any interest in a taxable mortgage pool, that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT Ownership Security was required to be marked-to-market under Code section 475 by such holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be the greater of the securities" value under present law or the securities" value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semiannually.

    The holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include:

        (1) the receipt of income derived from assets that are not permitted assets,

        (2) certain dispositions of permitted assets,

        (3) the receipt of any income derived from any loan originated by a FASIT, and

        (4) in certain cases, the receipt of income representing a servicing fee or other compensation.

Any series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

    Under proposed Treasury regulations, if a non-U.S. person holds (either directly or through a vehicle which itself is not subject to U.S. federal income tax such as a partnership or a trust) a FASIT Regular Security and a "conduit debtor" pays or accrues interest on a debt instrument held by such FASIT, any interest received or accrued by the non-U.S. person FASIT Regular Securityholder is treated as received or accrued from the conduit debtor. The proposed Treasury regulations state that a debtor is a conduit debtor if the debtor is a U.S. person or the United States branch of a non-U.S. person and the non-U.S. person regular interest holder is
(1) a "10 percent shareholder" of the debtor, (2) a "controlled foreign corporation" and the debtor is a related person with respect to the controlled foreign corporation or (3) related to the debtor. As set forth above, the proposed Treasury regulations would not be effective until final regulations are filed with the federal register.

    BACKUP WITHHOLDING, REPORTING AND TAX ADMINISTRATION

    Holders of FASIT Securities will be subject to backup withholding to the same extent holders of REMIC Securities would be subject. See "Federal Income Tax Considerations--Miscellaneous Tax Aspects--Backup Withholding." For purposes of reporting and tax administration, holders of record of FASIT Securities generally will be treated in the same manner as holders of REMIC Securities.

    DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.

                            STATE TAX CONSIDERATIONS

    In addition to the federal income tax consequences described in "Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

    ERISA and Section 4975 of the Code impose certain restrictions on employee benefit plans subject to ERISA and on plans and other arrangements subject to
Section 4975 of the Code, and on persons who are parties in interest or disqualified persons with respect to those plans. Certain employee benefit plans, such as governmental plans and church plans, if no election has been made under Section 410(d) of the Code, are not subject to the restrictions of ERISA, and assets of such plans may be invested in the securities without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section
501(a) of the Code is subject to the prohibited transaction rules set forth in
Section 503 of the Code.

    Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

    Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest with respect to a Plan from engaging in certain transactions ("prohibited transactions") involving a Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes, or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA, on parties in interest which engage in non-exempt prohibited transactions.

    Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities--for example, Prohibited Transaction Class Exemption ("PTE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; PTE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest; PTE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest; PTE 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest; or PTE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager". There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions would not apply to transactions involved in operation of the Trust if, as described below, the assets of the Trust were considered to include Plan assets.

    DOL has issued a final regulation (29 C.F.R. Section 2510.3-101) (the "Plan Assets Regulation") containing rules for determining what constitutes the assets of a Plan. The Plan Assets Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an investment in an "equity interest" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

    Under the terms of the Plan Assets Regulation, the trust fund may be deemed to hold plan assets by reason of a Plan's investment in a security; the plan assets would include an undivided interest in the primary assets and any other assets held by the trust fund. In that event, persons providing services with respect to the assets of the trust fund may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Section 4975 of the Code), with respect to transactions involving such assets unless such transactions are subject to a statutory, regulatory or administrative exemption.

    The "look-through" rule of the Plan Assets Regulation does not apply if the interest acquired by the Plan is treated as indebtedness under applicable local law and has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be "equity interests" under the final regulation. If notes of a particular series were deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such notes, but not, by reason of such purchase, the underlying assets of the trust fund. The prospectus supplement related to a series will indicate the expected treatment of the securities in that series under the Plan Assets Regulation.

    If the interest is an "equity interest," the Plan Assets Regulation creates an exception if the class of equity interests in question is: (1) "widely held" (held by 100 or more investors who are independent of the Depositor and each other); (2) freely transferable; and (3) sold as part of an offering pursuant to
(A) an effective registration statement under the Securities Act of 1933, and then subsequently registered under the Securities Exchange Act of 1934 or
(B) an effective registration statement under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 ("Publicly Offered Securities"). In addition, the regulation provides that if at all times more than 75% of the value of each class of equity interests in an entity is held by investors other than benefit plan investors (which is defined as including Plans, employee benefit plans as defined under ERISA, whether or not they are subject to ERISA, and any entity whose underlying assets include plan assets by reason of a plan's investment in the entity), the investing Plan's assets will not include any of the underlying assets of the entity in which it has invested.

    If the security is an "equity interest" under the Plan Assets Regulation and no exception applies, an exemption may be available. On February 22, 1991, the DOL granted to Lehman Brothers Inc. an administrative exemption, Prohibited Transaction Exemption 91-14 (Application No. D-7958, 56 Fed. Reg. 75414) (the "Exemption"), from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of securities representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. These securities may include the certificates. The obligations covered by the Exemption include obligations such as the primary assets, other than private securities which are not insured or guaranteed by the United States or an agency or instrumentality thereof, or home improvement contracts that are unsecured. The Exemption will apply to the acquisition, holding and resale of the securities by a Plan, if a number of conditions (some of which are described below) are met.

    Among the conditions which must be satisfied for the Exemption to apply are the following:

        (1) The acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

        (2) The rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

        (3) The certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Ratings Group, Moody's Investors Service, Inc. or Fitch, Inc.;

        (4) The sum of all payments made to the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates. The sum of all payments made to and retained by the seller pursuant to the sale of the obligations to the trust represents not more than the fair market value of such obligations. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the related servicing agreement and reimbursement of the servicer's reasonable expenses in connection therewith;

        (5) The trustee must not be an affiliate of any other member of the Restricted Group (as defined below); and

        (6) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange SEC under the Securities Act of 1933.

    On July 21, 1997, the DOL published in the Federal Register an amendment to the Exemption, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month period following the closing date (the "pre-funding period"), instead of requiring that all such receivables be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

        (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the "pre-funding limit") must not exceed twenty-five percent (25%).

        (2) All receivables transferred after the closing date (the "additional obligations") must meet the same terms and conditions for eligibility as the original receivables used to create the trust, which terms and conditions have been approved by a rating agency.

        (3) The transfer of additional obligations to the trust during the funding period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the funding period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

        (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the receivables in the trust at the end of the funding period must not be more than 100 basis points lower than the average interest rate for the receivables transferred to the trust on the closing date.

        (5) In order to insure that the characteristics of the additional obligations are substantially similar to the original receivables which were transferred to the trust:

           (a) the characteristics of the additional obligations must be monitored by an insurer or other enhancement provider that is independent of the depositor; or

           (b) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/ or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the receivables transferred to the trust as of the closing date.

        (6) The funding period must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the agreement or an event of default under the pooling and servicing agreement occurs.

        (7) Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

        (8) The related prospectus or prospectus supplement must describe:

           (a) any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

           (b) the duration of the funding period;

           (c) the percentage and/or dollar amount of the pre-funding limit for the trust; and

           (d) that the amounts remaining in the pre-funding account at the end of the funding period will be remitted to certificateholders as repayments of principal.

        (9) The related agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

    The trust also must meet the following requirements:

        (1) the corpus of the trust must consist solely of assets of the type which have been included in other investment pools;

        (2) securities in such other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's, Moody's or Fitch for at least one year prior to the Plan's acquisition of securities; and

        (3) securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of securities.

    Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities in a trust holding receivables as to which the fiduciary or its affiliates is an obligor provided that, among other requirements:

        (1) in the case of an acquisition in connection with the initial issuance of securities, at least fifty (50) percent of each class of securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty (50) percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group;

        (2) such fiduciary (or its affiliate) is an obligor with respect to five
    (5) percent or less of the fair market value of the obligations contained in the trust;

        (3) a Plan's investment in securities does not exceed twenty-five (25) percent of all of the securities outstanding after the acquisition; and

        (4) immediately after the acquisition, no more than twenty-five (25) percent of the assets of any Plan for which such person is a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity.

    The Exemption does not apply to Plans sponsored by the depositor, the underwriters of the securities, the trustee, any servicer, any obligor with respect to obligations included in a trust fund constituting more than five (5) percent of the aggregate unamortized principal balance of the assets in a trust fund, or any affiliate of such parties (the "Restricted Group").

    Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the potential application of the Exemption to the purchase and holding of the securities and the potential consequences to their specific circumstances, prior to making an investment in the securities. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

    Unless otherwise specified in the related prospectus supplement, the securities will not constitute "mortgage related securities" under SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the securities constitute legal investments for them.

                                    RATINGS

    It will be a requirement for issuance of any series that the securities offered by this prospectus and the related prospectus supplement be rated by at least one Rating Agency in one of its four highest applicable rating categories. The rating or ratings applicable to securities of each series offered hereby and by the related prospectus supplement will be as set forth in the related prospectus supplement. A securities rating should be evaluated independently of similar ratings on different types of securities. A securities rating does not address the effect that the rate of prepayments on loans or underlying loans, as applicable, for a series may have on the yield to investors in the securities of the series.

                              PLAN OF DISTRIBUTION

    The depositor may offer each series of securities through Lehman Brothers Inc. or one or more other firms that may be designated at the time of each offering of the securities. The participation of Lehman Brothers in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The prospectus supplement relating to each series of securities will set forth the specific terms of the offering of the series of securities and of each class within the series, the names of the underwriters, the purchase price of the securities, the proceeds to the depositor from such sale, any securities exchange on which the securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to dealers. The place and time of delivery of each series of securities will also be set forth in the prospectus supplement relating to that series. Lehman Brothers is an affiliate of the depositor.

                                 LEGAL MATTERS

    Unless otherwise specified in the related prospectus supplement, legal matters in connection with the securities will be passed upon for the depositor by Brown & Wood LLP, New York, New York.

                             AVAILABLE INFORMATION

    Copies of the registration statement of which this prospectus forms a part and the exhibits thereto are on file at the offices of the SEC in Washington, D.C. Copies may be obtained at rates prescribed by the SEC upon request to the SEC, and may be inspected, without charge, at the offices of the SEC, 450 Fifth Street, N.W., Washington, D.C.

    A trust fund formed to issue securities under this prospectus will be subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files, for the required period of time, reports and other information with the SEC. Those reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of that material can also be obtained from the Public Reference Section of the SEC, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a Web site at http:**www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the depositor, that file electronically with the SEC.

                             INDEX OF DEFINED TERMS

TERM                                                            PAGE
----                                                          --------
Assumed Reinvestment Rate...................................      8
Cash Flow Bond Method.......................................     69
Code........................................................     56
Depositor Securities........................................     54
Disqualified Organization...................................     66
Eligible Corporations.......................................     81
Enhancement.................................................      7
Exemption...................................................     85
FASIT Qualification Test....................................     80
Interest Weighted Securities................................     60
IO..........................................................     80
New Regulations.............................................     71
OID Regulations.............................................     57
Pass-Through Securities.....................................     67
Pay-Through Security........................................     59
Plan Assets Regulation......................................     84
Prepayment Assumption.......................................     59
PS Agreement................................................     15
PS Servicer.................................................     15
PS Sponsor..................................................     15
PS Trustee..................................................     15
PTE.........................................................     84
Publicly Offered Securities.................................     85
Ratio Strip Securities......................................     68
RCRA........................................................     46
Regular Interest Securities.................................     57
Residual Interest Securities................................     62
Restricted Group............................................     88
Short-Term Note.............................................     73
Stripped Securities.........................................     67
U.S. Person.................................................     56

                                  $375,000,000
                                 (APPROXIMATE)
                           SOVEREIGN BANK HOME EQUITY
                               LOAN TRUST 2000-1

                                HOME EQUITY LOAN
                           ASSET-BACKED CERTIFICATES
                                 SERIES 2000-1

                                SOVEREIGN BANK,
                         AS SELLER AND MASTER SERVICER

                            LEHMAN ABS CORPORATION,
                                  AS DEPOSITOR

                            ------------------------

                             PROSPECTUS SUPPLEMENT
                               NOVEMBER   , 2000
                            ------------------------

                                LEHMAN BROTHERS
                              SALOMON SMITH BARNEY